UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
__________________________
SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
__________________________

Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
OUTFRONT Media Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

90 Park Avenue, 9th Floor
New York, New York 10016

April 21, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of OUTFRONT Media Inc. on June 3, 2026, at 10:00 a.m., Eastern Time. In order to provide expanded access, improved communication and cost savings for our stockholders, the Annual Meeting will again be a virtual meeting. You will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/OUT2026 and by following the procedures set forth in the proxy materials.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting by webcast, we strongly urge you to cast your vote promptly. The enclosed materials contain instructions on how you can exercise your right to vote over the internet, by telephone or by mail.

Thank you for your continued support of OUTFRONT Media Inc.

Sincerely,

NICOLAS BRIEN
Chief Executive Officer

90 Park Avenue, 9th Floor
New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To OUTFRONT Media Inc. Stockholders:

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of OUTFRONT Media Inc., a Maryland corporation (the “Company”), will be held on June 3, 2026, at 10:00 a.m., Eastern Time, via a live audio webcast located at www.virtualshareholdermeeting.com/OUT2026. The Annual Meeting will be held to consider and vote upon the following proposals:

1.To elect the director nominees named in the accompanying proxy statement, each to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.
2.To ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2026.
3.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement.
4.To approve the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan.
5.To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 10, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Your vote is important to us. You may cast your vote over the internet, by telephone, or by mail.

The proxy materials are first being made available to stockholders on or about April 21, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 3, 2026: the Company’s proxy statement and 2025 annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,

LOUIS J. CAPOCASALE
Corporate Secretary
April 21, 2026

-i-

90 Park Avenue, 9th Floor
New York, New York 10016

PROXY STATEMENT

April 21, 2026

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What are proxy materials?

OUTFRONT Media Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), made these proxy materials available to you via the internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of the Company of proxies to be exercised at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 3, 2026, at 10:00 a.m., Eastern Time, via a live audio webcast, and at any postponement or adjournment of the Annual Meeting. The Notice of Internet Availability of Proxy Materials, proxy statement and form of proxy are being distributed and made available on the internet on or about April 21, 2026, to all stockholders entitled to notice of, and to vote at, the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting via webcast and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the U.S. Securities and Exchange Commission (the “SEC”) rules, and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, the Notice of Annual Meeting of Stockholders, an annual report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2025, and the proxy card or a voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the close of business on
April 10, 2026 (the “Record Date”) on or about April 21, 2026. Stockholders receiving a Notice of Internet Availability of Proxy Materials by mail will not receive a printed copy of proxy materials, unless they so request. Instead, the Notice of Internet Availability of Proxy Materials will instruct stockholders as to how they may access and review proxy materials on the internet. Stockholders who receive a Notice of Internet Availability of Proxy Materials by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction form, should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials. Stockholders who currently receive printed copies of proxy materials who would like to receive future copies of these documents electronically instead of by mail should follow the instructions for requesting electronic delivery set forth in the proxy card, the form of which is included with this proxy statement.

I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for a Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, including this proxy statement and the annual report to stockholders, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials, proxy statement or annual report of stockholders, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, please notify your broker if your shares are held in a brokerage account, or the Company’s Corporate Secretary at the address or telephone number below if you hold registered shares. If you have multiple accounts in your name or share an address with other stockholders, you may also request “householding” and authorize your broker to discontinue mailings of multiple copies of the Notice of

Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, by notifying your broker if your shares are held in a brokerage account, or the Company’s Corporate Secretary at the address or telephone number below if you hold registered shares. Upon request, we will deliver promptly a copy of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders, as applicable, to stockholders at a shared address to which a single copy of these documents was delivered. Stockholders can submit this request by contacting the Company’s Corporate Secretary, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016, (212) 297-6400.

What items of business will be voted on at the Annual Meeting?

There are 4 proposals scheduled to be considered and voted on at the Annual Meeting:

•Proposal No. 1: The election of the director nominees named in this proxy statement, each to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies.

•Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2026.

•Proposal No. 3: The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

•Proposal No. 4: The approval of the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Amended and Restated Omnibus SIP”).

How does the board of directors recommend I vote on these proposals?

•“FOR” election of each of the director nominees named in this proxy statement.

•“FOR” ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2026.

•“FOR” approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

•“FOR” approval of the Amended and Restated Omnibus SIP.

Who is entitled to vote at the Annual Meeting?

Stockholders as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 176,051,481 shares of our common stock, par value $0.01 per share (“common stock”), outstanding. You are entitled to one vote for each share of common stock held by you as of the Record Date.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was provided to you directly. As the stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting by webcast.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting by webcast and may be eligible to vote their shares at the Annual Meeting using the procedures outlined by their broker or other nominee. Certain street name holders may be required to follow broker’s procedures for obtaining a “legal proxy,” which may take several days to obtain. The material from your broker, bank or other nominee will include a voting instruction form or other document by which you may instruct your broker, bank or other nominee how to vote your shares.

A quorum is required for our stockholders to conduct business at the Annual Meeting. Under the Company’s Amended and Restated Bylaws (the “Bylaws”), the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum at the Annual Meeting.

Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.

What votes are required with respect to each proposal?

Proposal No. 1, the director nominees will be elected by the affirmative vote of a majority of the votes cast with regard to each such nominee, which means that the number of votes “for” each nominee must exceed the number of votes “against” such nominee.

Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal.

Proposal No. 3, the non-binding advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal. As an advisory vote, this proposal is not binding. However, the Board will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal No. 4, the approval of the Amended and Restated Omnibus SIP, requires the affirmative vote of a majority of the votes cast on the matter, which means that the number of votes “for” the proposal must exceed the number of votes “against” the proposal.

How are votes counted?

With respect to each of Proposals Nos. 1, 2, 3 and 4 you may vote “for”, “against” or “abstain” from voting on any such proposal.

A broker non-vote occurs when there are both routine and non-routine matters on the proxy card and shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from the beneficial owner of such shares. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the Annual Meeting, only Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026, is considered a routine matter. Your broker will therefore not have discretion to vote on Proposals Nos. 1, 3 and 4 but will have discretion to vote on Proposal No. 2. Thus, if you do not provide voting instructions and your broker exercises its discretionary authority to vote your shares on Proposal No. 2, there will be corresponding broker non-votes on Proposals Nos. 1, 3 and 4.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of Proposals Nos. 1, 2, 3 and 4 abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

If any nominee for director in an uncontested election receives a greater number of “against” votes than votes “for” his or her election (a “Majority Against Vote”), the nominee has not received the requisite votes needed to be elected to the Board, and accordingly, the Company’s Corporate Governance Guidelines require that such incumbent director nominee promptly tender a written offer of resignation to the Chairman of the Board. The Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) will promptly consider the director’s offer of resignation and recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Against Vote. In making this recommendation, the Nominating and Governance Committee will consider all factors deemed relevant by its members, including, without limitation, the stated reason or reasons why the stockholders voted “against” the election of the applicable director (if ascertainable), the qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, the overall composition of the Board and whether by accepting such resignation, the Company will no longer be in compliance with any applicable law, rule, regulation or governing document (including the New York Stock Exchange (“NYSE”) listing standards, federal securities laws or the Company’s Corporate Governance Guidelines), and whether or not accepting the resignation is in the best interests of the Company and its stockholders. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the stockholder vote. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the information, factors, and alternatives considered by the Nominating and Governance Committee and such additional information, factors and alternatives as the Board believes to be relevant. Following the Board’s decision, the Company will publicly disclose the Board’s decision. The director who tenders his or her offer of resignation will not participate in the decisions of the Nominating and Governance Committee or the Board that concern the resignation.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, as it was last year. You will be able to attend and vote and submit questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/OUT2026, which will begin on June 3, 2026 at 10:00 a.m., Eastern Time. The rules of conduct for the Annual Meeting will be available on www.virtualshareholdermeeting.com/OUT2026 during the Annual Meeting.

Stockholders will need their unique 16-digit control number, which appears on the Notice of Internet Availability of Proxy Materials or your proxy card that accompanied the proxy materials, or which may be included in the materials forwarded to you by your broker or other nominee.  In the event that you do not have a control number, please contact your broker or other nominee as soon as possible and no later than Wednesday, May 20, 2026, so that you can be provided with a control number and gain access to the virtual Annual Meeting.

Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system.  We encourage our stockholders to access the Annual Meeting website prior to the start time. If you require technical support, please call the technical support numbers available on the stockholders login page, which is available 15 minutes prior to the start of the Annual Meeting through the conclusion of the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may authorize a proxy to vote your shares. Specifically, you may authorize a proxy to vote:

By Internet—If you have internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by internet. Internet voting is available until 11:59 p.m., Eastern Time, on June 2, 2026.

By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by calling the telephone number specified on your Notice of Internet Availability of Proxy Materials or your proxy card and by following the recorded instructions. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card in order to authorize a proxy to vote by telephone. Telephone voting is available until 11:59 p.m., Eastern Time, on June 2, 2026.

By Mail—You may authorize a proxy to vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. If you sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee named in this proxy statement with respect to Proposal No. 1, and “FOR” Proposals Nos. 2, 3 and 4 as recommended by the Board, and in accordance with the discretion of the holders of the proxy with respect to any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

How do I change or revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, a proxy may be revoked by a writing delivered to the Company’s Corporate Secretary, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016, stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by authorizing a new proxy to vote on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting in person via webcast. Attendance alone, without voting, will not be sufficient to revoke a previously authorized proxy. If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee following the instructions it has provided, or, if you have obtained a “legal proxy” from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person via webcast.

Who will count the vote?

A representative of IOE Services Inc. will serve as the inspector of election for the Annual Meeting and will tabulate the votes.

Who will pay for the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by mail, telephone, facsimile, electronic transmission or other means. Our directors, officers and employees do not receive additional compensation for soliciting proxies. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We have also engaged MacKenzie Partners, Inc. to serve as our proxy solicitor for the Annual Meeting at a fee of $12,750, plus reimbursement of reasonable expenses. MacKenzie Partners, Inc. will, among other things, provide advice relating to the content of solicitation materials, solicit banks, brokers, nominees and institutional investors to determine voting instructions, and monitor voting.

Whom should I contact if I have questions about the Annual Meeting?

If you have any additional questions about the Annual Meeting, how to vote via webcast or otherwise, please contact our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (international callers). Please contact our Investor Relations Department, at investor@outfront.com, for other inquiries.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers

The following table sets forth information as of April 1, 2026 regarding the individuals who serve as our executive officers excluding Mr. Brien’s biographical information. Mr. Brien’s biographical information can be found in the section entitled “—Board of Directors” below.

Name	Age	Position
Nicolas Brien	64	Chief Executive Officer and Director
Matthew Siegel	63	Executive Vice President, Chief Financial Officer
Richard H. Sauer	68	Executive Vice President, General Counsel
Mark Bonanni	53	Executive Vice President, Chief Revenue Officer, Commercial
James Norton	57	Executive Vice President, Chief Revenue Officer, Enterprise
Laurie Rosenfield	69	Executive Vice President, Chief People Officer
Stacy L. Minero	50	Executive Vice President, Chief Marketing and Experience Officer

None of our executive officers is related to each other or any director of the Company by blood, marriage or adoption.

Matthew Siegel has served as the Company’s Executive Vice President, Chief Financial Officer since June 2018. Prior to that, Mr. Siegel served as Executive Vice President and Chief Financial Officer of CBS Radio Inc. from November 2016 to November 2017.  Before that, Mr. Siegel served as Co-Chief Financial Officer, Senior Vice President and Treasurer of Time Warner Cable Inc. from 2015 to 2016, and as Senior Vice President and Treasurer of Time Warner Cable Inc. from 2008 to 2015.  Previously, he served as Vice President and Assistant Treasurer of Time Warner Inc. from 2001 to 2008.

Richard H. Sauer has served as the Company’s Executive Vice President, General Counsel since December 2006. He served as the Company’s Corporate Secretary from March 2014 to June 2017. Prior to that, he was a partner at the law firm Duane Morris LLP and, before that, a partner at the law firm Jones Day.

Mark Bonanni has served as the Company’s Executive Vice President, Chief Revenue Officer, Commercial, since July 2025. Prior to that, he held several roles at the Company, including as the Company’s Senior Vice President, South Region, from April 2023 to July 2025, where he was responsible for all sales and business operations in the Company’s southern markets, as Vice President, Regional Sales Director, from January 2021 to April 2023, and as a General Sales Director from August 2015 to January 2021. Mr. Bonanni began his career in sales and advertisement in 2000, where he previously served in various managerial roles at Verizon Communications Inc. and Hibu Inc.

James Norton has served as the Company’s Executive Vice President, Chief Revenue Officer, Enterprise, since August 2025. Prior to that, he served as the Chief Revenue Officer of Brightcove, Inc., a video engagement platform company, from January 2024 to March 2025, where he was responsible for all global go-to-market sales functions, and the Chief Revenue Officer of Flowcode, a technology platform, from April 2019 to December 2023, where he grew the company’s QR code platform. Prior to that, Mr. Norton served in various senior leadership roles in the media and advertising industry at Conde Nast, AOL/Verizon, Google, Inc., and Tribune Broadcasting. He also served as Chairman of both the Interactive Advertising Bureau and the American Advertising Federation, as well as a board member of the Ad Council. Mr. Norton has also served as a limited partner of Stage 2 Capital since April 2018, and on the board of directors of multiple private companies and charities.

Laurie Rosenfield has served as the Company’s Executive Vice President, Chief People Officer since September 2025. Prior to that, she served as Senior Partner in Modern Executive Solutions’ Sports, Media and Entertainment practice from October 2024 to September 2025, helping companies align leadership teams, accelerate growth and reaffirm values. Prior to that, she was Co-Lead of the Media, Entertainment and Communications Practice at JM Search from May 2023 until October 2024, where she led senior level executive search across the media ecosystem. Before that, Ms. Rosenfield served as Chief People Officer at Hill & Knowlton, a WPP company, from August 2021 to April 2023, where she was a member of the Chief Executive Officer’s executive committee and a WPP task force advising the global Chief People Officer on policy and operational issues. Prior to that, she served as Chief People Officer at CBS Corporation from April 2018 to March 2020, where she rebuilt the company’s corporate culture and transformed human resources into a talent service partner.

Stacy Minero has served as the Company’s Executive Vice President, Chief Marketing and Experience Officer since December 2025. Prior to that, she served as the Global Marketing Director of Epic Games, Inc., a video game developer and publisher, from August 2022 to July 2025, where she oversaw marketing strategy, campaign development and paid media investment of Unreal Engine, Epic’s 3D software. Prior to that, Ms. Minero served as an Independent Consultant from April 2022 to August 2022, where she advised pet brand, Bark, on their brand strategy and communication plan, and media publisher, The Recount, on their programming strategy. Prior to that, she served as a Senior Director of Twitter, Inc. (now known as X Corp.) from March 2014 to March 2022, where she led Twitter’s content studio and collaborated with social content creators and brand marketers to develop creative campaigns. Prior to that,

Ms. Minero held senior roles at Mindshare Media Ltd. and Mediavest Worldwide Inc. (now known as Spark Foundry), where she led integrated media strategies for major brands, including American Express, Hershey, Coca-Cola, and P&G.

Board of Directors

Our business and affairs are managed under the direction of the Board. The Company’s Charter (the “Charter”) provides that the number of directors on the Board is fixed exclusively by the Board pursuant to our Bylaws, but may not be fewer than the minimum required by Maryland law, which is currently one. The Bylaws provide that the Board will consist of not less than one and not more than 15 directors. The Board currently consists of nine directors. See “—Election of Directors.” During 2025, the Board held six meetings and acted by unanimous written consent six times. In addition, a special committee of the Board held three meetings. Each director attended at least 75% of (1) the total number of meetings of the Board held during the period that such incumbent director has been a director and (2) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served during 2025. In addition to Board and committee meetings, directors are invited and expected to attend the Annual Meeting. All directors then serving attended the Company’s 2025 Annual Meeting of Stockholders.

In accordance with the NYSE listing standards, the non-management and independent directors meet separately in executive sessions, without directors who are Company employees, at least two times each year, and at such other times as they deem appropriate. During 2025, the Company’s non-management and independent directors met in executive session six times. The Company’s former Lead Independent Director presided over the executive sessions until his resignation in June 2025, and the Chairman of the Board presided over the remaining executive sessions.

The following table sets forth information as of April 1, 2026 regarding individuals who serve as members of the Board.

Name	Age	Position
Michael Barrett	63	Director
Nicolas Brien	64	Chief Executive Officer and Director
Mark Carleton	65	Director
Angela Courtin	52	Director
Manuel A. Diaz	71	Director
Michael J. Dominguez	56	Chairman and Director
Peter Mathes	73	Director
Nicolle Pangis	47	Director
Susan M. Tolson	64	Director

None of our directors is related to each other or any executive officer of the Company by blood, marriage or adoption.

The Board believes that all of the directors are highly qualified and have specific employment and leadership experiences, qualifications, and skills that qualify them for service on the Board. The specific experiences, qualifications and skills that the Board considered in determining that such person should serve as a director are included in their biographies and also summarized in the following table:

Michael Barrett Member since 2025 Independent Director

Mr. Barrett has served on the Board since August 2025. He has served as the Chief Executive Officer of Magnite, Inc. since March 2017. Prior to that, Mr. Barrett served in various executive positions, including as President and Chief Executive Officer of Millennial Media, Inc. from January 2014 to October 2015, as Executive Vice President and Chief Revenue Officer of Yahoo! Inc. from July 2012 to December 2012, as Director at Google Inc. from January 2012 to July 2012, and as Chief Executive Officer of AdMeld Inc. from November 2008 to December 2011. Mr. Barrett also held senior positions at AOL, Fox Interactive Media and Disney Online. Mr. Barrett has served on the board of directors of Magnite, Inc. since March 2017. He also served on the board of directors of Millennial Media, Inc. from January 2014 to October 2015 and on the board of directors of MediaMath from January 2013 to April 2020. We believe Mr. Barrett is qualified to serve as a member of the board of directors because with extensive management and board service experience in digital advertising and advertising technology, Mr. Barrett brings strategic advertising industry insight and operational expertise with respect to digital advertising platforms.

Nicolas Brien Member since 2014 Chief Executive Officer and Director

Mr. Brien has served on the Board since October 2014, as the Company’s Interim Chief Executive Officer since February 2025, and as the Company’s Chief Executive Officer since August 2025. Mr. Brien has held senior leadership roles at some of the most influential global organizations in the advertising, media, advertising technology and digital marketing industries, where he was responsible for leading the organizations through periods of rapid expansion and change. He served as Chief Executive Officer of Enthusiast Gaming Holdings Inc., a gaming media and entertainment company, from March 2023 to January 2024. Previously, he served as Chief Executive Officer of Amobee, Inc., an advertising technology company, from July 2021 to October 2022. He served as Chief Executive Officer, the Americas and U.S., of Dentsu Aegis Network Ltd., one of the world’s largest advertising, media and digital marketing agencies, from August 2017 to December 2019, and as a consultant to Dentsu Aegis Network Ltd. from January 2020 to March 2020. He also served as the Chief Executive Officer of iCrossing, a subsidiary of Hearst Corporation, and as President of Hearst Magazines Marketing Services, a division of Hearst Corporation, from March 2015 to July 2017. Prior to that, he served as Chairman and Chief Executive Officer of McCann Worldgroup from April 2010 through November 2012, and as Chief Executive Officer of IPG Mediabrands from 2008 to 2010. Mr. Brien also served as Chief Executive Officer of Universal McCann from 2005 to 2008. We believe Mr. Brien is qualified to serve as a member of the Board because with over 30 years of experience in the advertising, media and marketing industry, Mr. Brien brings to the Board a unique cross-disciplinary perspective, extensive operational experience and expertise working with world-class brands.

Mark Carleton Member since 2025 Independent Director

Mr. Carleton has served on the Board since June 2025. He has served as Chairman of the Limited Partners Advisory Committee and as Operating Partner of Alignment Growth Fund I GP, LLC since June 2022, and as Operating Partner of Swish Partners Fund 1 since October 2023. Prior to that, Mr. Carleton served as Senior Advisor of Mubadala Investment Company PJSC from November 2022 to September 2025. Prior to that, Mr. Carleton served in various roles at Liberty Media Corporation, including as Senior Advisor from December 2019 to December 2021, Chief Financial Officer from October 2016 to July 2019, and Chief Development Officer from January 2003 to September 2016. Prior to that, Mr. Carleton was a partner at KPMG LLP from July 1993 to December 2003. Mr. Carleton served on the board of directors of several companies, including DG Innovate plc from July 2024 to February 2025, Air Methods Corporation International from July 2008 to October 2017, Atlanta Braves Holdings, Inc. from May 2007 to December 2022, SiriusXM Holdings Inc. from May 2014 to December 2021, Live Nation Entertainment, Inc. from May 2010 to December 2020, and Barnes & Noble, Inc. from August 2011 to June 2019. He has also served on, and is a current member of, the boards of directors of many private companies. We believe Mr. Carleton is qualified to serve as a member of the board of directors because with extensive experience in the media, advertising, telecommunications and entertainment industries, in finance and accounting, and in public company board service, Mr. Carleton brings to the Board a broad and deep understanding of the media industry, public company financial reporting and corporate governance matters.

Angela Courtin Member since 2017 Independent Director

Ms. Courtin has served on the Board since April 2017. She has served as Vice President, Subscriptions, Sports & Entertainment Marketing at YouTube since November 2025, as Vice President of the Americas and Brand Marketing at YouTube from February 2023 to November 2025, and as Global Head of YouTube TV and Originals Marketing from July 2017 to February 2023. She served as the Chief Marketing Officer of Fox Broadcasting Company from August 2015 to March 2017. Prior to that, she served as Chief Marketing Officer of Relativity Media LLC from July 2014 to July 2015. In July 2015, Relativity Media LLC filed for reorganization under bankruptcy laws after failing to make required loan payments, and subsequently exited bankruptcy in April 2016. Ms. Courtin also served as President of Dentsu Aegis Network Ltd. from August 2013 to July 2014 and President of The Story Lab from July 2012 to January 2014. Ms. Courtin also served in different roles at Aegis Media, including as the Chief Content Officer from August 2012 to August 2013, and Executive Vice President, Content & Convergence from March 2011 to July 2012. Ms. Courtin served on the board of directors of Vapor Corp. (now known as Healthier Choices Management Corp.) from April 2014 to June 2015. We believe Ms. Courtin is qualified to serve as a member of the Board because with over 20 years of experience in the advertising, media and marketing industry, Ms. Courtin brings to the Board a knowledgeable perspective on the impact advertising, marketing and media have in the digital world.

Manuel A. Diaz Member since 2014 Independent Director

Mr. Diaz has served on the Board since August 2014. He also serves and has served on a number of private company and not-for-profit boards. Mr. Diaz has served as a member of the board of directors of Bloomberg Philanthropies since September 2010. He also served as the chair of the Florida Democratic Party from January 2021 to January 2023. Prior to that, Mr. Diaz served as a senior partner at the law firm Lydecker LLP (formerly Lydecker Diaz, LLP) from 2010 to 2021. Prior to that, Mr. Diaz served as the Mayor of the City of Miami from 2001 to 2009, and as president of the United States Conference of Mayors from 2008 to 2009. We believe Mr. Diaz is qualified to serve as a member of the Board because with over 30 years of combined public service and legal experience, Mr. Diaz brings to the Board a unique perspective on our governmental relationships and the impact we have on the local markets we serve.

Michael J. Dominguez Member since 2020 Chairman and Independent Director

Michael J. Dominguez has served on the Board since June 2020 and as the Chairman of the Board since February 2025. He has served as Chief Investment Officer and as a Senior Managing Director of Providence Equity Partners L.L.C since March 2021, as a Managing Director of Providence Equity Partners L.L.C. from January 2006 to March 2021, and in various other roles at Providence Equity Partners L.L.C. since July 1998. Prior to that, Mr. Dominguez worked at Salomon Smith Barney in corporate finance, and held positions with Morgan Stanley and as a senior consultant at Andersen Consulting. Mr. Dominguez served on the board of directors of CDW Corporation from October 2007 to June 2016. He has also served on, and is a current member of, the boards of directors of numerous private companies. We believe Mr. Dominguez is qualified to serve as a member of the Board because with over 25 years of experience in finance covering the media and communications industries as an investor, partner and director, Mr. Dominguez brings to the Board a thorough knowledge of public company financial reporting, corporate finance, strategic planning and corporate governance matters.

Peter Mathes Member since 2014 Independent Director

Mr. Mathes has served on the Board since March 2014. Mr. Mathes served as the Chairman and Chief Executive Officer of AsianMedia Group LLC from 2004 to September 2011. Prior to that, he served in various managerial roles, beginning in 1982 at Chris Craft/United Television Group, where he served as Executive Vice President from 1998 to 2001. We believe Mr. Mathes is qualified to serve as a member of the Board because with over 30 years of combined experience in developing, acquiring and overseeing television stations and managing local and national advertising sales, Mr. Mathes brings to the Board expertise in local and national advertising strategy and development.

Nicolle Pangis Member since 2025 Independent Director

Ms. Pangis has served on the Board since August 2025. She has served as the Vice President, Advertising, of Netflix, Inc. since October 2024. Prior to that, Ms. Pangis served as the Chief Executive Officer of Ampersand Inc. (formerly known as NCC Media, Inc.) from May 2018 to December 2023, and as Global Chief Operating Officer, (M) Platform, of Group M from December 2016 to December 2017. Prior to that, she served as Global Chief Operating Officer and Global Chief Revenue Officer of Xaxis from January 2014 to December 2016. Prior to that, Ms. Pangis served in various executive roles at 24/7 Media, Inc. from May 2005 to January 2014. Ms. Pangis has also served on, and is a current member of, the boards of directors of multiple private companies. We believe Ms. Pangis is qualified to serve as a member of the board of directors because with her extensive leadership experience in the advertising and media technology industry, she brings a deep understanding of how technology and data can be used to drive advertising growth.

Susan M. Tolson Member since 2014 Independent Director

Ms. Tolson has served on the Board since August 2014. She served as an analyst and portfolio manager at Capital Research Company for over 20 years. Prior to that, Ms. Tolson spent two years with Aetna Investment Management Company. Ms. Tolson currently serves on the board of directors, the audit committee (as chair), and the technology risk committee of Take-Two Interactive Software, Inc. Ms. Tolson also served on the board of directors and the audit committee of Worldline E-Payment Services from May 2014 to June 2023, and on the board of directors of Lagardere Groupe from May 2011 to June 2021. We believe Ms. Tolson is qualified to serve as a member of the Board because with extensive experience in the media industry, in investment management and in public company board service, Ms. Tolson provides the Board with a skilled advisor on strategic developments in our industry, as well as corporate finance and corporate governance matters.

Election of Directors

At the Annual Meeting, at the recommendation of the Board, all of our current members of the Board, Messrs. Barrett, Brien, Carleton, Diaz, Dominguez and Mathes and Mses. Courtin, Pangis and Tolson, will stand for election and, if elected, such directors will serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

For information regarding the applicable voting standards for the election of directors and the Company’s director resignation policy, see the section entitled “General Information About the Annual Meeting and Voting.”

Director Nominations Process

The Nominating and Governance Committee is responsible for reviewing and making recommendations to the Board regarding nominations of candidates for election as a director of the Company. The Nominating and Governance Committee works with the Board to annually review the composition of the Board in light of the characteristics of independence, diversity, skills, experience, availability of service to the Company, tenure of incumbent directors on the Board and the Board’s anticipated needs. The Nominating and Governance Committee will recommend director candidates to the Board in accordance with the criteria, policies and principles set forth in the Company’s Corporate Governance Guidelines.

In accordance with the Company’s Corporate Governance Guidelines, in evaluating the suitability of individual Board members, the Nominating and Governance Committee takes into account all relevant factors, including, but not limited to, the individual’s accomplishments in his or her professional background, current or former leadership positions held by the individual, whether the individual is able to make independent, analytical inquiries and exhibit practical wisdom and mature judgment, and other directorships held by the individual. Directors of the Company are also expected to possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of the Company and its stockholders. As part of its review, the Nominating and Governance Committee also considers self-identified diversity characteristics. Distinguished contributors to governmental and not-for-profit organizations also serve on the Board. Additionally, multiple industries are represented on the Board, including law, advertising, media and marketing, investment management, finance and accounting. After taking all of these considerations into account, the Nominating and Governance Committee determined to recommend to the Board that Messrs. Barrett, Brien, Carleton, Diaz, Dominguez and Mathes and Mses. Courtin, Pangis and Tolson be nominated to stand for election at the Annual Meeting.

An eligible stockholder or group of stockholders that wants to nominate individuals for election to the Board for inclusion in the Company’s proxy statement pursuant to the proxy access provisions in the Bylaws, to nominate individuals for election to the Board pursuant to the advance notice provisions in the Bylaws, or recommend a candidate for consideration by the Board, must send a written notice to the Company’s Corporate Secretary at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016 and follow the requirements set forth in the Bylaws. See “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.” The Company’s Corporate Secretary will review the information received about the stockholder candidate recommended for consideration and determine whether such person meets the qualifications for the Company’s directors set forth in the Company’s Corporate Governance Guidelines and satisfies the requirements of the Bylaws, as applicable. If all applicable requirements are met, the information on the stockholder candidate will then be forwarded to the Chair of the Nominating and Governance Committee, who will present the information on the stockholder candidate to the entire Nominating and Governance Committee. Director candidates recommended by stockholders will be considered by the Board in the same manner as any other candidate put forth by the Board. The Company’s Corporate Secretary will report to the Nominating and Governance Committee and the Board annually on any stockholder candidates not recommended to the Board. A copy of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of our website at www.outfront.com.

Board and Committee Self-Evaluations

Pursuant to the Company’s Corporate Governance Guidelines and the NYSE listing standards, the Board and its committees each conduct a self-evaluation annually. Our processes enable directors to provide anonymous and confidential feedback and the directors’ responses are summarized in reports by the Corporate Secretary or a third-party facilitator, as applicable, and then reviewed by the Chairman and the respective chairs of the committees. The feedback is discussed at the Board and committee meetings and changes in practices or procedures are considered and implemented, as appropriate. The Board finds that this process generates robust comments and provides the Board the opportunity to make changes designed to increase Board effectiveness and efficiency.

The Nominating and Governance Committee regularly reviews the format of the self-evaluation process, including whether to utilize a third-party facilitator, to ensure that actionable feedback is solicited on the operation and effectiveness of the Board and its committees. In 2025, the self-evaluation process was conducted by the Corporate Secretary, at the direction of the Chair of the Nominating and Governance Committee in the manner described above, and directors provided feedback on questionnaires regarding various matters, including, but not limited to, Board composition and structure, meetings and materials, access to management and resources, technology and environmental, social and corporate governance (“ESG”) matters, which were considered and addressed, as appropriate. In addition to the formal self-evaluation process, the Chairman and independent directors and senior members of management have informal discussions throughout the year about the function, processes, procedures and responsibilities of the Board.

Director Independence

In accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines, the Board makes an annual determination as to the independence of the directors and director nominees. The Board also makes interim determinations as to the independence of the directors and director nominees throughout the year, as appropriate. A director or director nominee is not deemed independent unless the Board affirmatively determines that such director or director nominee has no material relationship with the Company, directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. In its assessment, the Board reviews (i) all criteria for independence established by the Company’s Corporate Governance Guidelines, the NYSE listing standards and other governing laws and regulations and (ii) all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, including, but not limited to, the frequency of any services provided to or by the Company, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include any commercial, banking, consulting, legal, accounting, charitable or other business relationships between a director or director nominee and the Company. In addition, the Board annually consults with the Company’s external legal counsel to ensure that the Board’s determinations are consistent with all relevant securities laws and other applicable laws and regulations regarding the definition of “independent director,” including, but not limited to, those set forth in the NYSE listing standards.

In assessing the independence of Ms. Pangis, the Board considered the purchase, directly or indirectly, of out-of-home advertising from the Company by Ms. Pangis’ current employer. The Board noted that the Company made no direct payments to Ms. Pangis’ employer, payments made to the Company were primarily by agencies contracted by Ms. Pangis’ employer (without influence by, or remuneration to, Ms. Pangis), and any such payments did not exceed the relevant percentage of her employer’s consolidated gross revenues set forth in the NYSE listing standards. In addition, the Board also noted that Ms. Pangis is not responsible for making any purchasing decisions regarding out-of-home advertising on behalf of her employer.

In assessing the independence of Ms. Courtin, the Board considered the purchase, directly or indirectly, of out-of-home advertising from the Company by Ms. Courtin’s current employer. The Board noted that payments made to the Company were primarily by agencies contracted by Ms. Courtin’s employer (without influence by, or remuneration to, Ms. Courtin), and any such payments did not exceed the relevant percentage of her employer’s consolidated gross revenues set forth in the NYSE listing standards. In addition, the Board also noted that Ms. Courtin is not responsible for making any purchasing decisions regarding out-of-home advertising on behalf of her employer.

In assessing the independence of Mr. Dominguez, the Board considered Mr. Dominguez’s employment as Chief Investment Officer and as a Managing Director at Providence Equity Partners L.L.C. (“Providence”), (i) whose affiliates beneficially own 8,913,813 shares of our common stock as of April 1, 2026, and (ii) whose affiliate (the “Providence Affiliate”) entered into a billboard agreement with an affiliate of the Company (the “Company Affiliate”) in January 2023, pursuant to which the Company Affiliate has agreed to exclusively market, license and make advertising space available on certain outdoor advertising assets purchased by the Providence Affiliate. The Board noted that Mr. Dominguez is not an employee of the Providence Affiliate and no payments relating to this transaction will be made between the Company and Providence.

In February 2026, the Nominating and Governance Committee undertook its annual review of director independence and, in consultation with external legal counsel and considering the relationships discussed above, made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that eight of our current directors, Messrs. Barrett, Carleton, Diaz, Dominguez and Mathes and Mses. Courtin, Pangis and Tolson, are “independent directors” under the Company’s Corporate Governance Guidelines and the NYSE listing standards.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine the Company’s optimal leadership structure so as to provide independent oversight of the Company’s management. The Board leadership structure is currently comprised of (1) a non-executive Chairman of the Board and (2) an independent Chair for each of our three standing Board committees described below. Regularly, the Nominating and Governance Committee and the Board review the Company’s leadership structure to ensure the interests of the Company and its stockholders are best served. The Board, with the assistance of the Nominating and Governance Committee, has determined that the Company’s current leadership structure provides the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. As the circumstances change, the optimal leadership structure may change as well.

Nicolas Brien, a current member of the Board, serves as the Company’s Chief Executive Officer where he manages the day-to-day operations of the Company and oversees the execution of the Company’s strategy. He provides the Board with timely, relevant information and analysis to support the Board’s oversight and strategic direction. In addition, Mr. Brien participates in and provides input to the Nominating and Governance Committee on development and planning for key management roles.

Michael J. Dominguez, a current member of the Board, serves as the Chairman of the Board. Mr. Dominguez has over 25 years of experience in finance, and a thorough knowledge of public company financial reporting, corporate finance, strategic planning and corporate governance matters. The Chairman of the Board performs such other duties, and exercises such powers, as from time to time are prescribed in the Bylaws and the Company’s Corporate Governance Guidelines, including but not limited to:

•presiding at all meetings of the stockholders and of the Board, including executive sessions of the independent directors;

•facilitating communication among Board members and management;

•ensuring that directors have access to information and materials necessary for informed decision-making;

•collaborating with management on meeting schedules, agendas, and materials for the Board;

•participating in the performance assessment of the Company’s Chief Executive Officer and the Board’s self-assessment in collaboration with the Compensation Committee members and the Nominating and Governance Committee members, respectively; and

•ensuring that meetings are conducted efficiently and effectively.

Given the Board currently separates the roles of the Company’s Chief Executive Officer and the Chairman of the Board, and the Chairman of the Board is an independent director who performs the core responsibilities typically assigned to a Lead Independent Director, we do not currently expect the Board to elect a Lead Independent Director at this time. However, the Board may elect a Lead Independent Director in the future.

Board Risk Oversight

The Board has overall responsibility for the oversight of the Company’s risk management process. The Board carries out its oversight responsibility directly and through the delegation to its committees of responsibilities related to the oversight of certain risks, as follows:

•The Audit Committee of the Board (the “Audit Committee”), as part of its oversight role, is responsible for reviewing with management, the internal auditor and the independent auditor, the effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures related to, among other things, the Company’s financial condition, the independent auditor, market and industry conditions, legal, compliance and regulatory requirements, and information security, cybersecurity, artificial intelligence and technology enhancement and compliance programs.

•The Compensation Committee of the Board (the “Compensation Committee”) monitors risks associated with the design, administration and effectiveness of the Company’s compensation programs, including its performance-based compensation, to promote an environment which does not encourage unnecessary and excessive risk-taking by the Company’s employees. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment.”

•The Nominating and Governance Committee assesses risk as it relates to monitoring developments in law and practice with respect to the Company’s ESG processes and disclosures, the independence and structure of the Board, and reviewing related person transactions.

Each of these committees reports regularly to the Board on these risk-related matters. The Board and its committees also receive regular reports from management that include matters affecting the Company’s strategies and risk profile, including, among other things:

•reports from the Chief Executive Officer and other senior members of management on the Company’s operational strategies and risks;

•reports from the Chief Financial Officer on credit and liquidity risks and on the integrity of internal audit control over financial reporting;

•reports from the General Counsel on legal risks and material legal proceedings;

•reports from the Chief People Officer on human capital risks; and

•reports from the Company’s Chief Compliance Officer and the Company’s Chief Technology Officer, Chief Information Officer and Senior Director, Cybersecurity (with input from the Company’s Chief Privacy Officer, as appropriate) on the Company’s programs and risks related to information security and cybersecurity, artificial intelligence and technology enhancement, and compliance.

In addition, the Company has an enterprise risk management program that seeks to identify and manage risks throughout the Company by having its Chief Financial Officer meet with members of each of the Company’s various departments annually to solicit feedback regarding risks affecting the Company. Based on these meetings, the Company’s Chief Financial Officer generates a risk assessment report that is presented to the Board. Further, since assessing risk is an ongoing process and integral to the Company’s strategic decisions, the Board discusses risk throughout the year at its meetings in relation to long-term and short-term business goals and actions, including with management at an annual strategy meeting. Outside of formal meetings, Board members have regular access to our executive officers and management. The Company believes that the above reporting processes collectively provide the Board with integrated insight into the Company’s management of its risks.

The Company also has an incident response plan that sets forth the processes for addressing the aftermath and associated risks of an extraordinary event or incident, such as a cybersecurity incident or health emergency like a pandemic, affecting the Company and/or its personnel. The incident response plan is tested at least annually by the Company and the results of the test are reported to the Audit Committee and the Board by the Company’s Chief Financial Officer for discussion and evaluation.

In addition, the Company has maintained a written succession plan with respect to the Chief Executive Officer and each other executive officer. In accordance with the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee reviews succession planning periodically for the Chief Executive Officer and other executive officers, and reports to the independent directors on the results of these reviews.

The Company also believes that its Board leadership structure, discussed in detail above, supports the risk oversight function of the Board and empowers the directors to be actively engaged in the Company’s risk oversight.

Corporate Governance Guidelines

The Company’s commitment to good corporate governance is reflected in the Company’s Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics, including, but not limited to, director independence standards and other qualifications, executive sessions of non-management directors and independent directors, director compensation and stock ownership guidelines, and annual self-evaluations of the Board. The Board, with assistance from the Nominating and Governance Committee, regularly assesses the Company’s governance practices in light of legal requirements and governance best practices.

The Company’s Corporate Governance Guidelines, the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, and other information are available in the Investor Relations section of the Company’s website at www.outfront.com. Any stockholder also may request them in print, without charge, by contacting the Company’s Corporate Secretary at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016.

Code of Conduct and Code of Ethics

The Company has adopted a Code of Conduct that applies to all executive officers, employees and directors of the Company. In addition, the Company has adopted a Supplemental Code of Ethics for Senior Financial Officers applicable to our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. Both the Code of Conduct and the Supplemental Code of Ethics are available in the Investor Relations section of the Company’s website at www.outfront.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the Code of Conduct or the Supplemental Code of Ethics that applies to our principal executive officer, principal financial officer or principal accounting officer or controller or persons performing similar functions, and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K, by posting such information on our website at www.outfront.com.

Anti-Hedging Policy

The Company has adopted an anti-hedging policy that prohibits its directors, executive officers, employees and their related persons from trading in options, warrants, convertible securities, puts and calls or similar derivative instruments such as swaps, forwards and futures with respect to the Company’s securities, or selling the Company’s securities “short.” This policy does not prevent such persons from exercising options granted to them by the Company in accordance with its corporate policies, including any options granted to directors, executive officers and employees in connection with the Company’s long-term equity incentive compensation program.

Stockholder Rights and Engagement

Annually, the Board reviews and considers appropriate changes to its corporate governance structure, in an effort to increase accountability and responsiveness to the Company’s stockholders. As part of its annual review, the Board again considered modifying the Bylaws to allow our stockholders to implement binding amendments to the Bylaws. After careful consideration and previous stockholder engagement on the matter, the Board concluded that it remains in the best interests of the Company and its stockholders for the authority to amend the Bylaws to remain vested exclusively with the Board. This conclusion was based mainly on three principles: (i) under Maryland law, the directors owe legal duties to the Company, including to act in good faith and with a reasonable belief that their actions are in the best interests of the Company, whereas certain stockholders who are not bound by any legal duty may act only in their own interests; (ii) under Maryland law, the Board has an obligation to direct the management of the business and affairs of the Company, and certain destabilizing stockholder-proposed bylaw amendments, particularly those motivated by short-term gains, may prevent the Board from effectively directing the management of the business for the long-term best interests of the Company, which could lead to costly litigation; and (iii) the Board believes effective means already exist for stockholders to propose non-binding amendments to the Bylaws and other changes to the management of the business and affairs of the Company, including the Company’s proxy access and advance notice provisions in the Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we believe that the Board is in the best position to consider possible future amendments to the Bylaws (including those proposed by the Company’s stockholders in accordance with the provisions of the Bylaws), and the Board will adopt such amendments only after concluding that such amendments are in the best interests of the Company and its stockholders.

Annually, certain of our directors and members of management attempt to engage with the holders of a majority of the outstanding shares of the Company’s common stock as of the prior fiscal year-end to discuss, among other things, the Company’s corporate governance structure, compensation philosophy and ESG matters, and to ensure that the Company is aligned with the interests of its stockholders. The Company’s stockholder engagement practices throughout the year also include regular communication between our stockholders and the Company’s investor relations department, as well as management presentations at investor and industry conferences.

Environmental, Social and Governance

We believe we can enhance stockholder value by conducting our business in a sustainable way that considers the long-term interests of all our stakeholders, including our stockholders, clients, employees and the communities in which we operate. We hold ourselves to high legal, ethical and operational standards to maintain the trust of our stakeholders, and are committed to managing the risks and opportunities that arise from ESG issues.

Our ESG initiatives are managed at a functional level across our strategic and operational areas, with oversight by a group comprised of executives, senior management and other employees representing various functional groups and departments within the Company. Our Head of Investor Relations, Chief People Officer and Corporate Secretary report to the executive officers, the Board and the Nominating and Governance Committee on ESG matters and initiatives. The Nominating and Governance Committee is formally responsible for reporting to the Board on a periodic basis with respect to matters of the Company’s policies and practices regarding ESG, including the Company’s public reporting on these topics.

In 2025, the Company released an ESG report outlining its ESG initiatives, which is available in the Investor Relations section of our website at www.outfront.com. An updated version of the Company’s ESG report will be available in 2026.

Some of our ESG accomplishments to date include:

•Upgrading lighting on all static billboards and in our major office locations to enhance energy efficiency and reduce operating costs.
•Continuing to optimize our power usage from the Company’s advertising displays, vehicle fleet and related assets, and increase efficiencies where appropriate.
•Recycling or repurposing of all of the polyvinyl chloride (“PVC”) advertising displays on our free-standing billboards, and a portion of our defective electronic devices and digital screens.
•Continuing to convert our static advertising displays to digital advertising displays as part of the Company’s overall business strategy, which reduces the use of physical advertising material such as PVC and the fuel emissions needed for our operations team to transport materials to and from display sites to switch advertisements.
•Continuing the Company’s efforts to enhance its supplier base by engaging qualified suppliers of goods and services from a variety of backgrounds and business types.
•Focusing on the health and safety of our field employees with strict training safety guidelines and programs that are regularly refreshed.
•Elevating Company culture that is designed to foster a workplace culture that embraces collaboration, respect, inclusion, and growth opportunities for employees.
•Providing free advertising space for public service announcements and with community advertising partners.
•Maintaining a stockholder-friendly governance framework, as described in this proxy statement, which also includes market standard proxy access, no supermajority voting provisions, and no poison pill.

Board Committees

The following chart sets forth the current membership of each committee of the Board. The Board, upon the recommendation of the Nominating and Governance Committee, reviews and determines the membership of the committees at least annually. Messrs. Brien, the Company’s Chief Executive Officer, Diaz and Dominguez are not currently members of any committee of the Board.

Audit Committee

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. The Audit Committee reviews its charter annually and makes appropriate recommendations for changes to the Nominating and Governance Committee as necessary. A copy of the charter of the Audit Committee is available in the Investor Relations section of the Company’s website at www.outfront.com.

As more fully described in its charter, the Audit Committee is responsible for, among other things:
	●	the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Audit Committee, and the sole authority to pre-approve all services provided by the independent auditor;
AUDIT	●	reviewing and discussing the Company’s annual audited financial statements, quarterly financial statements, earnings releases and Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the Company’s management and its independent auditor;
COMMITTEE	●	reviewing the organization, responsibilities, audit plan and results of the internal audit function, as well as reviewing with management, the internal auditor and the independent auditor, the quality, adequacy and effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures;
	●	reviewing with management material legal matters and the effectiveness of the Company’s procedures to ensure compliance with legal and regulatory requirements; and
	●	overseeing the Company’s information security and cybersecurity programs, artificial intelligence and technology enhancement programs, and compliance program, as well as receiving periodic reports and risk assessments from the Company’s Chief Compliance Officer and the Company’s Chief Technology Officer, Chief Information Officer and Senior Director, Cybersecurity (with input from the Company’s Chief Privacy Officer, as appropriate).
The Board has determined that all of the members of the Audit Committee are financially literate under the NYSE listing standards, and that Messrs. Carleton and Mathes and Ms. Tolson qualify as “audit committee financial experts” as defined under the applicable SEC rules based on their experience. The Board has also determined that Messrs. Carleton and Mathes and Ms. Tolson meet the independence requirements applicable to audit committee members under the NYSE listing standards and the applicable SEC rules.

During 2025, the Audit Committee held five meetings.

Compensation Committee

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of the Compensation Committee is available in the Investor Relations section of the Company’s website at www.outfront.com.

As more fully described in its charter, the Compensation Committee is responsible for, among other things:
● reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, and evaluating the Chief Executive Officer’s performance in light of those goals and objectives;
COMPENSATION	● reviewing and approving compensation for the Chief Executive Officer, executive officers and other senior executives;
COMMITTEE	● evaluating and making recommendations to the Board regarding equity-based and cash incentive compensation plans; and
● adopting and periodically reviewing the Company’s compensation philosophy, strategy and principles, and the design and administration of the Company’s compensation programs, including the Company’s Executive Incentive Compensation Recoupment Policy (the “Clawback Policy”).
In accordance with its written charter, the Compensation Committee has the power to delegate its authority and duties to subcommittees or individuals as it deems appropriate and in accordance with applicable laws and regulations. The Compensation Committee delegated to our Chief Executive Officer limited authority to (a) grant long-term equity incentive awards pursuant to the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Omnibus SIP”) to the Company’s employees that are not officers subject to Section 16 (“Section 16”) of the Exchange Act, in connection with their hiring, performance, promotion or contract renewal, and (b) accelerate or continue the vesting of unvested incentive awards in the event that employees that are not officers subject to Section 16 separate from the Company in connection with retirement or other similar separation. These delegations also require that our Chief Executive Officer report to the Compensation Committee periodically on his exercise of this delegated authority.
The Compensation Committee retains compensation consultants to assist with evaluating executive officer and employee compensation. The Compensation Committee has the sole authority to retain and terminate such consultants and to review and approve such consultants’ fees and other retention terms. In 2025, the Compensation Committee engaged ClearBridge Compensation Group (“ClearBridge”) to advise the Compensation Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of peer companies. ClearBridge does not provide any services to us other than the services provided to the Compensation Committee (and the Nominating and Governance Committee with respect to director compensation, as appropriate). The Compensation Committee reviewed its relationship with ClearBridge, considered ClearBridge’s independence and the existence of potential conflicts of interest, and determined that the engagement of ClearBridge did not raise any conflict of interest or other issues that would adversely impact ClearBridge’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the NYSE listing standards and applicable SEC rules governing compensation advisor conflicts of interest and independence.
The Compensation Committee reviews all components of executive officer compensation and certain other senior executives’ compensation, including base salary, annual incentives and long-term incentives. In approving compensation for the senior executives (other than our Chief Executive Officer) and certain other senior executives, the Compensation Committee considers the input and recommendations of our Chief Executive Officer with respect to individual and/or team performance. With respect to our Chief Executive Officer, the Compensation Committee reviews and approves goals and objectives relevant to his compensation and annually evaluates the performance of our Chief Executive Officer in light of those goals and objectives. The results of these evaluations are then reported to the independent directors. The Compensation Committee sets compensation for our Chief Executive Officer taking these evaluations into account. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, without limitation, the Company’s financial performance, relative stockholder return, and the value of incentive awards to senior executives in similar positions at comparable companies. The Compensation Committee then reports to the Board on the process for setting compensation for our Chief Executive Officer. For further information regarding the Company’s processes and procedures for the consideration of executive compensation, as well as director compensation, see the sections entitled “Executive Compensation,” “—Nominating and Governance Committee,” and “—Director Compensation.”
The Board has determined that Mr. Mathes and Mses. Courtin and Pangis meet the independence requirements applicable to compensation committee members under the NYSE listing standards and the applicable SEC rules, and are also “non-employee directors” for purposes of Section 16.
During 2025, the Compensation Committee held four meetings and also acted by unanimous written consent eight times.

Compensation Committee Interlocks and Insider Participation

During 2025, the members of the Compensation Committee were as follows: (i) from January 1, 2025 to February 10, 2025, Nicolas Brien, Angela Courtin and Peter Mathes, (ii) from February 10, 2025 to August 21, 2025, Angela Courtin and Peter Mathes, and (iii) from August 21, 2025 to December 31, 2025, Angela Courtin, Peter Mathes, and Nicolle Pangis. Except for Mr. Brien, who resigned from the Compensation Committee upon becoming an executive officer of the Company on February 10, 2025, none of the members of the Compensation Committee during fiscal year 2025 was an officer or employee of the Company. During fiscal year 2025, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Board and/or the Compensation Committee. None of the members of the Compensation Committee during fiscal year 2025 had any relationships requiring disclosure under Item 404 of Regulation S-K for the fiscal year 2025.

Nominating and Governance Committee

The Nominating and Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and NYSE listing standards. A copy of the charter of the Nominating and Governance Committee is available in the Investor Relations section of the Company’s website at www.outfront.com.

As more fully described in its charter, the Nominating and Governance Committee is responsible for, among other things:
NOMINATING AND GOVERNANCE	●	identifying and recommending to the Board individuals qualified to become members of the Board;
	●	recommending to the Board any changes to the Company’s Corporate Governance Guidelines;
COMMITTEE	●	making recommendations to the Board regarding directors to serve as members and chairs of each Board committee;
	●	lead the Board and Board committee self-evaluations;
	●	making recommendations to the Board on director compensation matters;
	●	monitoring developments in the law and corporate governance;
	●	conducting reviews and oversight of all transactions between the Company and related persons for potential conflicts of interest; and
	●	reviewing and reporting to the Board on the Company’s policies, practices and disclosures relating to ESG issues for purposes of risk management, long-term business strategy and otherwise.
The Board has determined that Mses. Tolson and Courtin and Mr. Barrett meet the independence requirements applicable to nominating and governance committee members under the NYSE listing standards.

During 2025, the Nominating and Governance Committee held four meetings and also acted by unanimous written consent three times.

Communications with the Board

Stockholders and other parties interested in contacting the Company’s non-management directors may send an email to nonmanagementdirectors@outfront.com, or write to Non-Management Directors, OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016. The non-management directors’ contact information is also available in the Investor Relations section of the Company’s website at www.outfront.com. The independent directors have approved the process for handling communications received in this manner.

Director Compensation

The Nominating and Governance Committee annually reviews and periodically recommends for the Board’s approval the form and amount of compensation for directors of the Company who are not employees of the Company or any of its subsidiaries (“Outside Directors”). Only Outside Directors are eligible to receive compensation for serving on the Board. In accordance with the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee (with input from the Compensation Committee and ClearBridge, as appropriate), is guided by three principles in its review of Outside Director compensation and benefits: (1) Outside Directors should be fairly compensated for the services they provide to the Company, taking into account, among other things, the size and complexity of the Company’s business and compensation and benefits paid to directors of comparable companies; (2) Outside Directors’ interests should be aligned with the interests of stockholders; and (3) Outside Directors’ compensation should be easy for stockholders to understand.

Accordingly, the compensation program for Outside Directors currently consists of (1) cash compensation in the form of annual Board, committee chair, committee member and Lead Independent Director retainers and (2) equity compensation in the form of an annual restricted share unit (“RSU”) grant (or a pro-rated RSU grant if the Outside Director joined the Board following the date of the annual RSU grant, but during the calendar year of the grant).

Cash Compensation

Each Outside Director is entitled to receive the following cash compensation determined by the Board, as applicable:

•A $82,500 annual board retainer, payable in equal quarterly installments in advance;

•A $10,000 annual committee member retainer for each member of the Compensation Committee and the Nominating and Governance Committee, payable in equal installments quarterly in advance;

•A $15,000 annual committee member retainer for each member of the Audit Committee, payable in equal installments quarterly in advance;

•A $20,000 annual committee chair retainer for the chair of the Compensation Committee and the chair of the Nominating and Governance Committee, payable in equal installments quarterly in advance;

•A $30,000 annual committee chair retainer for the chair of the Audit Committee, payable in equal installments quarterly in advance; and

•A $25,000 annual retainer for the Outside Director who serves as the lead independent director, if any, payable in equal installments quarterly in advance.

Equity Compensation

Each Outside Director is entitled to receive the following awards under the Omnibus SIP:

•an automatic annual grant of RSUs with a value of $145,000 based on the closing price of shares of our stock on the NYSE on the date of grant, which generally vest one year from the date of grant, with dividend equivalents accruing on such RSUs in amounts equal to the regular cash dividends paid on our common stock and with such accrued dividend equivalents converting to shares of our common stock on the date of vesting; or

•a pro-rated RSU grant if an Outside Director joins the Board following the date of the annual RSU grant, but during the calendar year of the grant.

Expenses

Members of the Board are reimbursed for expenses incurred in attending Board, committee and stockholder meetings (including travel and lodging).

2025 Director Compensation Table

The following table sets forth information concerning the compensation of the Outside Directors for 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Michael Barrett	33,431	113,702	—	147,133

Nicolas Brien(3)	23,125	—	—	23,125

Mark Carleton	54,107	141,822	—	195,929

Angela Courtin	102,500	145,000	—	247,500

Manuel A. Diaz	82,830	145,000	—	227,830

Michael J. Dominguez	82,500	145,000	—	227,500

Peter Mathes	117,500	145,000	—	262,500

Nicolle Pangis	33,431	113,702	—	147,133

Susan M. Tolson	126,154	145,000	—	271,154

Joseph H. Wender(4)	73,750	—	—	73,750

(1)    Reflects cash amounts earned in 2025 for the annual Board retainer, committee chair retainers, committee member retainers and Lead Independent Director retainer.
(2)    These amounts reflect the grant date fair value, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), of the annual grant of RSUs to each Outside Director under the Omnibus SIP. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2025, see Note 14 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(3)    Effective February 10, 2025, Mr. Brien became the Company’s Interim Chief Executive Officer and accordingly ceased to be an Outside Director, resigned from his role as a member of the Compensation Committee, and no longer received compensation for his service as a member of the Board. Effective August 21, 2025, Mr. Brien became the Company’s Chief Executive Officer.
(4)    Effective June 3, 2025, Mr. Wender resigned from his role as a member of the Board, the Audit Committee and the Nominating and Governance Committee, and as Lead Independent Director.

The following table shows the number of shares subject to outstanding RSUs held by each of the Outside Directors as of December 31, 2025. On June 3, 2025, Outside Directors received an automatic annual grant of RSUs with a grant date fair value of $145,000, which results in a grant of 8,636 RSUs; however, Outside Directors who commenced Board service after the grant date received prorated RSU grants in accordance with the Company’s director compensation program.

Name	Number of Shares Subject to Outstanding RSUs
Michael Barrett	6,047

Mark Carleton	8,663

Angela Courtin	8,636

Manuel A. Diaz	8,636

Michael J. Dominguez	8,636

Peter Mathes	8,636

Nicolle Pangis	6,047

Susan M. Tolson	8,636

Stock Ownership Guidelines

The Company’s Corporate Governance Guidelines provide that non-employee directors are expected to own shares of the Company’s common stock having a market value of at least three times their annual cash retainer within three years of becoming a director. This stock ownership expectation helps to align the interests of our directors with those of the Company’s stockholders. As of December 31, 2025, pursuant to the Company’s Corporate Governance Guidelines, all directors have met the stock ownership guidelines through either (i) direct ownership of shares of our common stock, or, (ii) a combination of direct ownership of shares of our common stock and unvested RSUs or, in the case of Mr. Dominguez, the shares of our common stock owned by his employer as of December 31, 2025, in accordance with the Nominating and Governance Committee’s discretionary authority to consider additional factors when evaluating compliance with the Company’s director stock ownership guidelines.

EXECUTIVE COMPENSATION

Unless otherwise indicated or the context otherwise requires, references to the “Committee” in this section of this proxy statement refer to the Compensation Committee, and references to “PRSUs” and “TRSUs” in this section of this proxy statement refer to performance-based RSUs and time-based RSUs, respectively.

Compensation Discussion and Analysis

Executive Summary

The following is an overview of the Committee’s major decisions in 2025 and changes to named executive officer (“NEO”) compensation. The compensation for our NEOs is presented in additional detail in the compensation tables and narratives following this summary and following the “Compensation Discussion and Analysis” section.

Summary of Key 2025 Compensation Actions
✓	Reviewed compensation peer group
✓	Maintained pay-for-performance emphasis of compensation program
✓	Continued to evaluate the mix of compensation to provide emphasis on long-term incentive equity grants
✓	Paid cash bonuses equal to 95% of target
✓	2025 annual OIBDA PRSUs (as defined below) were funded at 84%
✓	Retained ClearBridge as the Committee’s independent compensation consultant

Our 2025 Named Executive Officers

Our NEOs for 2025 consisted of the following individuals:

Name	Title
Nicolas Brien(1)	Chief Executive Officer

Jeremy J. Male(2)	Former Chairman and Chief Executive Officer

Matthew Siegel	Executive Vice President, Chief Financial Officer

Richard H. Sauer	Executive Vice President, General Counsel

Jodi Senese(3)	Former Executive Vice President and Chief Marketing Officer

Nancy Tostanoski(4)	Former Executive Vice President and Chief Human Resources Officer

Mark Bonanni(5)	Executive Vice President and Chief Revenue Officer, Commercial

James Norton(6)	Executive Vice President and Chief Revenue Officer, Enterprise

(1) Effective February 10, 2025 and August 21, 2025, Mr. Brien was appointed as Interim Chief Executive Officer and as Chief Executive Officer, respectively.
(2) Effective February 10, 2025, Mr. Male no longer served as the Company’s Chairman and Chief Executive Officer, and separated from the Company effective March 31, 2025.
(3) Effective July 1, 2025, Ms. Senese no longer served as the Company’s Executive Vice President and Chief Marketing Officer and separated from the Company effective December 31, 2025.
(4) Effective September 12, 2025, Ms. Tostanoski no longer served as the Company’s Executive Vice President and Chief Human Resources Officer and separated from the Company effective December 31, 2025.
(5) Effective July 1, 2025, Mr. Bonanni was appointed as Executive Vice President and Chief Revenue Officer, Commercial.
(6) Effective August 18, 2025, Mr. Norton was appointed as Executive Vice President and Chief Revenue Officer, Enterprise.

2025 Company Performance Highlights

Highlights of our 2025 performance are summarized below.

($ in millions)	2025
	Revenues	AFFO*	Adjusted OIBDA**
	$1,831.7	$337.7	$499.3

*We calculate and define “AFFO” as funds from operations attributable to OUTFRONT Media Inc. (which reflects net income (loss) attributable to OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, impairment charges, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and redeemable and non-redeemable noncontrolling interests, as well as the related income tax effect of adjustments, as applicable) adjusted to include amortization of direct lease acquisition costs and cash paid for maintenance capital expenditures, and exclude restructuring charges and losses on extinguishment of debt, as well as certain non-cash items, including non-real estate depreciation and amortization, impairment charges on non-real estate assets, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for our redeemable and non-redeemable noncontrolling interests, along with the non-cash portion of income taxes, and the related income tax effect of adjustments, as applicable.
**    We calculate and define “Adjusted OIBDA” as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and impairment charges. For reconciliations of Adjusted OIBDA (as described above) and AFFO (as described above) to operating income (loss) and net income (loss) attributable to OUTFRONT Media Inc., respectively, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Results of Operations—Reconciliation of Non-GAAP Financial Measures,” on pages 42-44 of our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission on February 26, 2026.

The Company accomplished the following in 2025:

✓	We transformed senior leadership by exiting multiple executives and recruited high-caliber industry leaders into key roles

✓	We optimized our operations by executing reduction in force and restructuring actions

✓	We restructured the Company’s technology function and delivered a development roadmap to improve operational execution and product delivery

✓	We advanced culture-building efforts through the establishment of collaborative leadership teams, a revamped Company town hall format, and expanded cultural and community partnerships

✓	We added 125 digital billboard displays comprised of new builds, conversions, acquisitions and management agreements

✓	We improved our balance sheet through deleveraging

✓	We successfully negotiated six labor union agreements that were set to expire in 2025

✓	Stockholders saw significant value from our strengthened financial performance, with over 41% one-year total shareholder return on the Company’s common stock as of December 31, 2025

Our Compensation Philosophy

We strive to have a compensation philosophy that is flexible and aligned with our human resources and business strategies. The Committee and our management team periodically review and consider changes to the philosophy to ensure it is reasonable and market-competitive. Our compensation consultant, who advised us on the compensation philosophy during 2025, continues to be supportive of these key tenets.

In summary, our compensation philosophy is to deliver compensation programs that support the Company’s attraction, motivation and retention objectives, while aligning executives’ interests with the goal of creating long-term sustainable stockholder value. The table below illustrates a number of key elements that are reflected in our current philosophy.

Elements of Our Philosophy	Summary of Philosophy
Considerations for Setting Pay Opportunities	✓	Position/responsibilities

	✓	Contribution/criticality to the organization

	✓	Individual performance and potential

	✓	Company performance

	✓	External market

	✓	Existing contractual obligations

Desired Market Positioning	✓	We do not explicitly target a specific percentile of the market

Elements of Our Philosophy	Summary of Philosophy
	✓	We generally consider using the market median as a reference point with respect to each element of target total direct compensation (base salary, target annual incentives and target value of long-term incentive opportunities)

Market Sources for Compensation Reference	✓	We focus primarily on a peer group of media-related companies to provide relevant market context for assessing our compensation program, along with analyzing relevant market compensation surveys to supplement the peer data

	✓	Given that the Company is a real estate investment trust (“REIT”), we also compare our compensation practices to REIT industry practices to provide additional context when reviewing our compensation program

Mix of Pay	✓	The majority of executive compensation should be “at risk” and subject to performance metrics (see charts below for more detail), which unifies management towards common Company performance goals

Key Pay Elements and Alignment with Company Performance

The following chart summarizes the key pay elements for our NEOs, their purpose and how each pay element links to Company performance. See “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation” below for additional detail.

Compensation Element	Form	Purpose	How it Links to Performance
FIXED	Base Salary	Cash	To provide a stable, reliable source of income, and to attract and retain talent	Reviewed annually in light of performance factors (Company and individual) and market compensation practices
AT RISK	Performance-Based Executive Cash Bonus Plan	Cash	To reward for individual contributions to annual financial and operational achievements	Variable and based on pre-established Company and individual performance goals
AT RISK	Long-Term Equity Incentive Compensation	Equity	To retain talent and reward for individual contributions to our growth and performance, aligned with shareholders	• PRSUs comprise 60% of equity award opportunity, and are subject to attainment of adjusted OIBDA and relative TSR ranking among a custom peer group • TRSUs comprise 40% of equity award opportunity and subject to stock price risk

Compensation Mix

To help ensure that management’s interests are aligned with those of stockholders and their compensation reflects the performance of the Company, a substantial portion of our NEOs’ compensation is at risk, and will vary above or below target levels commensurate with Company performance. The chart below shows the percentage of our NEOs’ annualized 2025 target compensation that was at risk (annual compensation excludes the one-time transition and appointment equity grants to the NEOs in 2025, which are also at risk).

CEO Pay Mix
Average* Other NEO Pay Mix
14.3%
14.3%
71.3%
28.2%
21.1%
50.7%
At-Risk Pay, 86%
At-Risk Pay, 72%
Base Salary
Target Cash Bonus Plan
Target Long-Term Incentive

*    Average includes the following NEOs (comprising all NEOs other than the Company’s CEO, the Company’s former CEO, Mses. Senese and Tostanoski): Messrs. Siegel, Sauer, Bonanni and Norton. These charts represent the target compensation, not actual payouts or pro-rated increases to any NEO’s base salary or annual target bonus opportunity. See “— Employment Agreements” for more information.

Summary of Our Executive Compensation Practices

The table below highlights certain executive compensation practices we have implemented that drive performance as well as those not implemented because we do not believe they would serve our stockholders’ interests:

What We DO
✓	Tie pay to performance by designing a significant portion of executive pay to be at risk; in 2025, 86% of the Company’s CEO’s annualized 2025 target compensation and, on average, 72% of the other NEOs’ annualized 2025 target compensation, were at risk

✓	Require significant stock ownership per guidelines to ensure directors and executives have long-term stockholder alignment

✓	Conduct an annual compensation program risk assessment

✓	Mitigate undue risk in compensation programs through informed performance goal-setting that considers multiple financial and non-financial inputs

✓	Retain the services of an independent compensation consultant

✓	Generally consider peer group, market and industry data when setting executive pay, using the median as a reference point to understand the general market

✓	Provide for accelerated equity vesting for plan participants and non-equity severance benefits for our executive officers upon a change in control, with “double triggers”

✓
Maintain an anti-hedging policy that prohibits our directors, executive officers, employees and their related persons from trading in derivative instruments with respect to the Company’s securities or selling the Company’s securities “short”

✓	Prohibit our directors, executive officers and their related persons from pledging the Company’s securities as collateral for loans or for any other purpose

✓	Maintain a Clawback Policy

What We DON’T DO
✗	Provide excessive perquisites

✗	Offer a pension or supplemental executive retirement plan

✗	Reprice underwater stock options without stockholder approval

✗	Reward executives without a link to performance

✗	Provide for excise tax gross-ups

2025 Say-on-Pay Outcome and Frequency of Say-on-Pay Outcome

We held a non-binding advisory stockholder vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote, at our 2025 Annual Meeting of Stockholders. At the 2025 Annual Meeting of Stockholders, approximately 98% of the votes cast were cast in favor of the “say-on-pay” proposal. The Committee considered the result of this advisory vote to be an endorsement of our executive compensation program, policies, practices and philosophy, and did not make any compensation changes for our NEOs specifically as a result of the say-on-pay voting results. The Committee will continue to consider the outcome of our say-on-pay votes when making future executive compensation decisions for our NEOs.

In light of the 2021 voting results with respect to the frequency of holding a non-binding advisory vote on executive compensation, the Board has determined that the Company will hold future non-binding advisory votes of stockholders to approve the compensation of the NEOs every year until the next non-binding advisory vote of stockholders on the frequency of stockholder votes on executive compensation, which will occur in 2027, or if earlier, until the Board otherwise determines a different frequency for such non-binding advisory votes.

Evaluating 2025 Compensation and the Use of Market Data

The Committee engaged ClearBridge to advise the Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of peer companies. See “Directors, Executive Officers and Corporate Governance—Board Committees—Compensation Committee” for further information regarding our engagement of ClearBridge.

In making its compensation determinations for fiscal year 2025, the Company considered compensation against a peer group selected by the Committee in consultation with ClearBridge. The Committee reviews and approves the compensation peer group annually. The compensation peer group was determined based on the following criteria:

Operations and Scale	We seek U.S.-based publicly-traded media companies as our primary data source. The selected peer companies are comparable to the Company’s revenue size (for example, generally companies with revenue of approximately $1 billion to $5 billion) with a secondary focus on market capitalization.

Business Characteristics	Demographics	U.S.-based publicly-traded media companies, similar in terms of business complexity who serve as potential sources of executive talent.

	Business Criteria	Companies with a similar business model to ours and have a meaningful portion of revenue from advertising sales as determined by an evaluation of such companies’ public disclosures.

	Peers of Peers	Companies who are listed as a peer of the Company’s current peers as disclosed in such peers’ proxy statement.

For 2025, the Committee reviewed and approved the compensation peer group in October 2024 and determined at that time that other than the addition of Criteo S.A. and Yelp Inc. and the removal of Audacy, Inc., no changes should be made. Therefore, the Company’s compensation peer group for 2025 was comprised of the following 14 companies:

Company	Trailing 12-Month Revenue(1)	Market Capitalization(1)
OUTFRONT Media Inc.	$1,832	$4,030
Nexstar Media Group, Inc.	$4,949	$6,158
Sinclair, Inc.	$3,169	$1,066
Gray Media, Inc.	$3,095	$522
Stagwell Inc.	$2,909	$1,233
The New York Times Company	$2,798	$11,270
TEGNA Inc.	$2,712	$3,126
IAC Inc.	$2,393	$3,028
AMC Networks Inc.	$2,312	$414
Lamar Advertising Company	$2,266	$12,820
The E.W. Scripps Company	$2,151	$354
Criteo S.A.	$1,945	$1,083
Clear Channel Outdoor Holdings, Inc.	$1,604	$1,099
Yelp Inc.	$1,465	$1,869
Magnite, Inc.	$714	$2,331

(1)    As of December 31, 2025. Dollars in millions.

The Company strives to maintain a reasonable competitive positioning relative to the peer group and secondary compensation sources, such as published survey data. Although the Company does not solely use benchmarking to evaluate its executive compensation, it does use market data as an initial reference point to understand the general market. Analyzed data is scoped to the Company’s revenue size and aged to a common date to ensure comparability. In 2025, the Committee reviewed data from the Willis Towers Watson Executive General Industry Survey and the Willis Towers Watson Tech, Media, and Gaming Industry Survey. No one company in these surveys was relied upon with respect to determining any of the Company’s compensation decisions. Because the Company is structured as a REIT, the Committee also considered pay practices among specialty REITs of comparable size to that of the Company based on revenue and market capitalization, similar to the size criteria used for the media peer group described above. For 2025, the Committee reviewed and approved the REIT comparison group and determined that no changes should be made to the REIT comparison group. Accordingly, the REIT comparison group for 2025 included the following specialty REITs: Digital Realty Trust, Inc., Extra Space Storage Inc., PotlatchDeltic Corporation, Uniti Group Inc., Rayonier Inc., and The Macerich Company.

Elements of 2025 NEO Compensation

Consistent with 2024, NEO compensation in 2025 included the following compensation elements:

✓    Base salary

✓    Performance-based compensation:

◦Executive cash bonus plan

◦Long-term equity incentive compensation

✓    Retirement plans

✓    Other compensation (personal benefits)

The Committee considered each of the above elements from the perspective of design and pay level as it reviewed and established NEO compensation in 2025. Neither the Company nor the Committee used explicit guidelines in determining the mix of compensation elements for the NEOs. However, as described above, the Committee managed the pay programs so that a majority of compensation was both at risk and subject to performance conditions.

During 2025, we were a party to employment agreements with all of our NEOs. For a description of the terms and provisions of these employment agreements, see “—Employment Agreements.”

Base Salary

We annually review the base salaries of our NEOs in light of performance factors (Company and individual) and market compensation practices. The Committee reviews compensation analysis and data provided by our compensation consultant, ClearBridge. The base salaries provided to the NEOs were not increased in 2025 because the Committee determined that their respective current base salaries were within the competitive market range.

Name	2024 Salary	2025 Salary	Change(7)
Nicolas Brien(1)	—	$1,000,000	N/A

Jeremy J. Male(2)	$1,400,000	$1,400,000	0%

Matthew Siegel	$700,000	$700,000	0%

Richard H. Sauer	$650,000	$650,000	0%

Jodi Senese(3)	$550,000	$550,000	N/A

Nancy Tostanoski(4)	$500,000	$250,000	N/A

Mark Bonanni(5)	$375,000	$550,000	N/A

James Norton(6)	—	$650,000	N/A

(1) Effective February 10, 2025 and August 21, 2025, Mr. Brien was appointed as Interim Chief Executive Officer and as Chief Executive Officer, respectively. The amount shown reflects target base salary as of Mr. Brien’s appointment to Chief Executive Officer. Mr. Brien’s 2025 target base salary as Interim Chief Executive Officer was $800,000.
(2) Effective February 10, 2025, Mr. Male no longer served as the Company’s Chairman and Chief Executive Officer, and separated from the Company effective March 31, 2025. The 2025 amount shown reflects target annual base salary as of Mr. Male’s separation date from the Company.
(3) Effective July 1, 2025, Ms. Senese no longer served as the Company’s Executive Vice President and Chief Marketing Officer and separated from the Company effective December 31, 2025. The 2025 amount shown reflects target annual base salary as of Ms. Senese’s separation date from the Company.
(4) Effective September 12, 2025, Ms. Tostanoski no longer served as the Company’s Executive Vice President and Chief Human Resources Officer and separated from the Company effective December 31, 2025. In connection with her separation, Ms. Tostanoski’s target base salary was reduced from $500,000 to $375,000 effective September 15, 2025, and from $375,000 to $250,000 effective November 1, 2025. The 2025 amount shown reflects target annual base salary as of Ms. Tostanoski’s separation date from the Company.
(5) Effective July 1, 2025, Mr. Bonanni was appointed as Executive Vice President and Chief Revenue Officer, Commercial. The amount shown reflects target base salary as of Mr. Bonanni’s appointment as Executive Vice President and Chief Revenue Officer, Commercial.
(6) Effective August 18, 2025, Mr. Norton was appointed as Executive Vice President and Chief Revenue Officer, Enterprise. The amount shown reflects target annual base salary as of Mr. Norton’s appointment as Executive Vice President and Chief Revenue Officer, Enterprise.
(7) Percentage change is not shown for NEOs who did not receive base salary during fiscal year 2024, who received base salary for only a portion of fiscal year 2025 or whose base salary changed as a result of a change in position within the Company.

Performance-Based Compensation—Executive Cash Bonus Plan

Overview

Ultimately, the goal of the plan is to reward behaviors that create value for our stockholders. More specifically, the OUTFRONT Media Inc. Amended and Restated Executive Bonus Plan (the “Executive Bonus Plan”) is designed to motivate NEOs to:

✓    Grow top line revenue

✓    Manage and control costs

✓    Achieve rigorous individual goals that are linked to our strategic plan

These behaviors are measured through financial metrics, and, to a lesser extent, qualitative metrics as illustrated in the table below.

Metric	Weighting	Payout Downside (% of Target)(1)	Payout Upside (% of Target)
Financial Performance: Weighted Average Achievement of Adjusted OIBDA and AFFO	67% (75% Adjusted OIBDA, 25% AFFO)	50%	200%

Individual Performance	33%

The Company continues to use Adjusted OIBDA as a metric because it remains an important indicator of the Company’s operational strength and performance of our businesses, as it provides a link between profitability and operating cash flow. The Company uses AFFO as the second metric because, like Adjusted OIBDA, management uses AFFO in managing the business and it is an important indicator of our operational strength and business performance. We believe the Adjusted OIBDA and AFFO metrics provide a meaningful comparison of our Company’s operating performance to other companies in our industry as well as to REITs.	Adjusted OIBDA and AFFO were selected and approved by the Committee as metrics for the Executive Bonus Plan. As a media company that is also a REIT, these metrics are seen as critical to both our short-term performance and our long-term strategic plan, and are the most prominent two metrics tracked by our management and the investment community.
____________
(1) Subject to achieving the Minimum Funding Threshold (as defined and described below).

How the Plan Works

The Committee has a process in place for setting goals and evaluating performance under the Executive Bonus Plan that includes both quantitative financial performance targets for the Company and qualitative individual performance goals and objectives for the NEOs. Based on the advice of our compensation consultant, the Committee chose to set the Executive Bonus Plan financial thresholds, targets and maximums for fiscal year 2025 using budgeted financial estimates, which consider macroeconomic factors, analyst estimates and projected out-of-home advertising industry growth, as well as the Company’s financial and operational performance. In order for the quantitative financial component of the bonuses to be funded under the Executive Bonus Plan, the Company must achieve an 80% or greater level of the weighted average achievement of a combination of the percentage of target Adjusted OIBDA achieved for calendar year 2025 and the percentage of target AFFO achieved for calendar year 2025, in each case, as adjusted in accordance with the Executive Bonus Plan, with such weighted average achievement calculated by allocating a 75% weighting to target Adjusted OIBDA and a 25% weighting to target AFFO (the “Minimum Funding Threshold”). If the Minimum Funding Threshold is achieved, the Committee compares the weighted average achievement of both financial metrics to a pre-defined bonus payout scale approved by the Committee in early 2025, with threshold, target and maximum goals, as set forth below. The Committee applies an increased payout of 25% for every 2.5% weighted average achievement above target, and a decreased payout of 12.5% for every 5% weighted average achievement below target. If the performance achievement results in a percentage between two performance levels on the scale, the bonus payout is interpolated. The Company’s Chief Executive Officer then reviews the qualitative individual performance of the NEOs relative to the Company’s performance and pre-established strategic goals and objectives, and provides his assessment to the Committee, while the Committee does their own assessment of the Chief Executive Officer’s performance. The Committee then determines achievement within the parameters of the pre-defined payout of 0% to 200%. The Committee determines the actual final bonus payments using the following percentages: 67% of the bonus payment is based on the quantitative financial component and 33% of the bonus payment is based on an evaluation of the qualitative individual performance of the NEOs, each as described above and below. The Committee may exercise discretion to adjust any of the bonus payments, subject to any limitations set forth in the Executive Bonus Plan. This process is depicted in the flowchart below.

Determining the 2025 Payout

Goal-Setting Process

- Management develops target AFFO and target Adjusted OIBDA performance goals
- Management sets individual goals and objectives

➕

- Analyst guidance for the upcoming year is reviewed
- Company reviews performance for prior-year(s)

➕

- Threshold, target and maximum performance goals are developed in consideration of these factors

➕

- Management reports recommendations to Committee for final approval

Measurement of Financial Performance (67%)

The Committee evaluates actual performance relative to the weighted average of combined target Adjusted OIBDA and AFFO performance to determine financial component funding. If the financial weighted average achievement of such combination is 80% or more, the Committee then compares the achievement to a pre-defined scale with threshold, target and maximum goals, using straight-line interpolation as needed, to assess potential payouts.

Individual Goals and Performance (33%)

The CEO reviews the performance of NEOs, other than himself, relative to Company performance and pre-established strategic goals and objectives, and then discusses his assessment of each NEO with the Committee. The Committee reviews CEO performance and then determines achievement within the parameters of the pre-defined payout range (0% to 200%).

Final Payout

The Committee determines the final payout by evaluating the weighted formulaic outcome of the financial and individual performance of the NEOs for the year, and any other factors that the Committee deems appropriate, subject to any limitations set forth in the Amended and Restated Executive Bonus Plan.

The chart below summarizes the Committee’s review of 2025 performance and the resulting Executive Bonus Plan payouts.

Financial Component Funding
Threshold Financial Performance Achieved			In 2025, the Minimum Funding Threshold goal was achieved. Actual Adjusted OIBDA for cash bonus plan purposes was $499.3 million and actual AFFO was $340.3 million, which were greater than 80% of the threshold amount of $543.1 million and $369.8 million, respectively.
NEO Performance
Effective February 10, 2025, Mr. Brien became the Company’s Interim Chief Executive Officer and Mr. Male no longer served as the Company’s Chairman and Chief Executive Officer, with Mr. Male separating from the Company effective March 31, 2025. Effective August 21, 2025, Mr. Brien became the Company’s Chief Executive Officer. In early 2026, Mr. Brien reviewed and assessed the performance of each NEO (other than the NEOs who separated from the Company who were compensated pursuant to the terms of their respective employment and/or separation agreements), relative to the Company’s performance objectives outlined below, and discussed his assessment of each NEO’s performance with the Committee. The NEO and Company performance objectives in 2025 were as follows:
✓	Establish a unifying mission, vision, and growth strategy
✓	Recruit high-caliber industry leaders into key roles
✓	Continue to enhance billboard revenues and improve transit revenue recovery, particularly in connection with the Company’s transit franchise agreement with the New York Metropolitan Transportation Authority (the “MTA”)
✓	Continue conversions of static billboard to digital displays, and deploy new digital displays in key media markets
✓	Strengthen the Company’s financial performance
✓	Enhance technology of our business, assets and products, including the use of programmatic and direct sale advertising platform technologies
✓	Accelerate demand generation through strengthened collaboration between marketing and sales
✓	Continue to invest in human capital and corporate culture
✓	Renew six labor union agreements
Overall Funding
As noted previously, 67% of the NEOs’ annual cash bonus payout is based on the weighted average achievement of target Adjusted OIBDA and target AFFO, 75% and 25%, respectively. The table below depicts the (1) threshold, target and maximum performance goals used to determine bonus pool funding, (2) actual performance achievement for 2025 for these goals, and (3) the resulting weighted average performance achievement for 2025 for financial performance.
2025 Performance Goal	Weighting	Actual	Threshold	Target	Maximum	Achievement
Adjusted OIBDA*	75%	$499.3	$434.5	$543.1	$597.4	91.9% x 75% = 69.0%
AFFO*	25%	$340.3	$295.8	$369.8	$406.8	92.0% x 25% = 23.0%
2025 Weighted Average Financial Achievement (67%)						92.0% of target = 79.9% of funding
2025 Individual Performance Funding (33%)						125%
2025 Final Funding						95% of target

* Dollars in millions. For purposes of calculating AFFO actual, threshold, target and maximum performance amounts, the AFFO metrics, which is defined and described in the section entitled “—Executive Summary—2025 Company Performance Highlights,” was further adjusted to include cash paid for direct lease acquisition costs to maintain consistency with how the Company calculated compensation targets for 2025. Starting at the end of 2025, the Company modified its calculation of AFFO for reporting purposes to include amortization of direct lease acquisition costs instead of the cash paid for direct lease acquisition costs. For further information, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Results of Operations—Reconciliation of Non-GAAP Financial Measures,” on pages 42-44 of our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission on February 26, 2026.

For 2025, the financial weighted average achievement of target Adjusted OIBDA and target AFFO was 92.0%, which resulted in 79.9% funding of the financial performance component of the bonus pool for our NEOs. The Committee applied the weighted average achievement of both metrics against the pre-defined bonus payout scale approved by the Committee in early 2025, as described above. Since the financial weighted average achievement for 2025 was at 92.0%, the financial portion of the bonus payout was funded at 79.9%, which represents 67% of the total bonus funding pool.
After reviewing Mr. Brien’s recommendations (other than with respect to the NEOs who separated from the Company), the Committee determined that for the 33% individual performance component of each NEO’s annual bonus, the funding would be set at a funding level of 125% (which is above the target and below the maximum individual performance component funding level of 200% permitted under the Committee’s pre-defined payout range). The Committee determined that the 125% funding level appropriately reflected the team’s performance against the Company’s objectives outlined above, and also considered the Company’s strong stock performance in the second half of the year. In addition, the Committee believes that the NEOs who were individually assessed equally contributed to the Company’s performance objectives, and as their respective individual performances are tied to the Company’s financial performance, all NEOs received the same bonus funding of 95% of target.
2025 Final Payouts
NEO	Target Bonus (As a % of Base Salary)	Target Bonus ($)	Actual Bonus (As a % of Target Bonus Opportunity)	Actual Bonus ($)
Nicolas Brien(1)	100%	785,208	95%	745,948
Jeremy J. Male(2)(8)	115%	396,986	95%	377,137
Matthew Siegel(3)	100%	682,740	95%	648,603
Richard H. Sauer	70%	455,000	95%	432,250
Jodi Senese(4)(8)	60%	330,000	95%	313,500
Nancy Tostanoski(5)(8)	60%	265,274	95%	252,010
Mark Bonanni(6)	70%	194,082	95%	184,378
James Norton(7)	70%	169,534	95%	161,057
(1) Effective February 10, 2025 and August 21, 2025, Mr. Brien was appointed as Interim Chief Executive Officer and as Chief Executive Officer, respectively. The amount shown represents the target annual bonus, prorated to reflect the period during which Mr. Brien served in his roles with the Company.
(2) Effective February 10, 2025, Mr. Male no longer served as the Company’s Chairman and Chief Executive Officer, and separated from the Company effective March 31, 2025. The amount shown represents the target annual bonus, prorated to reflect the period during which Mr. Male served in his role with the Company.
(3) In February 2025, the Committee, in its discretion, increased Mr. Siegel’s annual target bonus opportunity from 90% to 100% of his annual base salary, following a review of peer data and other factors, effective as of April 1, 2025. Mr. Siegel’s target bonus opportunity reflects proration of his target bonus increase. See “—Employment Agreements.”
(4) Effective July 1, 2025, Ms. Senese no longer served as the Company’s Executive Vice President and Chief Marketing Officer and separated from the Company effective December 31, 2025.
(5) Effective September 12, 2025, Ms. Tostanoski no longer served as the Company’s Executive Vice President and Chief Human Resources Officer and separated from the Company effective December 31, 2025. The amount shown represents the target annual bonus, prorated to reflect the period during which Ms. Tostanoski served in her role with the Company.
(6) Effective July 1, 2025, Mr. Bonanni was appointed as Executive Vice President and Chief Revenue Officer, Commercial. The amount shown represents the target annual bonus, prorated to reflect the period during which Mr. Bonanni served in his new role with the Company.
(7) Effective August 18, 2025, Mr. Norton was appointed as Executive Vice President and Chief Revenue Officer, Enterprise. The amount shown represents the target annual bonus, prorated to reflect the period during which Mr. Norton served in his role with the Company.
(8) Each of Mr. Male and Mses. Senese and Tostanoski were compensated for 2025 payouts pursuant to the terms of their respective employment agreements and/or separation agreements with the Company, as applicable.

Performance-Based Compensation—Long-Term Equity Incentive Compensation

The Company provides long-term equity incentive compensation to the NEOs that is intended to:

✓    Balance stockholder alignment, line-of-sight to critical financial metrics and long-term retention

✓    Reflect typical market practice of our peer group

✓    Align with our stated pay-for-performance compensation philosophy

Annual 2025 Grants

In 2025, the Committee updated the Company’s long-term equity incentive compensation program by adding a relative total shareholder return (“TSR”) financial measure and removing AFFO as a financial measure for the allocation and calculation of the PRSU awards. The Committee modified the vesting schedule for the PRSU awards as well. Accordingly, the Company’s annual long-term equity incentive compensation was comprised of the following components:

Type of Long-Term Equity Incentive Compensation	Weighting	Overview	Rationale
PRSUs	60%
✓ 60% (36% of the total long-term equity incentive award) earned based on one-year Adjusted OIBDA performance. Any earned PRSUs are also subject to ratable vesting over a three-year period following the grant date (“OIBDA PRSUs”)
			✓ Based on financial metrics that are (1) directly linked to stock price growth, (2) market-competitive, and (3) used by management as an indicator of the Company’s performance
✓ 40% (24% of the total long-term equity incentive award) earned based on the Company’s TSR relative to the TSRs of the companies in a custom peer group of industry peers (the “TSR Peer Group”) based on a three-year performance period (the “TSR PRSU”). Any earned PRSUs will cliff vest in full on the third anniversary of the award grant date
			✓ Differentiates long-term incentive compensation metrics from short-term incentive compensation metrics with addition of a relative TSR metric and the elimination of the AFFO metric.
			✓ Provides alignment with stockholders
			✓ Fosters retention
TRSUs	40%	✓ Vests ratably over a three-year period following the grant date	✓ Provides alignment with stockholders
			✓ Fosters retention

Except as noted below, on February 20, 2025, the Company made an annual grant of PRSUs to its NEOs, consisting of OIBDA PRSUs and TSR PRSUs. Grants of PRSUs follow the same process as that of awards under the Executive Bonus Plan in that the grants of PRSUs are at-risk and subject to the Minimum Funding Threshold.

No PRSUs were granted to the Company’s former Chief Executive Officer due to his separating from the Company, the Company’s current Chief Executive Officer since he was serving as Interim Chief Executive Officer as of the grant date, or to the Company’s Executive Vice President, Chief Revenue Officer, Enterprise, as he was not employed by the Company as of the grant date. Mr. Bonanni was granted PRSUs in respect of his service in his prior role with the Company, before his promotion to Executive Vice President, Chief Revenue Officer, Commercial, which PRSUs were calculated using Adjusted OIBDA and AFFO consistent with PRSUs grants to similarly situated non-executive officer employees.

If the Minimum Funding Threshold is achieved for OIBDA PRSUs, the Committee compares the actual achievement of OIBDA to the performance and payout schedule approved by the Committee in early 2025 with threshold, target and maximum goals, as set forth below. For OIBDA PRSUs, the Committee applies an increased payout of 10% for every 5% achievement above target, and a decreased payout of 10% for every 5% achievement below target. If the performance achievement results in a percentage between two performance levels on the scale, the grant payout is interpolated. The Committee may exercise discretion to adjust any of the grants of PRSUs, subject to any limitations set forth in the Omnibus SIP.

Performance and Payout Schedule	Level of Performance (Relative to Target Performance)	Level of Payout (Relative to Target # of PRSUs Granted)
Below Threshold	<80%	0%
Threshold	80%	60%
Target	100%	100%
Maximum	≥110%	120%

The TSR PRSU Grants performance metric is based on the Company’s TSR relative to the TSRs of the TSR Peer Group as of January 1, 2025, measured over a three-year performance period from January 1, 2025 to December 31, 2027, with the number of PRSUs eligible to vest ranging from 0% to 200% of target based on a percentile ranking of the Company’s relative TSR. Subject to the performance condition, these TSR PRSU Grants will cliff vest in full on the third anniversary of the award grant date. Except with respect to the performance condition and the time-vesting period, the terms and conditions of the TSR PRSU Grants are substantially similar to those of the Company’s standard annual long-term equity incentive grants. TSR is to be calculated based on the 20-day trading average at the beginning and end of the performance period referenced above, with dividends assumed to be reinvested. The performance and payout schedule approved by the Committee for the TSR PRSU Grants is set forth below. If the performance achievement results in a relative ranking between the 25th and 75th percentile, the grant payout is determined by linear interpolation. The Committee may exercise discretion to adjust any of the TSR PRSU Grants, subject to any limitations set forth in the Omnibus SIP.

Level of Performance (Relative TSR Percentile Rank)	Level of Payout (Relative to Target Amount of TSR PRSU Grants)
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and above	200%

In evaluating the design and potential payout levels of long‑term equity incentive compensation under the PRSU program relative to short‑term cash‑based incentives available under the Executive Bonus Plan, the Company uses Adjusted OIBDA as the sole financial performance metric for OIBDA PRSU awards and a TSR‑based metric for TSR PRSU awards. OIBDA PRSU awards utilize an interpolation scale with higher threshold and lower maximum payout levels than the Executive Bonus Plan, making achievement of maximum payout levels more difficult and generally attainable only in periods of significant outperformance. As described above, Adjusted OIBDA is a key metric used by management and the Committee to manage the business, evaluate operating performance, and support planning and forecasting, and the Committee has historically established rigorous annual Adjusted OIBDA performance targets that require meaningful incremental growth over prior‑year results. The TSR metric is intended to more directly align a portion of long‑term equity compensation with the Company’s performance as experienced by stockholders over the applicable performance period.

The Committee considered a number of factors when establishing each NEO’s 2025 total grant value (other than Messrs. Male, Brien, Norton and Bonanni):

✓    Recommendations from the Company’s Chief Executive Officer (excluding for his own role) based on the Company performance objectives described above

✓    Market data and consultation provided by ClearBridge

✓    Existing contractual obligations through employment agreements

✓    Potential levels of dilution

✓    Internal equity amongst the NEO group

✓    The desire to place more emphasis on long-term incentives from a pay mix perspective

The table below provides the total annual 2025 target value and the number of target PRSUs and TRSUs that were granted to each NEO identified in the table.

	Total Annual 2025 Target Value	Number of Units Granted in 2025
NEO		Target OIBDA PRSUs	Target TSR PRSUs	TRSUs
Matthew Siegel(1)	$2,500,000	49,099	32,733	54,555
Richard H. Sauer	$800,000	15,711	10,474	17,457
Jodi Senese	$650,000	12,765	8,510	14,184
Nancy Tostanoski	$500,000	9,819	6,546	10,911
Mark Bonanni(2)	$208,724	6,546	N/A	4,841
(1) In February 2025, following a review of peer data and other factors, the Committee, in its discretion, increased Mr. Siegel’s annual long-term incentive target opportunity from $2,250,000 to $2,500,000. See “—Employment Agreements.”
(2) Mr. Bonanni was granted PRSUs with respect of his service in his prior role with the Company before his promotion to Executive Vice President, Chief Revenue Officer, Commercial, which PRSUs indicated in the “Target OIBDA PRSUs” column were calculated using Adjusted OIBDA and AFFO consistent with PRSUs grants to similarly situated non-executive officer employees

In February 2026, the Committee determined the threshold level of Adjusted OIBDA performance was attained (as described above for the Executive Bonus Plan for 2025) and, accordingly, the number of PRSUs actually earned based on the Company’s performance relative to the performance goals established by the Committee for the 2025 calendar year. The number of shares earned upon vesting of the PRSUs is determined in accordance with the performance and payout schedule described in the table above. For 2025, we achieved 91.9% of the target Adjusted OIBDA, which resulted in final OIBDA PRSUs eligible to vest at 84% of target OIBDA PRSUs. In February 2026, the Committee also determined the threshold level of Adjusted OIBDA and AFFO performance for the 2025 annual PRSU awards granted to Mr. Bonanni in his prior role with the Company was attained, which based on weighted average achievement of a target Adjusted OIBDA and target AFFO resulted in final 2025 annual PRSUs eligible to vest at 91% of target PRSUs.

The table below sets forth the number of PRSUs earned in 2025 and eligible to vest in accordance with the time-based vesting schedule described below.

NEO	Target Number of OIBDA PRSUs in 2025	Actual Number of OIBDA PRSUs Earned Based on 2025 Performance
Matthew Siegel	49,099	41,243
Richard H. Sauer	15,711	13,197
Jodi Senese(1)	12,765	12,765
Nancy Tostanoski(1)	9,819	9,819
Mark Bonanni(2)	6,546	5,956
(1) OIBDA PRSUs granted to Mses. Senese and Tostanoski were eligible to vest at target under the terms of their respective separation and/or employment agreements, as applicable.
(2) Mr. Bonanni was granted PRSUs in respect of his service in his prior role with the Company, before his promotion to Executive Vice President, Chief Revenue Officer, Commercial, which PRSUs indicated in the “Target Number of OIBDA PRSUs” column were calculated using Adjusted OIBDA and AFFO consistent with PRSUs grants to similarly situated non-executive officer employees.

The use of a one‑year performance period for OIBDA PRSU awards reflects the continually evolving media landscape in which the Company operates. The ongoing digitization of the business and the increasing importance of transit contracts make it more challenging to establish meaningful financial performance goals over periods longer than one year. Establishing rigorous annual financial targets enables management to focus on delivering results aligned with the Company’s near‑term operating priorities, while maintaining flexibility to adjust direction as business conditions change. Although OIBDA PRSU awards are earned based on one‑year performance, they time‑vest over a three‑year period and remain subject to forfeiture as described below. When combined with the three‑year performance period applicable to TSR PRSUs (as described above), this structure appropriately balances annual operating accountability with long‑term alignment to sustained Company performance and stockholder returns. Accordingly, the Committee believes this framework provides an appropriate basis for evaluating performance and certifying OIBDA PRSU awards.

The TRSUs and any OIBDA PRSUs actually earned generally vest in substantially equal installments over a three-year vesting period from the date of grant, and TSR PRSUs actually earned cliff vest in full on the third anniversary of the award grant date, subject to each NEO’s respective continued employment through the applicable vesting date and the terms of such NEO’s employment agreement and/or equity award. If we pay regular cash dividends with respect to our common stock, the holders of TRSUs and any PRSUs actually earned will be eligible for dividend equivalent payments in shares of our common stock when and to the extent that the related TRSUs or PRSUs vest and are settled.

Transition PRSU Grants

Additionally, in February 2025, the Committee, in consultation with ClearBridge, approved one-time grants of PRSUs (the “Transition PRSU Grants”) to certain NEOs to, among other things, address the change in vesting periods of the PRSU awards, from PRSU awards that had one-year determination periods in 2024 to PRSU awards that had a combination of one-year and three-year determination periods in 2025, as described in more detail above. The grant values of the Transition PRSU Grants were comprised of 100% PRSUs. The terms and conditions of the Transition PRSU Grants are substantially similar to those of the TSR PRSU Grants described above, except that the Company’s TSR relative to the TSRs of the TSR Peer Group will be measured over a two-year performance period from January 1, 2025 to December 31, 2026, and these Transition PRSU Grants will cliff vest in full on the second anniversary of the award grant date. No Transition PRSU Grants were granted to Messrs. Male, Brien, Norton or Bonanni for the reasons described above.

NEO	Transition PRSU Grants Value	Target Number of Transition PRSU Grants
Matthew Siegel	$600,000	32,733
Richard H. Sauer	$192,000	10,474
Jodi Senese(1)	$156,000	8,510
Nancy Tostanoski(1)	$120,000	6,546
(1) The Transition PRSU Grants awarded to Mses. Senese and Tostanoski were eligible to vest at target under the terms of their respective separation and/or employment agreements, as applicable.

As previously disclosed, certain NEOs were granted equity awards in connection with their appointment to their respective roles with the Company, as described below.

CEO Grants

In connection with Mr. Brien’s appointment as the Company’s Interim Chief Executive Officer in February 2025, he was granted a one-time award of TRSUs under the Omnibus SIP (the “Interim CEO TRSUs”) with a total grant date value of $1,333,333, which vested in February 2026. Additionally, in connection with Mr. Brien’s appointment as the Company’s Chief Executive Officer in September 2025, he was granted a one-time (i) PRSU award, reflecting $2,000,000 of his 2026 $5,000,000 long-term equity incentive target under the Omnibus SIP (the “CEO OUT-Performance PRSUs”), tied to the Company’s stock price performance over a three-year period, with the remaining portion of his target long-term incentive award being granted in February 2026, and (ii) TRSU award under the Omnibus SIP with a total grant date value of $1,000,000 (the “CEO TRSUs”). The CEO OUT-Performance PRSUs will vest on the third-year anniversary of the grant date, subject to Mr. Brien’s employment agreement and terms and conditions of the CEO OUT-Performance PRSUs, including a one‑year post‑vesting holding requirement, and the CEO TRSUs will vest on the earlier of the third-year anniversary of the grant date and the date on which Mr. Brien’s employment is terminated by the Company without “Cause” or by him for “Good Reason” (as those terms are each defined in Mr. Brien’s employment agreement). If we pay regular cash dividends with respect to our common stock, the CEO TRSUs and the CEO OUT-Performance PRSUs will be eligible for dividend equivalent payments in shares of our common stock when and to the extent that these awards vest and are settled.

Other One-Time Grants

In connection with Mr. Bonanni’s appointment as the Company’s Executive Vice President, Chief Revenue Officer, Commercial, and Mr. Norton’s appointment as the Company’s Executive Vice President, Chief Revenue Officer, Enterprise, they were each granted a one-time award of TRSUs under the Omnibus SIP (the “CRO TRSUs”) with a total grant date value of $150,000 and $400,000, respectively. The CRO TRSUs will vest ratably over a two-year period in equal installments on each of the first two anniversaries of the grant date, subject to Mr. Bonanni’s and Mr. Norton’s respective employment agreements and terms and conditions of the CRO TRSUs.

In addition, Mr. Siegel was granted a one‑time PRSU award under the Omnibus SIP (the “CFO OUT-Performance PRSUs”), with a total grant date value of $400,000, tied to the Company’s stock price performance over a three‑year period. The CFO OUT-Performance PRSUs will vest on the third-year anniversary of the grant date, subject to Mr. Siegel’s employment agreement and terms and conditions of the CFO OUT-Performance PRSUs.

Retirement, Deferred Compensation and Other Benefits

The Company maintains a broad-based tax-qualified defined contribution plan (the “401(k) Plan”) and a non-qualified deferred compensation plan (the “Excess 401(k) Plan”), effective as of January 1, 2014. During 2025, we provided participating NEOs with matching contributions in the 401(k) Plan and the Excess 401(k) Plan as we believe this benefit is reasonable and market-competitive.

Information regarding the participation by our NEOs in the Excess 401(k) Plan is set forth in the 2025 Non-qualified Deferred Compensation table and the narratives following this table. The Excess 401(k) Plan provides our senior executives with the opportunity to save for retirement beyond the qualified plan limitations.

In addition, we provide our employees, including our NEOs, broad-based benefits designed to attract and retain key talent and support our employee’s health, well-being and overall development, including healthcare and insurance benefits.

Stock Ownership Guidelines

To better align the interests of our executive team with those of our stockholders, we have adopted stock ownership guidelines for our executive officers. Ownership in the Company is evidence of the confidence our executives have in the Company’s long-term performance.

✓    Chief Executive Officer: 5x base salary

✓    Chief Financial Officer: 3x base salary

✓    Other executive officers: 2x base salary

Shares considered “owned” for purposes of complying with the stock ownership guidelines are:

✓    Shares of stock owned individually or jointly, or in trusts owned by the executive

✓    TRSUs

✓    PRSUs once performance level and number of PRSUs earned have been determined

Each executive officer has five years from the time such executive officer becomes subject to the ownership guidelines to meet the guideline. Once the executive’s qualified holdings reach the guideline, the executive will be deemed to have met the guideline going forward. The executive will need to maintain a level of ownership in either the number of shares held when the guideline was met (to mitigate the need to increase the number of shares owned when there is a reduction in the share price) or the current dollar guideline (to have the ability to reduce the number of shares when the share price increases). Management will present a progress report annually to the Committee regarding ownership levels.

As of or prior to December 31, 2025, all of the executive officers, including all of the NEOs, who are subject to the ownership guidelines, were in compliance with their respective ownership guidelines, or on track to meet their respective guideline by the end of the five-year period.

Clawback Policy

The Company has adopted a Clawback Policy in accordance with the applicable NYSE and SEC rules. The Clawback Policy provides that, in the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Company will recover all incentive compensation received by all current and former Section 16 officers (and any other persons designated by the Board as a covered executive), during the three completed fiscal years preceding the date the Company was required to prepare an accounting restatement in excess of the amount of incentive compensation that would have been received had such incentive compensation been determined based on the restated financial results. A copy of the Clawback Policy is filed as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 26, 2026.

Insider Trading Policy

The Company has adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by its directors, officers and employees, or by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the listing rules of the NYSE. A copy of the Company's Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 26, 2026.

Compensation Risk Assessment

In 2025, as part of the Company’s enterprise risk management process, our Chief Financial Officer, Chief People Officer, General Counsel, Vice President, Internal Audit, Controller, Corporate Secretary and Senior Vice President, Total Rewards evaluated our compensation programs for potential areas of risk. During this initial risk assessment, we reviewed our compensation and benefit programs to identify potential risks and risk mitigation factors. On the basis of this initial assessment, management concluded that the Company’s compensation programs are structured in a way that does not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee reviewed the results of this assessment at the end of 2025 and agreed with management’s conclusion.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent OUTFRONT Media Inc., a Maryland corporation (the “Company”), specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) included in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders (the “Proxy Statement”). Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in the Proxy Statement and incorporated by reference from the Proxy Statement into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission on February 26, 2026.

Members of the Compensation Committee

Peter Mathes, Chair
Angela Courtin
Nicolle Pangis

2025 Summary Compensation Table

The following table presents summary information regarding the compensation awarded to, earned by, or paid to each of the NEOs for services rendered to us for the years ended December 31, 2025, 2024 and 2023, as applicable.

Name and Principal Position(a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)(3)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)(1)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)(5)	Total ($)(j)
Nicolas Brien	2025	778,464(6)	—	4,333,315	—	745,948	—	25,427	5,883,153(7)
Chief Executive Officer
Jeremy J. Male	2025	415,962	100,000	—	—	377,137	—	2,316,645	3,209,744
Former Chairman and Chief	2024	1,400,000	—	3,999,986	—	1,787,100	—	1,260	7,188,346
Executive Officer	2023	1,400,000	—	3,999,989	—	1,046,500	—	1,260	6,447,749
Matthew Siegel	2025	700,000	—	4,032,870	—	648,603	—	13,132	5,394,605(7)
Executive Vice President,	2024	687,500	—	2,249,992	—	677,911	—	12,894	3,628,297
Chief Financial Officer	2023	650,000	—	1,999,995	—	359,125	—	13,244	3,022,364
Richard H. Sauer	2025	650,000	—	1,162,463	—	432,250	—	13,007	2,257,720(7)
Executive Vice President,	2024	650,000	—	799,995	—	505,050	—	12,832	1,967,877
General Counsel	2023	650,000	—	799,998	—	295,750	—	12,369	1,758,117
Jodi Senese	2025	550,000	—	944,495	—	313,500	—	9,739	1,817,734(7)
Former Executive Vice President, Chief Marketing Officer
Nancy Tostanoski	2025	444,712	—	726,526	—	252,010	—	31,424	1,454,672(7)
Former Executive Vice President, Chief Human Resources Officer
Mark Bonanni	2025	455,481	—	358,717	—	210,784	—	13,530	1,038,512(7)
Executive Vice President, Chief Revenue Officer, Commercial
James Norton	2025	237,500	—	399,992	—	161,057	—	7,819	806,368(7)
Executive Vice President, Chief Revenue Officer, Enterprise

(1)Salary and Non-Equity Incentive Plan Compensation for 2025 include amounts deferred under qualified and non-qualified arrangements.
(2)Amount represents payment in lieu of the reimbursement of repatriation expenses in Mr. Male’s employment agreement and separation agreement.
(3)For stock awards made in 2025, these amounts reflect the aggregate grant date fair values of grants under the Omnibus SIP, determined in accordance with FASB ASC Topic 718. For the total annual PRSUs granted in 2025 to Messrs. Siegel, Sauer and Bonanni, and Mses. Senese and Tostanoski, (representing $1,793,596, $573,923, $119,988, $466,305 and $358,688, respectively, of the aggregate grant date values included in column (e)), the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $2,867,203, $917,460, $143,986, $745,425 and $573,390, respectively. For the total one-time PRSUs granted in 2025 (including the Transition PRSU Grants) to Messrs. Brien, Siegel, Sauer and Mses. Senese and Tostanoski (representing $2,000,003, $1,239,281, $268,553, $218,196 and $167,839, respectively, of the aggregate grant date values included in column (e)), the maximum grant date value, determined in accordance with FASB ASC Topic 718, would be $4,000,006, $2,478,562, $537,107, $436,393 and $335,679, respectively. The assumptions upon which these amounts are based are set forth in Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. In February 2026, the Committee determined the threshold level of Adjusted OIBDA performance for the 2025 annual OIBDA PRSU awards granted to Messrs. Siegel and Sauer, and Mses. Senese and Tostanoski was attained, which based on achievement of target Adjusted OIBDA resulted in final 2025 annual OIBDA PRSUs eligible to vest at 84% of target, except for Mses. Senese and Tostanoski, which vesting was at target under the terms of their respective separation and/or employment agreements, as applicable. In February 2026, the Committee also determined the threshold level of Adjusted OIBDA and AFFO performance for the 2025 annual PRSU awards granted to Mr. Bonanni in his prior role was attained, which based on weighted average achievement of a target Adjusted OIBDA and target AFFO resulted in final 2025 annual PRSUs eligible to vest at 91% of target. See “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”
(4)Amounts represent the annual bonus earned for 2025 under the Executive Bonus Plan, except for Mr. Bonanni which includes an additional $26,406 earned under the Sales Management Incentive Plan in connection with his prior role at the Company. See “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan.”
(5)The following table and footnotes describe each component of the “All Other Compensation” column for 2025:

Named Executive Officer	Company Contribution to 401(k) Plan ($)	Company Contribution to 401(k) Excess Plan/Deferred Compensation Arrangement ($)	Company-Paid Life Insurance ($)	Housing ($)	Severance Payments/Benefits ($)	Total ($)
Nicolas Brien	10,096	14,323	1,008	—	—	25,427
Jeremy J. Male	—	—	1,260	1,260	2,315,385	2,317,905
Matthew Siegel	12,250	—	882	—	—	13,132
Richard H. Sauer	12,188	—	819	—	—	13,007
Jodi Senese	9,046	—	693	—	—	9,739
Nancy Tostanoski	12,250	18,544	630	—	—	31,424
Mark Bonanni	12,234	—	441	855	—	13,530
James Norton	7,000	—	819	—	—	7,819

(6)The amount reported does not include compensation earned by Mr. Brien for his service as a member of the Board prior to becoming an executive officer of the Company. See “Directors, Executive Officers and Corporate Governance—Director Compensation.”
(7)As more fully described in footnote (3) above, the total amounts for 2025 include the target grant date value or TRSUs and PRSUs granted in 2025, as required by the SEC rules, including Transition PRSU Grants comprised of PRSUs granted to certain NEOs in February 2025, one-time equity awards comprised of TRSUs granted to certain NEOs upon appointment to their roles, and one-time equity awards comprised of PRSUs granted to the Messrs. Brien and Siegel in September 2025. See “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.” Excluding the one-time equity award grants to the NEOs in 2025, the total amounts for 2025 for Messrs. Brien, Siegel, Sauer, Bonanni, Norton, and Mses. Senese and Tostanoski would have been $1,549,839, $4,155,324, $1,989,167, $888,519, $406,376, $1,599,537 and $1,286,832, respectively. These total amounts are not a substitute for the total amounts reported in the total column required by the SEC rules.

2025 Grants of Plan-Based Awards

The following table sets forth information concerning grants of non-equity and equity incentive awards to the NEOs under the Executive Bonus Plan and the Omnibus SIP for the year ended December 31, 2025.

		Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date		Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Nicolas Brien	2/20/2025	2/20/2025	—	—	—	—	—	—	72,740 (4)	—	—	1,333,324
	9/4/2025	8/21/2025	—	—	—	—	—	—	53,705 (5)	—	—	999,987
	9/4/2025	8/21/2025	—	—	—	225,734 (6)	225,734 (6)	451,468 (6)	—	—	—	2,000,003
	—	—	392,604	785,208	1,570,416	—	—	—	—	—	—	—
Matthew Siegel	2/20/2025	2/20/2025	—	—	—	—	—	—	54,555(7)	—	—	999,993
	2/20/2025	2/20/2025	—	—	—	29,459(8)	49,099(8)	58,919(8)	—	—	—	899,985
	2/20/2025	2/20/2025	—	—	—	16,367(9)	32,733(9)	65,466(9)	—	—	—	893,611
	2/20/2025	2/20/2025	—	—	—	16,367(10)	32,733(10)	65,466(10)	—	—	—	839,274
	9/24/2025	9/23/2025	—	—	—	48,310(11)	48,310(11)	96,620(11)	—	—	—	400,007
	—	—	341,370	682,740	1,365,480	—	—	—	—	—	—	—
Richard H.	2/20/2025	2/20/2025	—	—	—	—	—	—	17,457(7)	—	—	319,987
Sauer	2/20/2025	2/20/2025	—	—	—	9,427(8)	15,711(8)	18,853(8)	—	—	—	287,983
	2/20/2025	2/20/2025	—	—	—	5,237(9)	10,474(9)	20,948(9)	—	—	—	285,940
	2/20/2025	2/20/2025	—	—	—	5,237(10)	10,474(10)	20,948(10)	—	—	—	268,553
	—	—	227,500	455,000	910,000	—	—	—	—	—	—	—
Jodi Senese	2/20/2025	2/20/2025	—	—	—	—	—	—	14,184(7)	—	—	259,993
	2/20/2025	2/20/2025	—	—	—	7,659(8)	12,765(8)	15,318(8)	—	—	—	233,982
	2/20/2025	2/20/2025	—	—	—	4,255(9)	8,510(9)	17,020(9)	—	—	—	232,323
	2/20/2025	2/20/2025	—	—	—	4,255(10)	8,510(10)	17,020(10)	—	—	—	218,196
	—	—	165,000	330,000	660,000	—	—	—	—	—	—	—
Nancy	2/20/2025	2/20/2025	—	—	—	—	—	—	10,911(7)	—	—	199,999
Tostanoski	2/20/2025	2/20/2025	—	—	—	5,891(8)	9,819(8)	11,783(8)	—	—	—	179,982
	2/20/2025	2/20/2025	—	—	—	3,273(9)	6,546(9)	13,092(9)	—	—	—	178,706
	2/20/2025	2/20/2025	—	—	—	3,273(10)	6,546(10)	13,092(10)	—	—	—	167,839
	—	—	132,637	265,274	530,548	—	—	—	—	—	—	—
Mark Bonanni	2/20/2025	2/20/2025	—	—	—	—	—	—	4,841(7)	—	—	88,736
	2/20/2025	2/20/2025	—	—	—	3,928(12)	6,546(12)	7,855(12)	—	—	—	119,988
	7/1/2025	5/20/2025	—	—	—	—	—	—	9,014(13)	—	—	149,993
	—	—	97,041	194,082	388,164	—	—	—	—	—	—	—
James Norton	8/21/2025	7/21/2025	—	—	—	—	—	—	21,186(14)	—	—	399,992
	—	—	84,767	169,534	339,068	—	—	—	—	—	—	—

(1)The “Committee Action Date” refers to the date on which the Committee approved the equity grant. See “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”
(2)Amounts shown in these columns represent the annual bonus opportunity under the Executive Bonus Plan for 2025 for each participating NEO. The actual bonus earned for 2025 was determined by the Committee in early 2026, as described above under “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan,” and is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table for all NEOs. The amounts shown in the “Threshold” column represent the amount that the NEO could earn based on (a) achievement of the Minimum Funding Threshold, weighted 67%, and (b) achievement of the individual performance component at 50%, weighted 33%. The amounts shown in the “Target” column represent the amount that the NEO could earn based on (a) achievement of 100% of the weighted average target Adjusted OIBDA and target AFFO metric for 2025, weighted 67% and (b) achievement of the individual performance component at 100%, weighted 33%. The amounts shown in the “Maximum” column represents the amount that the NEO could earn based on (a) achievement of 110% of the weighted average target Adjusted OIBDA and target AFFO for 2025, weighted 67% and (b) achievement of the individual performance component at 200%, weighted 33%.
(3)Amounts reflect the fair value on the date of grant, and, for awards subject to performance-based vesting conditions, based on the probable outcome of the performance conditions as of the grant date of the awards reported in the table, in all cases, calculated in accordance with FASB ASC Topic 718.
(4)Represents a one-time award of TRSUs granted to Mr. Brien in connection with his appointment to Interim Chief Executive Officer under the Omnibus SIP, which cliff vest on February 20, 2026, subject to Mr. Brien’s continued service on the vesting date and the terms of his employment agreement and/or equity award agreements.
(5)Represents a one-time award of TRSUs granted to Mr. Brien in connection with his appointment to Chief Executive Officer under the Omnibus SIP, which cliff vest on September 20, 2028, subject to Mr. Brien’s continued service on the vesting date and the terms of his employment agreement and/or equity award agreements.
(6)Represents a one-time PRSU award granted in connection with Mr. Brien’s appointment as Chief Executive Officer, reflecting $2,000,000 of his $5,000,000 long-term equity incentive target under the Omnibus SIP, tied to the Company’s stock price performance over a three-year period, which cliff vest on September 20, 2028, subject to Mr. Brien’s continued service on the vesting date and the terms of his employment agreement and/or applicable equity award agreements.

(7)Represents the TRSU portion of the 2025 annual long-term equity incentive award granted to each participating NEO under the Omnibus SIP, described under “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation—Long Term Equity Incentive Compensation.” The 2025 annual TRSUs were granted under the Omnibus SIP and generally vest in three equal installments on each of February 20, 2026, 2027 and 2028, subject to the NEO’s continued service on each applicable vesting date and the terms of such NEO’s employment agreement and/or equity awards.
(8)Amounts shown in these columns represent 60% of the PRSU portion of the 2025 annual long-term equity incentive awards granted to each participating NEO under the Omnibus SIP. The actual number of annual PRSUs earned and eligible to vest for 2025 was determined by the Committee in early 2026, as described under “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.” The amounts shown in the “Threshold” column represent the number of PRSUs (in other words, 36% of the target award) that would become eligible to vest at achievement of the Minimum Funding Threshold. The amounts shown in the “Target” column represent the number of PRSUs (in other words 100% of the target award) that would become eligible to vest at 100% achievement of the target Adjusted OIBDA metric for 2025. The amounts shown in the “Maximum” column represent the number of PRSUs (in other words, 120% of the target award) that would become eligible to vest at achievement equal to or greater than 110% of the target Adjusted OIBDA metric for 2025. To the extent earned, the PRSUs generally vest in equal installments on each of February 20, 2026, 2027 and 2028, subject to the NEO’s continued service on each applicable vesting date and the terms of such NEO’s employment agreement and/or equity awards. In February 2026, the Committee determined the threshold level of Adjusted OIBDA performance was attained for the 2025 annual PRSUs, which based on achievement of target Adjusted OIBDA, resulted in final 2025 annual PRSUs eligible to vest at 84% of target PRSUs. Mses. Senese’s and Tostanoski’s awards vested at target under the terms of their respective separation and/or employment agreements, as applicable.
(9)Amounts shown in these columns represent 40% of the PRSU portion of the 2025 annual long-term equity incentive awards granted to each participating NEO under the Omnibus SIP. The amounts shown in the “Threshold” column represent the number of annual PRSUs (in other words, 50% of the target award) that would become eligible to vest based on achieving a 25% TSR ranking relative to the TSRs of the companies in the TSR Peer Group as of January 1, 2025, measured over a three-year performance period. The amounts shown in the “Target” column represent the number of annual PRSUs (in other words 100% of the target award) that would become eligible to vest based on achieving a 50th percentile TSR ranking relative to the TSRs of the companies in the TSR Peer Group as of January 1, 2025, measured over a three-year performance period. The amounts shown in the “Maximum” column represent the number of annual PRSUs (in other words, 200% of the target award) that would become eligible to vest at achievement equal to or greater than a ranking of the 90th percentile relative to the TSRs of the companies in the TSR Peer Group as of January 1, 2025, measured over a three-year performance period. To the extent earned, the 2025 annual PRSUs vest in full on February 20, 2028, subject to the NEO’s continued service on the vesting date and the terms of their employment agreement and/or equity awards.
(10)Amounts shown in these columns represent the Transition PRSU Grants made to certain NEOs under the Omnibus SIP. The amounts shown in the “Threshold” column represent the number of Transition PRSU Grants (in other words, 50% of the target award) that would become eligible to vest based on achieving a 25% TSR ranking relative to the TSRs of the companies in the TSR Peer Group as of January 1, 2025, measured over a two-year performance period. The amounts shown in the “Target” column represent the number of Transition PRSU Grants (in other words 100% of the target award) that would become eligible to vest based on achieving a 50th percentile TSR ranking relative to the TSRs of the companies in the TSR Peer Group as of January 1, 2025, measured over a two-year performance period. The amounts shown in the “Maximum” column represent the number of Transition PRSU Grants (in other words, 200% of the target award) that would become eligible to vest at achievement equal to or greater than a ranking of the 90th percentile relative to the TSRs of the companies in the TSR Peer Group as of January 1, 2025, measured over a two-year performance period. To the extent earned, the 2025 Transition PRSU Grants vest in full on February 20, 2027, subject to the NEO’s continued service on the vesting date and the terms of their employment agreement and/or equity awards.
(11)Amount shown represents a one-time award of PRSUs granted to Mr. Siegel under the Omnibus SIP, tied to the Company’s stock price performance over a three-year period, which cliff vest on September 24, 2028.
(12)Amounts shown in these columns represent the PRSU portion of Mr. Bonanni’s 2025 annual long-term equity incentive awards granted under the Omnibus SIP prior to his appointment to Executive Vice President, Chief Revenue Officer, Commercial. The actual number of annual PRSUs earned and eligible to vest for 2025 was determined by the Committee in early 2026. The amounts shown in the “Threshold” column represent the number of PRSUs that would become eligible to vest at achievement of the Minimum Funding Threshold. The amounts shown in the “Target” column represent the number of PRSUs (in other words 100% of the target award) that would become eligible to vest at 100% achievement of the weighted average target Adjusted OIBDA and target AFFO metrics for 2025. The amounts shown in the “Maximum” column represent the number of PRSUs (in other words, 120% of the target award) that would become eligible to vest at achievement equal to or greater than 110% of the weighted average target Adjusted OIBDA and target AFFO metrics for 2025. To the extent earned, the PRSUs generally vest in equal installments on each of February 20, 2026, 2027 and 2028, subject to Mr. Bonanni’s continued service on each applicable vesting date and the terms of his employment agreement and/or equity awards. In February 2026, the Committee determined the threshold level of Adjusted OIBDA and AFFO performance was attained for Mr. Bonanni’s 2025 annual PRSUs, which based on weighted average achievement of a combination of target Adjusted OIBDA and target AFFO, resulted in final 2025 annual PRSUs eligible to vest at 91% of target PRSUs.
(13)Amount shown represents a one-time award of TRSUs granted to Mr. Bonanni in connection with his appointment to Executive Vice President, Chief Revenue Officer Commercial, vesting in equal installments on each of July 1, 2026 and 2027, subject to Mr. Bonanni’s continued service on the applicable vesting dates and the terms of his employment agreement and/or equity awards.
(14)Amount shown represents a one-time award of TRSUs granted to Mr. Norton in connection with his appointment to Executive Vice President, Chief Revenue Officer Enterprise, vesting in equal installments on each of August 21, 2026 and 2027, subject to Mr. Norton’s continued service on the applicable vesting dates and the terms of his employment agreement and/or equity awards.

Description of Plan-Based Awards

Non-equity incentive awards and equity awards reported in the 2025 Grants of Plan-Based Awards table were granted to the applicable NEOs under the Executive Bonus Plan and the Omnibus SIP, respectively.

Annual Bonuses under the Executive Bonus Plan

Please refer to the section entitled “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation—Executive Cash Bonus Plan” above for a description of the 2025 annual cash bonus award opportunities.

PRSU and TRSU Awards

The number of annual PRSUs and TRSUs awarded to each NEO was determined by dividing the target value to be delivered to each NEO by the closing price of a share of our common stock on the NYSE on February 20, 2025. As described above, the number of annual PRSUs actually earned by an NEO is determined based on the achievement of the applicable performance goal for 2025; any earned annual OIBDA PRSUs generally vest in substantially equal installments on each of February 20, 2026, 2027 and 2028, and any earned TSR PRSUs generally cliff vest in full on February 20, 2028. The annual TRSUs generally vest in substantially equal installments on each of February 20, 2026, 2027 and 2028.

Employment Agreements

As described above, all of the NEOs entered into or had employment arrangements during 2025 that set forth the terms and conditions of their employment with us. For the vesting terms of long-term equity incentive awards granted to the NEOs during 2025, see “—2025 Grants of Plan-Based Awards.” For a description of the payments and benefits that would be (or were) provided to the NEOs in connection with a termination of their employment, see “—Potential Payments upon Termination or Change in Control.”

Nicolas Brien

Effective January 31, 2025, we entered into an employment agreement with Mr. Brien (the “Interim CEO employment agreement”) that provided for his employment as our Interim Chief Executive Officer from February 10, 2025 until his employment is terminated by the Company or Mr. Brien. The Interim CEO employment agreement provided for a base salary of $66,667 per month, and an annual target bonus opportunity equal to 100% of his annual salary (with a maximum bonus opportunity equal to 200% of his annual salary), which compensation was subject to review and increase at the discretion of the Committee. Effective August 21, 2025, we entered into a new employment agreement with Mr. Brien that provided for his employment as our Chief Executive Officer until his employment is terminated by the Company or Mr. Brien (the “CEO employment agreement”). The CEO employment agreement provides for an annual base salary of $1.0 million, and an annual target bonus opportunity equal to 100% of his annual base salary (subject to proration for 2025), which compensation is subject to review and increase at the discretion of the Committee.

Under the terms of the Interim CEO employment agreement, Mr. Brien became eligible to receive annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $1.33 million. In 2025, Mr. Brien received a one-time award of TRSUs under the Omnibus SIP with a total grant date value of $1.33 million. Under the terms of the CEO employment agreement, Mr. Brien was eligible to receive annual grants of long-term equity incentive compensation based on a target value of $5.0 million (in lieu of the target value of $1.33 million under the Interim CEO employment agreement). In 2025, in accordance with the CEO employment agreement, Mr. Brien received a one-time grant of long-term equity incentive compensation in the form of (i) PRSUs with the value of $2.0 million of $5.0 million tied to the Company’s stock price performance over a three-year period, with the remaining portion of the award being granted in 2026,and (ii) TRSUs with a value of $1.0 million.

Mr. Brien was entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Brien’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Jeremy J. Male

Effective September 18, 2013, we entered into an employment agreement with Mr. Male (the “2013 employment agreement”) that provided for his employment as our Chief Executive Officer through September 17, 2016. In 2015, we exercised our option to extend Mr. Male’s term for a one-year period ending September 17, 2017, pursuant to the terms of his employment agreement. The 2013 employment agreement provided for an annual base salary of $1.35 million, and an annual target bonus opportunity equal to 85% of his annual salary (with a maximum bonus opportunity equal to 200% of his annual salary), which compensation was subject to review and increase at the discretion of the Committee. In 2015, the Committee, in its discretion, increased Mr. Male’s annual target bonus opportunity to 100% of his annual salary. Effective September 18, 2017, we entered into a new employment agreement with Mr. Male that provides for his continued employment as our Chief Executive Officer through September 17, 2020, with automatic one-year extensions if the employment agreement is not otherwise terminated by the Company or Mr. Male (the “2017 employment agreement”). The 2017 employment agreement provides for an annual base salary of $1.35 million, and an annual target bonus opportunity equal to 100% of his annual base salary (with a maximum bonus opportunity equal to 200% of his annual base salary), which compensation is subject to review and increase at the discretion of the Committee. In 2019, the Committee, in its discretion, increased Mr. Male’s annual target bonus opportunity to 115% of his annual base salary. In 2022, the Committee, in its discretion, increased Mr. Male’s annual base salary to $1.4 million.

Under the terms of the 2013 employment agreement, Mr. Male became eligible to receive annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $2 million. In 2015, the Committee approved an increase of Mr. Male’s target long-term equity incentive value to $3 million based on a competitive market review. In 2016, the Committee re-approved Mr. Male’s target long-term equity incentive value of $3 million. In connection with the Company’s initial public offering (the “IPO”), Mr. Male was afforded the opportunity to purchase shares of our common stock at the public offering price having an aggregate value of up to $4.0 million. For each share of our common stock purchased, Mr. Male received 0.625 RSUs payable in shares of our common stock. Under the terms of the 2017 employment agreement, Mr. Male was eligible to receive annual grants of long-term equity incentive compensation based on a target value of $3.5 million. In 2022, the Committee approved an increase of Mr. Male’s target long-term equity incentive value to $4.0 million.

Mr. Male was entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Male’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Effective February 10, 2025, Mr. Male no longer served as the Company’s Chairman and Chief Executive Officer and as a member of the Board, and separated from the Company effective March 31, 2025. Pursuant to a letter agreement, dated as of December 16, 2024 (the “Male Letter Agreement”), between Mr. Male and the Company, Mr. Male’s separation would be a resignation for “Good Reason” under the 2017 employment agreement, and Mr. Male would be entitled to the payments and benefits provided for thereunder.

Matthew Siegel

Effective May 24, 2018, we entered into an employment agreement with Mr. Siegel that provides for his employment as our Executive Vice President and Chief Financial Officer from June 4, 2018 through June 3, 2021, with automatic one-year extensions if the Agreement is not otherwise terminated by the Company or Mr. Siegel. The employment agreement provides for an annual base salary of $650,000, and an annual target bonus opportunity equal to 75% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee. In 2020, the Committee, in its discretion, increased Mr. Siegel’s annual target bonus opportunity to 85% of his annual base salary. In 2024, the Committee, in its discretion, increased Mr. Siegel’s annual base salary to $700,000, and increased Mr. Siegel’s annual target bonus opportunity to 90% of his annual base salary. In 2025, the Committee, in its discretion, increased Mr. Siegel’s annual target bonus opportunity to 100% of his annual base salary.

Under the terms of his employment agreement, Mr. Siegel is eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $1.2 million. In 2018, Mr. Siegel received a one-time grant of long-term equity incentive compensation in the form of RSUs with a value of $300,000 in connection with entering into the employment agreement. In 2020, the Committee approved an increase to Mr. Siegel’s target long-term equity incentive value to $1.5 million. In 2021, the Committee approved an increase of Mr. Siegel’s target long-term equity incentive value to $1.75 million. In 2022, the Committee approved an increase of Mr. Siegel’s target long-term equity incentive value to $2.0 million. In 2024, the Committee approved an increase in Mr. Siegel’s target long-term equity incentive value to $2.25 million. In 2025, the Committee approved an increase in Mr. Siegel’s target long-term equity incentive value to $2.5 million. In 2025, Mr. Siegel received a one-time grant of long-term equity incentive compensation in the form of PRSUs with a value of $400,000 tied to the Company’s stock price performance over a three-year period.

Mr. Siegel also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Siegel’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Richard H. Sauer

Effective February 17, 2014, we entered into an employment agreement with Mr. Sauer that provided for his employment as our Executive Vice President, General Counsel through February 25, 2015, with an option for us to extend the agreement for an additional two-year period, which we exercised. The employment agreement provided for an annual base salary of $450,000 for the first year of the term and $475,000 for each of the second and third years of the term, and an annual target bonus opportunity equal to 50% of his annual base salary, which compensation was subject to review and increase at the discretion of the Committee. In 2016, the Committee approved an increase of Mr. Sauer’s annual base salary to $500,000 and Mr. Sauer’s annual target bonus opportunity to 60% of his annual base salary, based on a competitive market review. Effective March 1, 2017, we entered into a new employment agreement with Mr. Sauer that provides for his service as our Executive Vice President, General Counsel until his employment is terminated by the Company or Mr. Sauer. The employment agreement provides for an annual base salary of $575,000, and an annual target bonus opportunity equal to 65% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee. In 2022, the Committee, in its discretion, increased Mr. Sauer’s annual base salary to $650,000 and his annual target bonus opportunity to 70% of his annual base salary.

Under the terms of Mr. Sauer’s previous employment agreement with the Company, Mr. Sauer received annual grants of long-term equity incentive compensation, as determined by the Committee, based on a target value of $275,000 for the first year of the term, and $350,000 for each of the second and third years of the term. In 2015, the Committee approved an increase of Mr. Sauer’s long-term equity incentive compensation based on a target value of $600,000. Under the terms of his new employment agreement, Mr. Sauer is eligible to receive annual grants of long-term incentive compensation based on a target value of $600,000. In 2020, the Committee approved an increase of Mr. Sauer’s target long-term equity incentive value to $750,000. In 2022, the Committee approved an increase of Mr. Sauer’s target long-term equity incentive value to $800,000.

Mr. Sauer also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to other senior executives.

Mr. Sauer’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

Jodi Senese

Effective June 6, 2016, we entered into an employment agreement with Ms. Senese that provided for her employment as our Executive Vice President and Chief Marketing Officer until her employment was terminated by the Company or Ms. Senese. The employment agreement provided for an annual base salary of $475,000, and an annual target bonus opportunity equal to 50% of her annual base salary, which compensation was subject to review and increase at the discretion of the Committee. In 2025, Ms. Senese’s annual base salary was $550,000, and her annual target bonus opportunity was 60% of her base salary.

Under the terms of her employment agreement, Ms. Senese was eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $500,000. In 2025, Ms. Senese’s target long‑term equity incentive award opportunity was $650,000.

Ms. Senese also was entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Ms. Senese’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during her employment and for specified periods after the termination of employment.

Effective July 1, 2025, Ms. Senese no longer served as the Company’s Executive Vice President and Chief Marketing Officer, and separated from the Company effective December 31, 2025. Pursuant to a letter agreement, dated as of May 1, 2025 (the “Senese

Letter Agreement”), between Ms. Senese and the Company, Ms. Senese’s separation was a termination without “Cause” under her employment agreement, and Ms. Senese would be entitled to the payments and benefits provided for thereunder.

Nancy Tostanoski

Effective May 5, 2017, we entered into an employment agreement with Ms. Tostanoski that provided for her employment as our Executive Vice President and Chief Human Resources Officer until her employment was terminated by the Company or Ms. Tostanoski. The employment agreement provided for an annual base salary of $400,000, and an annual target bonus opportunity equal to 50% of her annual base salary, which compensation was subject to review and increase at the discretion of the Committee. In 2025, Ms. Tostanoski’s annual base salary was $500,000, and her annual target bonus opportunity was 60% of her base salary. In connection with her separation, Ms. Tostanoski’s target base salary was reduced from $500,000 to $375,000 effective September 15, 2025, and from $375,000 to $250,000 effective November 1, 2025.

Under the terms of her employment agreement, Ms. Tostanoski was eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $350,000. In 2025, Ms. Tostanoski’s target long‑term equity incentive award opportunity was $500,000.

Ms. Tostanoski also was entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Ms. Tostanoski’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during her employment and for specified periods after the termination of employment.

Effective September 12, 2025, Ms. Tostanoski no longer served as the Company’s Executive Vice President and Chief Human Resources Officer, and separated from the Company effective December 31, 2025. Pursuant to a letter agreement, dated as of September 19, 2025 (the “Tostanoski Letter Agreement”), between Ms. Tostanoski and the Company, Ms. Tostanoski’s separation was a termination without “Cause” under her employment agreement, and Ms. Tostanoski would be entitled to the payments and benefits provided for thereunder.

Mark Bonanni

Effective June 2, 2025, we entered into an employment agreement with Mr. Bonanni that provides for his employment as our Executive Vice President and Chief Revenue Officer, Commercial, from July 1, 2025 until his employment is terminated by the Company or Mr. Bonanni. The employment agreement provides for an annual base salary of $550,000, and an annual target bonus opportunity equal to 70% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee.

Under the terms of his employment agreement, Mr. Bonanni is eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $825,000. In 2025, Mr. Bonanni received a one-time grant of long-term equity incentive compensation in the form of RSUs with a value of $150,000 in connection with entering into the employment agreement.

Mr. Bonanni also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Bonanni’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

James Norton

Effective July 21, 2025, we entered into an employment agreement with Mr. Norton that provides for his employment as our Executive Vice President and Chief Revenue Officer, Enterprise, from August 18, 2025 until his employment is terminated by the Company or Mr. Norton. The employment agreement provides for an annual base salary of $650,000, and an annual target bonus opportunity equal to 70% of his annual base salary, which compensation is subject to review and increase at the discretion of the Committee.

Under the terms of his employment agreement, Mr. Norton is eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $1.1 million. In 2025, Mr. Norton received a one-time grant of long-term equity incentive compensation in the form of RSUs with a value of $400,000 in connection with entering into the employment agreement.

Mr. Norton also is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives.

Mr. Norton’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment.

2025 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards held by the NEOs as of December 31, 2025, including PRSUs and TRSUs that were granted in 2023, 2024 and 2025, as applicable. The market values in this table were calculated using the closing price of a share of our common stock on the NYSE on December 31, 2025, the last trading day of 2025, which was $24.10.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nicolas Brien	2/20/2025	—	—	—	—	72,740	1,753,034	—	—
	9/4/2025	—	—	—	—	53,705	1,294,291	225,734	5,440,189
Jeremy J. Male	2/20/2023	—	—	—	—	55,336	1,333,598	—	—
	2/20/2024	—	—	—	—	218,396	5,263,344	—	—
Matthew Siegel	2/20/2023	—	—	—	—	27,668	666,799	—	—
	2/20/2024	—	—	—	—	122,848	2,960,637	—	—
	2/20/2025	—	—	—	—	95,798	2,308,732	—	—
	2/20/2025	—	—	—	—	—	—	32,733	788,865
	2/20/2025	—	—	—	—	—	—	32,733	788,865
	9/24/2025	—	—	—	—	—	—	48,310	1,164,271
Richard H. Sauer	2/20/2023	—	—	—	—	11,067	266,715	—	—
	2/20/2024	—	—	—	—	43,679	1,052,664	—	—
	2/20/2025	—	—	—	—	30,654	738,761	—	—
	2/20/2025	—	—	—	—	—	—	10,474	252,423
	2/20/2025	—	—	—	—	—	—	10,474	252,423
Jodi Senese	2/20/2023	—	—	—	—	8,991	216,683	—	—
	2/20/2024	—	—	—	—	35,490	855,309	—	—
	2/20/2025	—	—	—	—	26,949	649,471	—	—
	2/20/2025	—	—	—	—	—	—	8,510	205,091
	2/20/2025	—	—	—	—	—	—	8,510	205,091
Nancy Tostanoski	2/20/2023	—	—	—	—	6,917	166,700	—	—
	2/20/2024	—	—	—	—	27,300	657,930	—	—
	2/20/2025	—	—	—	—	20,730	499,593	—	—
	2/20/2025	—	—	—	—	—	—	6,546	157,759
	2/20/2025	—	—	—	—	—	—	6,546	157,759
Mark Bonanni	2/20/2023	—	—	—	—	802	19,328	—	—
	5/1/2023	—	—	—	—	1,190	28,679	—	—
	2/20/2024	—	—	—	—	8,625	207,863	—	—
	2/20/2025	—	—	—	—	10,797	260,208	—	—
	7/1/2025	—	—	—	—	9,014	217,237	—	—
James Norton	8/21/2025	—	—	—	—	21,186	510,583	—	—

(1)    Set forth below is a schedule showing the vesting of each equity award by grant date for the awards identified in the corresponding column above. The number of units shown includes annual and one-time TRSUs, as well as annual OIBDA PRSUs. For Messrs. Siegel and Sauer, the PRSUs are subject to achievement of a target Adjusted OIBDA performance metric for 2025. For Mr. Bonanni, the PRSUs are subject to achievement of the target Adjusted OIBDA and AFFO performance metrics for 2025 (subject to time-based vesting). The amounts reflected for PRSUs granted in 2023, 2024 and 2025 are based on actual achievement of the applicable performance metrics, except for awards granted to Mses. Senese and Tostanoski, which are reflected at target performance in accordance with Senese Letter Agreement and Ms. Tostanoski’s employment agreement, respectively. The material terms governing such awards are described above under “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation Long-Term Equity Incentive Compensation.” All awards listed below are subject to the NEO’s continued service on each applicable vesting date and the terms of such NEO’s employment agreement and/or equity award. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Grant Date	Stock Awards Vesting Schedule
2/20/2023	Vests annually in three equal installments beginning on February 20, 2024
5/1/2023	Vests annually in three equal installments beginning on May 1, 2024
2/20/2024	Vests annually in three equal installments beginning on February 20, 2025
2/20/2025	With respect to Mr. Brien’s award, cliff vests on February 20, 2026
2/20/2025	Vests annually in three equal installments beginning on February 20, 2026
7/1/2025	Vests annually in two equal installments beginning on July 1, 2026
8/21/2025	Vests annually in two equal installments beginning on August 21, 2026
9/4/2025	Cliff vests on September 4, 2028

(2) Set forth below is a schedule showing the vesting of each equity award by grant date for the awards identified in the corresponding column above. The number of units shown represents the annual and one‑time PRSUs granted in 2025 that would be eligible to vest for each NEO assuming achievement of target performance levels for the applicable annual and one‑time PRSU awards. The material terms governing such awards are described above under “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation -- Long-Term Equity Incentive Compensation.” To the extent earned, the annual PRSUs granted in 2025 vest in full on February 20, 2028, subject to the NEO’s continued service on the vesting date and the terms of their employment agreement and/or equity award. See “—Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Grant Date	Stock Awards Vesting Schedule
2/20/2025	With respect to the one-time PRSUs, cliff vests on February 20, 2027
2/20/2025	With respect to the annual PRSUs, cliff vests on February 20, 2028
9/4/2025	Cliff vests on September 4, 2028
9/24/2025	Cliff vests on September 24, 2028

2025 Option Exercises and Stock Vested

The following table sets forth information concerning the vesting of stock awards with respect to the NEOs for the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nicolas Brien			10,125	169,999
Jeremy J. Male	—	—	221,043	4,051,718
Matthew Siegel	—	—	117,347	2,150,971
Richard H. Sauer	—	—	44,209	810,351
Jodi Senese	—	—	35,919	658,395
Nancy Tostanoski	—	—	27,629	506,440
Mark Bonanni	—	—	6,997	128,255
James Norton	—	—	—	—

2025 Pension Benefits

The Company does not provide any qualified or non-qualified defined benefit pension plan participation to its NEOs.

2025 Non-qualified Deferred Compensation

Except as described below, none of our NEOs participated in a non-qualified deferred compensation arrangement in 2025. The following table sets forth information concerning non-qualified deferred compensation with respect to the NEOs for the year ended December 31, 2025.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Nicolas Brien	Outfront Media Excess 401(k) Plan	40,923	14,323	408	—	55,654
Jeremy J. Male	—	—	—	—	—	—
Matthew Siegel	Outfront Media Excess 401(k) Plan	—	—	244,681	—	992,618
Richard H. Sauer	—	—	—	—	—	—
Jodi Senese	Outfront Media Excess 401(k) Plan	—	—	516,893	—	3,737,429
Nancy Tostanoski	Outfront Media Excess 401(k) Plan	85,108	18,544	118,775	—	924,071
Mark Bonanni	—	—	—	—	—	—
James Norton	—	—	—	—	—	—

(1)    The amount reported is included in the “Salary” column of the 2025 Summary Compensation Table.
(2)    The amount reported is included in the “All Other Compensation” column of the 2025 Summary Compensation Table.
(3)    The Outfront Media Excess 401(k) Plan does not offer above market earnings. As a result, these earnings are not included in the 2025 Summary Compensation Table.
(4)    The aggregate balance for the Outfront Media Excess 401(k) Plan includes the following amounts previously reported as compensation in the 2025 Summary Compensation Table: 3,375 with respect to Mr. Siegel.

Description of Non-qualified Deferred Compensation

Set forth below is information with respect to the plan under which deferral of compensation is reflected in the table above.

Outfront Media Excess 401(k) Plan

The Outfront Media Excess 401(k) Plan (the “Excess 401(k) Plan”) is an unfunded non-qualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the Company’s 401(k) Plan and whose annual eligible compensation exceeds the federal annual limit. A participant can defer between 1% and 15% of his or her eligible compensation through payroll deductions on a pre-tax basis. Eligible compensation generally includes base pay or salary, including pre-tax contributions to the Company’s 401(k) Plan and the Company’s group health and welfare plans, flexible spending accounts and contributions to the commuter reimbursement account plan, plus overtime, bonus, commissions, hazard pay and shift differential pay. For 2025, the Company matched Excess 401(k) Plan contributions based on the rate of matching contributions under the Company’s 401(k) Plan (70% of the first 5% of eligible compensation deferred on a pre-tax basis). Company matching contributions are fully vested after five years of service. Matching contributions made by the Company to the Company’s 401(k) Plan and the Excess 401(k) Plan are made with respect to a portion of a participant’s eligible annual compensation up to $750,000.

Deferred amounts are reflected in phantom notional accounts and are credited with earnings and/or losses as if the deferred amounts were actually invested in accordance with the participant’s investment elections in the Excess 401(k) Plan. Company matching contributions are also reflected in phantom notional accounts, which are credited in the same manner. The Company’s 401(k) Plan offers 24 investment options in which amounts in the Excess 401(k) Plan balances may be notionally invested, and participants generally may change or reallocate investment directions on any business day on which the NYSE is open. The vested portion of a participant’s Excess 401(k) Plan account is distributed in cash after termination of employment in accordance with the participant’s distribution election, either in a lump sum payment or in installment payments, or as otherwise provided in the Excess 401(k) Plan.

Potential Payments upon Termination or Change in Control

During 2025, the NEOs had employment arrangements providing for separation payments upon certain types of termination of employment. The table below sets forth estimated potential payments that would have been made to the applicable NEO if such NEO’s employment had terminated as of December 31, 2025, except for benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees, such as amounts accrued under the Company’s 401(k) Plan and the Excess 401(k) Plan, disability benefits and accrued vacation pay. In addition, in 2015, the Committee approved and adopted an Executive Change in Control Severance Plan (as amended, the “CIC Plan”), effective January 1, 2016, for the benefit of the Company’s executive officers, including NEOs.

Payments made to an NEO would be made subject to any applicable requirements of Section 409A of Internal Revenue Code of 1986, as amended (the “Code”). Receipt of the payments and benefits shown below upon a termination without “Cause” or for “Good Reason”, each as defined below, or termination following a “Change in Control” (as defined in each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable), is conditioned on the NEO’s execution of a release in favor of the Company. In determining the benefits payable upon certain terminations of employment, we assumed in all cases that the NEO has complied and continues to comply with, as applicable, all of the restrictive and other covenants included in his employment agreement and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the NEO.

To estimate the payment amounts, the Company used the closing price of our common stock on December 31, 2025, the last trading day of 2025, which was $24.10.

Name	Salary and Other Cash Compensation ($)(1)	Annual Bonus ($)(2)	Pro-Rated Bonus ($)(3)	Deferred Compensation ($)	Continuation of Medical, Dental and Life Insurance ($)(4)	Other Payments(5)	Vesting of Equity Awards ($)(6)	Total ($)
Nicolas Brien
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	1,000,000	1,000,000	—	—	29,621	—	1,753,034	3,782,655
Termination following Change in Control(7)	2,000,000	2,000,000	—	—	88,864	—	3,047,325	7,136,188
Disability(8)	—	—	500,000	—	—	—	3,047,325	3,547,325
Death	—	—	—	—	—	—	3,047,325	3,047,325
Jeremy J. Male
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	1,400,000	1,610,000	—	—	31,063	100,000	6,596,941	9,738,004
Termination following Change in Control(7)	—	—	—	—	—	—	—	—
Disability(8)	—	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—	—
Matthew Siegel
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	700,000	700,000	—	—	27,010	—	2,979,796	4,406,806
Termination following Change in Control(7)	1,400,000	1,400,000	—	—	54,020	—	7,703,228	10,557,248
Disability(8)	—	—	350,000	—	—	—	7,703,228	8,053,228
Death	—	—	—	—	—	—	7,703,228	7,703,228

Name	Salary and Other Cash Compensation ($)(1)	Annual Bonus ($)(2)	Pro-Rated Bonus ($)(3)	Deferred Compensation ($)	Continuation of Medical, Dental and Life Insurance ($)(4)	Other Payments(5)	Vesting of Equity Awards ($)(6)	Total ($)
Richard H. Sauer
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	—	—	—	25,047	—	2,623,574	3,298,621
Termination following Change in Control(7)	1,300,000	910,000	—	—	50,094	—	2,623,574	4,883,668
Disability(8)	—	—	227,500	—	—	—	2,623,574	2,851,074
Death	—	—	—	—	—	—	2,623,574	2,623,574
Jodi Senese
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	1,100,000	—	—	—	26,919	—	2,131,645	3,258,564
Termination following Change in Control(7)	—	—	—	—	—	—	—	—
Disability(8)	—	—		—	—	—	—	—
Death	—	—	—	—	—	—	—	—
Nancy Tostanoski
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	500,000	—	—	—	17,142	—	1,639,740	2,156,882
Termination following Change in Control(7)	—	—	—	—	—	—	—	—
Disability(8)	—	—	—	—	—	—	—	—
Death	—	—	—	—	—	—	—	—
Mark Bonanni
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	550,000	—	—	—	—	—	347,233	897,233
Termination following Change in Control(7)	1,100,000	770,000	—	—	—	—	747,534	2,617,534

Name	Salary and Other Cash Compensation ($)(1)	Annual Bonus ($)(2)	Pro-Rated Bonus ($)(3)	Deferred Compensation ($)	Continuation of Medical, Dental and Life Insurance ($)(4)	Other Payments(5)	Vesting of Equity Awards ($)(6)	Total ($)
Disability(8)	—	—	192,500	—	—	—	747,534	940,034
Death	—	—	—	—	—	—	747,534	747,534
James Norton
Termination for Cause	—	—	—	—	—	—	—	—
Voluntary termination without Good Reason	—	—	—	—	—	—	—	—
Without Cause or Good Reason termination	650,000	—	—	—	6,193	—	255,291	911,484
Termination following Change in Control(7)	1,300,000	910,000	—	—	12,386	—	510,583	2,732,969
Disability(8)	—	—	227,500	—	—	—	510,583	738,083
Death	—	—	—	—	—	—	510,583	510,583

(1)    With respect to a termination without “Cause” or for “Good Reason”, for each NEO, the amounts reflect the continuation of their base salary for a period of twelve months (in this instance, January 1, 2025 through December 31, 2025), except for Ms. Senese which reflects the continuation of base salary for a period of 24 months pursuant to Senese Letter Agreement. See “—2025 Summary Compensation Table” and “—Employment Agreements.”
(2) With respect to a termination without “Cause” or for “Good Reason”, the amount reflects the payment of twelve months of each of Messrs. Brien’s, Male’s and Siegel’s respective annual target bonuses.
(3) All NEOs are eligible to receive a pro-rated bonus in the event of a termination without “Cause,” for “Good Reason” or following a Change in Control. In addition, in the event of death, all NEOs are also eligible to receive a bonus earned in the prior year not yet paid and a pro-rated bonus for the calendar year in which the death occurs. Assuming a December 31, 2025 termination, except for Mr. Male based on his actual March 31, 2025 separation date, pro-rated bonuses were not included with respect to a termination without “Cause,” for “Good Reason” or following a Change in Control or due to death, as these amounts are assumed to have been earned by the NEOs, and therefore do not represent enhanced benefits. The amounts of these bonuses are as follows: Mr. Brien;,$745,948; Mr. Male, $377,137; Mr. Siegel, $648,603; Mr. Sauer, $432,250; Ms. Senese, $313,500; Ms. Tostanoski, $252,010; Mr. Bonanni, $210,874; and Mr. Norton, $161,057.
(4) With respect to a termination without “Cause” or for “Good Reason,” the amounts shown reflect our cost of providing continued health insurance benefits for twelve months following the termination date for each of Messrs. Brien, Male, Siegel, Sauer and Norton, and Mses. Senese and Tostanoski, as provided in their respective employment agreements and/or separation agreements. Mr. Bonanni does not currently participate in the Company’s health insurance benefits program. In the event of termination following a Change in Control, the amounts shown reflect our cost of providing continued health insurance benefits for two years following the termination date for each of Messrs. Brien, Siegel, Sauer, and Norton.
(5) Effective March 31, 2025, Mr. Male separated from the Company. Pursuant to the Male Letter Agreement, Mr. Male’s separation was a resignation for “Good Reason” under the 2017 employment agreement, and Mr. Male is entitled to the payments and benefits provided for thereunder. Pursuant to the Male Letter Agreement, Mr. Male would have received, and did receive, payment of $100,000 in lieu of the reimbursement obligations contained in the 2017 employment agreement associated with his and his family’s repatriation back to the United Kingdom.
(6) The calculation of the value associated with the acceleration or continuation, as applicable, of the vesting of equity grants was based on the closing price of our common stock on December 31, 2025, the last trading day of 2025,which was $24.10. The inclusion of the annual PRSUs awarded during 2025 reflects target achievement of the applicable performance conditions. See “—2025 Outstanding Equity Awards at Fiscal Year-End” for more information about the equity awards included in the above calculation.
(7) With respect to salary and bonus, the amount represents a lump sum payment of two times the base salary plus two times the annual bonus target for Messrs. Brien, Siegel, Sauer, Bonanni, and Norton, in each case for a Qualifying Separation (as defined below) following a Change in Control pursuant to the CIC Plan. With respect to vesting of equity awards, the amount represents accelerated vesting of unvested TRSUs and PRSUs granted prior to December 31, 2025, excluding the CEO OUT-Performance PRSUs granted to Messrs. Brien and Siegel, for a Qualifying Separation following a Change in Control pursuant to the Omnibus SIP and related equity award terms and conditions.
(8) In the event of a termination due to disability, the NEOs would generally receive the pro-rated bonus for the calendar year in which the disability occurs and a pro-rated target bonus for the period during which the NEO receives short-term disability benefits under the Company’s short-term disability program. For this purpose, we have assumed that the NEO would receive short-term disability benefits for six months (which is the maximum under the short-term disability plan), and the amount shown represents six months of NEO’s pro-rated target bonus.
(9) Effective March 31, 2025, Mr. Male separated from the Company, and pursuant to the Male Letter Agreement, Mr. Male’s separation was a resignation for “Good Reason” under the 2017 employment agreement. Upon a termination for “Good Reason,” Mr. Male would have received, and did receive, the amounts reflected above.
(10) Effective December 31, 2025, Mses. Senese and Tostanoski separated from the Company, and pursuant to their respective separation and/or employment agreements, as applicable, their separations would be a termination without “Cause.” Upon either a termination without “Cause”, Mses. Sense and Tostanoski would have received, and did receive, the amounts reflected above.

None of the NEO’s employment arrangements provide for (1) post-termination payments and benefits solely in the event of a Change in Control (that is, there are no “single trigger” benefits) or (2) tax “gross-ups” in the event any payment or benefit owed to him under his respective arrangement is subject to the excise tax imposed by Section 4999 of the Code.

Termination for Cause or Voluntary Termination Without Good Reason

Each NEO’s employment arrangement includes a definition of “Cause” (as discussed below) for which the executive’s employment may be terminated. Except as set forth below, no NEO will receive incremental payments and benefits under their respective employment arrangements in the event of a termination by us for “Cause” or a NEO’s voluntary termination without “Good Reason.”

Termination Without “Cause” by Us or for “Good Reason” by the NEO

Each NEO will receive termination payments and benefits if we terminate his employment without “Cause,” or if he resigns for “Good Reason” pursuant to his employment agreement. If a termination occurs without “Cause” or for “Good Reason,” then, in addition to compensation the applicable NEO would have earned as of the termination date and benefits generally available to all salaried employees:

✓    Mr. Brien would have received (1) a cash severance amount equal to 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of RSU and PRSU awards that would have vested during the 12-month period following his termination of employment.

✓    Mr. Male separated from the Company effective March 31, 2025, and pursuant to the Letter Agreement, Mr. Male’s separation would be a resignation for “Good Reason” under the 2017 employment agreement. Upon either a termination without “Cause” or for “Good Reason,” Mr. Male would have received, and did receive (1) a cash severance amount equal to the sum of 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; (3) continued ability to exercise outstanding vested stock option awards before the expiration date of the stock option awards for the 12-month period following termination of his employment; (4) accelerated vesting or continued time vesting of all RSU and PRSU awards depending on the date of Mr. Male’s termination, and, with respect to continued time vesting of awards, proration and non-compete conditions; and (5) a $100,000 additional payment in accordance with the Letter Agreement, which payment was in lieu of the reimbursement obligations contained in the 2017 employment agreement associated with his and his family’s repatriation back to the United Kingdom.

✓    Mr. Siegel would have received (1) a cash severance amount equal to 12 months of his annual salary and his annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of RSU and PRSU awards granted on or after June 4, 2018 that would have vested during the 12-month period following his termination of employment.

✓    Mr. Sauer would have received (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards.

✓    Ms. Senese separated from the Company effective December 31, 2025, and pursuant to the Senese Letter Agreement, Ms. Senese’s separation would be a termination without “Cause” under her employment agreement. Upon either a termination without “Cause” or for “Good Reason,” Ms. Senese would have received, and did receive (1) a cash severance amount equal to 24 months of her annual salary and her annual target cash bonus; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards.

✓    Ms. Tostanoski separated from the Company effective December 31, 2025, and pursuant to her employment agreement, Ms. Tostanoski’s separation would be a termination without “Cause.” Upon either a termination without “Cause” or for “Good Reason,” Ms. Tostanoski would have received, and did receive (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards.

✓    Mr. Bonanni would have received (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards that would have vested during the 12-month period following his termination of employment.

✓    Mr. Norton would have received (1) a cash severance amount equal to 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months; and (3) accelerated vesting of all RSU and PRSU awards that would have vested during the 12-month period following his termination of employment.

Each NEO is also eligible to receive a pro-rated bonus based on the number of months that NEO rendered services to the Company prior to his termination. The pro-rated bonus would be determined in a manner consistent with other Company executives. The employment arrangements for the NEOs require that salary continuation and, in the case of Mr. Male and Mses. Senese and Tostanoski’s bonus continuation be paid over the applicable severance period. If the employment of any NEO was terminated without “Cause” or for “Good Reason,” each of them would be required to execute and deliver a general release and would be subject to certain restrictive covenants relating to non-competition, solicitation of our employees, protection of our confidential information and our ownership of work product and cooperation in litigation.

Definition of Termination for “Cause”

We generally would be entitled to terminate the employment of Messrs. Brien and Male for “Cause” upon the following events: embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive having authority to give such directive; failure to comply with our written policies, including the Company’s Code of Conduct; material breach of his employment agreement; resignation without Good Reason other than due to his death or disability; willful failure or refusal after being given written notice (except in the event of disability) to substantially perform his material duties and responsibilities under the employment agreement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; conduct which is considered an offense involving moral turpitude under federal, state or local laws; or willful misconduct which brings him to public disrepute or scandal that does or is likely to do significant harm to our businesses or those who conduct business with us and our affiliated companies.

We generally would be entitled to terminate the employment of Messrs. Siegel, Bonanni and Norton for “Cause” upon the following events: fraud, misappropriation or embezzlement; conviction of a felony or a misdemeanor involving fraud, perjury or moral turpitude; his repeated willful failure to perform services under the agreement; or material breach of certain provisions in their respective agreements.

We generally would be entitled to terminate the employment of each of Mr. Sauer, and Ms. Tostanoski for “Cause” upon the following events: dishonesty, embezzlement, fraud or other conduct which would constitute a felony or a misdemeanor involving fraud or perjury; willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that is appropriate to his position from an executive in his reporting line; failure to comply with our written policies, including the Company’s Code of Conduct; material breach of his employment arrangement; failure (except in the event of disability) or refusal to substantially perform the material obligations under his employment arrangement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material; or conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring him to public disrepute, scandal or ridicule or reflect unfavorably upon any of our businesses or those who conduct business with us and our affiliated entities. Voluntary resignation by Mr. Sauer or Ms. Tostanoski during their respective term other than due to death or disability would also be considered termination for “Cause.”

We generally would be entitled to terminate the employment of Ms. Senese for “Cause” upon the following events: dishonesty, fraud, misappropriation or embezzlement; conviction for criminal activity other than minor traffic offenses; repeated willful failure to perform services under the agreement; or material breach of certain provisions of her agreement.

Definition of “Good Reason” Termination

A “Good Reason” termination for Mr. Brien generally would be triggered by the occurrence of one of the following events without his consent: (1) a material reduction in his annual salary or target percentage bonus in effect prior to such reduction (excluding across-the-board reductions for similarly situated executives); (2) a material reduction in his positions, including serving on the Board, titles, authorities, duties or responsibilities; (3) the assignment of duties or responsibilities that are materially inconsistent with his current authorities, duties and responsibilities; (4) material breach by us of any of our obligations under his employment agreement; or (5) the requirement that he relocate by more than fifty (50) miles from his current location.

A “Good Reason” termination for Mr. Male generally would be triggered by the occurrence of one of the following events without his consent: (1) a material reduction in his annual salary, bonus or long-term incentive compensation opportunity; (2) a material reduction in his positions, titles, authorities, duties or responsibilities; (3) the assignment of duties or responsibilities that are materially inconsistent with his current authorities, duties and responsibilities or which materially impair his ability to function as our Chief Executive Officer (provided that assignment of authorities, duties or responsibilities relating to operations of a public company or which are consistent with those of a public company Chief Executive Officer would not trigger “Good Reason”); (4) material breach by us of any of our obligations under his employment agreement; or (5) the requirement that he relocate outside the New York metropolitan area.

A “Good Reason” termination for Messrs. Siegel, Sauer, Bonanni and Norton and Ms. Tostanoski generally would be triggered by the occurrence of one of the following events without each NEO’s respective consent: (1) a material reduction in the executive’s salary or target percentage bonus in effect prior to such reduction; (2) a material reduction in the positions, authorities, titles, duties or responsibilities in effect immediately prior to such reduction; (3) the assignment to an executive of duties or responsibilities that are inconsistent with his authorities, duties or responsibilities as they exist on the effective date of such executive’s employment agreement or that impair an executive’s ability to function in the role identified in such executive’s employment agreement; (4) the material breach by the Company of any of its obligations under the executive’s employment agreement or any other agreement between an executive and the Company; or (5) the requirement that the executive relocate more than a 50 mile radius outside the Borough of Manhattan. In addition, Mr. Siegel may terminate for “Good Reason” in the event that there is a change in the person to who Mr. Siegel reports to and such person is not a senior executive officer of the Company.

Ms. Senese’s employment agreement does not provide her with a contractual right to resign for “Good Reason” and instead provides that only a termination of employment by the Company other than for Cause (as described above), death, disability or other incapacity is treated as a “Termination Other Than for Cause.”

Termination Following a Change in Control

Pursuant to the Omnibus SIP and the related equity award terms and conditions, if an NEO (1) is involuntarily terminated by the Company without Cause (as defined in the NEO’s employment agreement or if not included in the NEO’s employment agreement, as defined in the each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable) other than due to death or disability, (2) voluntarily terminates his employment with the Company for Good Reason (as defined in the NEO’s employment agreement or if not included in the NEO’s employment agreement, as defined in the each of the Omnibus SIP, the related equity award terms and conditions, and the CIC Plan, as applicable), or (3) is terminated as a result of the death or disability of the NEO ((1), (2) and (3) are collectively referred to as a “Qualifying Separation”), following the consummation of a Change in Control, vesting of any outstanding, unvested equity awards granted to the NEO will accelerate, with the amount of accelerated PRSUs determined based on the timing and structure of the Change in Control in accordance with the related PRSU award terms and conditions.

Pursuant to the CIC Plan, if an NEO experiences a Qualifying Separation, within a period of two years following the consummation of a Change in Control, the NEO is entitled to receive the following severance payments and benefits:

✓    A single lump sum cash payment equal to the sum of two times the NEO’s base salary and two times the NEO’s target annual bonus;

✓    A single lump sum cash payment of the NEO’s pro-rated target annual bonus for the year in which the Qualifying Separation occurs; and

✓    Premium payments for the continuation of health insurance coverage until the earlier of (a) two years (or three years with respect to Mr. Male) after the Qualifying Separation or (b) the date on which the NEO becomes eligible for health insurance coverage from a third party.

As a condition of participation in the CIC Plan, among others, each NEO must execute a participation agreement (the “Participation Agreement”) in which the NEO agrees to the terms of his participation under the CIC Plan, and, except as otherwise provided in certain NEO’s Participation Agreement with respect to life insurance or expense reimbursement benefits, that the severance payments and benefits provided under the CIC Plan are in place of any other severance payments or benefits to which the NEO may be entitled under his employment agreement upon a Qualifying Separation. In addition, the Participation Agreement for each NEO provides that the non-competition and non-solicitation provisions set forth in the CIC Plan will supersede any similar restrictive covenants in each NEO’s employment agreement upon a Qualifying Separation. The CIC Plan does not replace or modify any accelerated equity vesting rights held by an NEO, which remain governed by the Omnibus SIP and related equity award terms and conditions, and each NEO’s employment agreement, as applicable.

Termination Due to Disability

If any NEO was to be terminated during the employment term as a result of disability, they would receive salary earned through the date of termination, a pro-rated bonus for the calendar year in which the disability occurs (which the executive would have earned), a pro-rated target bonus for the period during which they receive short-term disability benefits under our short-term disability program. In the event of their permanent disability, the NEO would also receive accelerated vesting of all outstanding RSU and PRSU awards, subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards. If Mr. Male were to be terminated during the employment term as a result of disability, he would also receive the above payments and benefits, including accelerated vesting of all outstanding RSU and PRSU awards upon his termination (subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards), the continued ability to exercise outstanding vested stock option awards before the expiration date of the stock option awards for a three-year period following his termination (or a greater period if so provided in his equity award terms and conditions), and the payment of expenses associated with his and his family’s repatriation back to the United Kingdom during the 12-month period following the date of termination, plus an additional payment equal to the amount of all taxes payable by him with respect to the related reimbursement.

Termination Due to Death

If any NEO were to decease during the employment term, their respective beneficiaries or estates would receive salary earned through the date of death, any unpaid bonus for the prior calendar year, and a pro-rated bonus for the calendar year in which death occurs. Each NEO would also receive accelerated vesting of all of their outstanding RSU and PRSU awards (other than with respect to Mr. Brien’s CEO OUT-Performance PRSUs), subject to the satisfaction of certain performance-based conditions applicable to the PRSU awards. In addition, with respect to Mr. Male, his beneficiaries or estate would receive the continued ability to exercise outstanding vested stock option awards for a two-year period following Mr. Male’s death (or a greater period if so provided in his equity award terms and conditions). With respect to Messrs. Siegel, Bonanni and Norton and Ms. Senese, their respective beneficiaries or estate would receive payment for any accrued but unused vacation days to which such NEO were entitled and any reimbursement for business expenses incurred but not yet approved and/or paid as of the date of their death. No additional payments or benefits would be due under each NEO’s respective employment agreement.

CEO Pay Ratio

Ratio of CEO Pay to Median Employee Pay. The annual total compensation of our median employee for 2025 was $92,498 . As disclosed in the section entitled “—2025 Summary Compensation Table” our Chief Executive Officer’s annual total compensation for 2025, as annualized for purposes of the pay ratio disclosure due to the Company appointing a new Chief Executive Officer in 2025, was $6,607,234. Based on this information for 2025, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees was reasonably estimated to be 71 to 1.

How We Identified the Median Employee. As a result of changes in our employee population due to the Company’s reduction in force in 2025, we identified a new median employee in 2025 by first identifying our total employee population as of December 31, 2025, which, in accordance with the SEC rules, excluded our current and former Chief Executive Officers. We then used total annual gross pay as reflected in our payroll records from January 1, 2025 to December 31, 2025, which we annualized for any permanent employee who did not work for the entire year, to determine the median employee. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions. As a result, the Company’s pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

Pay Versus Performance

Pay Versus Performance Tables

The following table sets forth information concerning the compensation actually paid to our former Chief Executive Officer and to our other NEOs compared to the Company performance for the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

The disclosure included in this section is prescribed by the SEC rules and does not necessarily align with how the Company or the Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see the section entitled “—Compensation Discussion and Analysis.” The Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	Jeremy Male		Nicolas Brien				Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Pay for PEO(1)(2)	Compensation Actually Paid to PEO(3)(4)	Summary Compensation Table Pay for PEO(1)(2)	Compensation Actually Paid to PEO(3)(4)	Average Summary Compensation Table Pay for Non-PEO Named Executive Officers(1)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3)(4)	Total Share-holder Return(5)	Peer Group Total Share-holder Return(5)	Net Income (Loss)(6)	Adjusted OIBDA(6) (7)
2025	$3,209,744	$5,566,081	$5,883,153	$8,553,096	$2,128,269	$3,156,019	$166	$65	$147.0	$499.3
2024	7,188,346	9,727,800	—	—	2,871,310	3,987,276	117	79	258.2	464.8
2023	6,447,749	5,138,721	—	—	2,535,455	2,064,835	83	85	(425.2)	456.2
2022	7,814,576	4,038,555	—	—	2,998,036	1,433,928	91	70	147.9	472.4
2021	9,324,031	12,674,219	—	—	3,752,521	5,062,288	138	100	35.6	340.3
_______________
(1)For fiscal year 2025, the Company’s Chief Executive Officer and former Chief Executive Officer, or principal executive officers (“PEO”), were Mr. Brien and Mr. Male, respectively, and the other non-PEO NEOs (“Other NEOs”) were Messrs. Siegel, Sauer, Norton and Bonanni, and Mses. Senese and Tostanoski. For fiscal years 2024, 2023, 2022, and 2021, the Company’s former Chief Executive Officer, or PEO was Mr. Male and the Other NEOs were Messrs. Siegel, Sriubas, Punter and Sauer.
(2)The values reflected in this column reflect the “Total” compensation set forth in the 2025 Summary Compensation Table (“SCT”). See the footnotes to the SCT for further detail regarding the amounts in this column.
(3)In accordance with the SEC rules, the “Actual Pay” reflected in this column is computed by (i) subtracting the amounts in the “Stock Awards” column of the SCT for each year from the “Total” column of the SCT and then, (ii) adding the fair value as of the end of the fiscal year of awards granted during the year that are outstanding and unvested as of the end of the year, (iii) adding the change in fair value from the last day of the prior year to the last day of the reported year of equity awards that are outstanding and unvested, (iv) adding the change in fair value of awards (or portion thereof) that vested in the reported year as of the vesting date, compared to the fair value from the last day of the prior year, (v) adding the value of accrued dividends paid in the reporting year, (vi) subtracting the fair value as of the last day of the prior year of equity awards that forfeited during the reported year. Fair values of awards are computed in a manner consistent with the fair value methodology used to account for share-based payments in the Company’s financial statements completed according to the U.S. generally accepted accounting principle (“GAAP”). The application of fair values as of the end of the fiscal year 2025 to compute the “Actual Pay” values in this table were calculated using the closing price of a share of our common stock on the NYSE on December 31, 2025, the last trading day of 2025, which was $24.10.

	2025
	PEO (Male)	PEO (Brien)	Other NEOs (Average)
SCT total	$3,209,744	$5,883,153	$2,128,269
Minus SCT “Stock Awards” column value	—	(4,333,315)	(1,270,844)
Plus the fair value as of end of fiscal year of awards granted during year that are outstanding and unvested as of end of year	—	6,999,927	1,880,134
Plus the change in fair value from last day of prior year to last day of year of equity awards that are outstanding and unvested	1,740,935	—	312,251
Plus the change in fair value from last day of prior year to vesting date of unvested equity awards that vested during year	—	—	—
Plus the change in fair value as of vesting date for awards with applicable vesting conditions satisfied during year	130,402	(9,619)	22,820
Minus the fair value as of end of fiscal year of awards that failed to meet applicable vesting conditions during year	—	—	—
Plus the value of accrued dividends paid in the reporting year	485,000	12,950	83,389
Total Compensation Actually Paid	$5,566,081	$8,553,096	$3,156,019
(4)The fair values of the PRSUs included in the compensation actually paid to our CEO and former CEO and the average compensation actually paid to our Other NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described above in footnote 3 to the “2025 Summary Compensation Table” and footnote 3 to the “2025 Grants of Plan-Based Awards” table, respectively. Any changes to the TRSU and PRSU grant date fair values (for 2025 grants) and from prior year-end values (for 2021 to 2024 grants) are based on an updated stock price valuation on the measurement dates and for the PRSUs, include updated input variables for the Monte-Carlo model to estimate the probability of satisfying the performance objectives established for the applicable award.
(5)Reflects the cumulative TSR of the Company and the cumulative TSR of the Standard & Poor’s 500 (“S&P 500”) Media Industry Index, as applicable, for the year ended December 31, 2021, the two-years ended December 31, 2022, the three-years ended December 31, 2023, the four-years ended December 31, 2024 and the five-years ended December 31, 2025, assuming a $100 investment at the closing price on December 31, 2020 and the reinvestment of all dividends.
(6)Amounts in millions. Values previously reported as of December 31, 2023 reflect accounting restatements as described in our Annual report on Form 10-K for the year ended December 31, 2024.
(7)The SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (that is not TSR or net income) used by the Company to link the “Actual Pay” of our NEOs for the most recently completed fiscal year to our performance. We selected Adjusted OIBDA as this measure for 2025. Adjusted OIBDA is a non-GAAP measure. For reconciliations of operating income to Adjusted OIBDA referenced throughout this section, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Analysis of Results of Operations—Reconciliation of Non-GAAP Financial Measures,” on pages 42-44 of our Annual Report on Form 10-K for the year ended December 31, 2025. This performance measure may not have been the most important financial performance measure for years presented in this section and we may determine a different financial performance measure to be the most important financial performance measure in future years.

The following graphs illustrate the relationship, during the period beginning January 1, 2021 and ending December 31, 2025, of the compensation actually paid to our PEO and the average compensation actually paid to our Other NEOs (each as set forth in the table above), to (i) the Company’s cumulative TSR and the cumulative TSR of the constituent companies in the S&P 500 Media Industry Index, which represents the peer group below, (ii) our GAAP net income, and (iii) our Adjusted OIBDA, in each case, as set forth in the table above.

Compensation Actually Paid vs. Cumulative TSR
$16,000,000
$12,000,000
$8,000,000
$4,000,000
$—
Compensation Actually Paid
240
180
120
60
—
Value of $100 Investment from 12/31/2019
2020
2021
2022
2023
2024
2025
Actual Pay to PEO (Male)
Actual Pay to PEO (Brien)
Average Actual Pay to Other NEOs
Company TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income (Loss)
$16,000,000
$12,000,000
$8,000,000
$4,000,000
$—
Compensation Actually Paid
$400
$0
$(400)
$(800)
$(1,200)
Net Income (Loss) (in millions)
2021
2022
2023
2024
2025
Actual Pay to PEO (Male)
Actual Pay to PEO (Brien)
Average Actual Pay to Other NEOs
Net Income

Compensation Actually Paid vs. Adjusted OIBDA
Compensation Actually Paid
$12,500,000
$10,000,000
$7,500,000
$5,000,000
$2,500,000
Adjusted OIBDA (in millions)
$600
$500
$400
$300
$200
2021
2022
2023
2024
2025
Actual Pay to PEO (Male)
Actual Pay to PEO (Brien)
Average Actual Pay to Other NEOs
Adjusted OIBDA

Financial Performance Measures

The most important financial performance measures used by the Company in setting pay-for-performance compensation for the most recently completed fiscal year are described in the table below. The manner in which these measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in “—Compensation Discussion and Analysis—Elements of 2025 NEO Compensation.”

Financial Performance Measures
Adjusted OIBDA
AFFO
TSR

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2025 regarding the only equity compensation plan maintained by the Company on that date, the Omnibus SIP. As of December 31, 2025, there were no other equity awards outstanding or securities available for future issuance under equity compensation plans not previously approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	3,654,102	(2)	—	2,839,901	(3)
Equity compensation plans not approved by security holders	—		—	—
Total:	3,654,102		—	2,839,901

(1)    The weighted average exercise price does not reflect shares that will be issued in connection with the settlement of RSUs since RSUs have no exercise price.
(2)    The amount shown in column (a) includes the following awards that were granted under the Omnibus SIP: 3,654,102 shares of our common stock issuable in connection with the settlement of PRSUs and TRSUs, for which the number of PRSUs was determined based on the number of shares that could be earned assuming maximum achievement of the applicable performance conditions, as described above under “—Compensation

Discussion and Analysis—Elements of 2025 NEO Compensation—Performance-Based Compensation—Long-Term Equity Incentive Compensation.”
(3)    The amount shown in column (c) represents shares of common stock remaining available for issuance under the Omnibus SIP, under which the Committee is authorized to make awards of options, stock appreciation rights, restricted and unrestricted stock, RSUs, dividend equivalents, performance awards (including performance share units) and other equity-related awards.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2026 by: (1) each stockholder known to us to beneficially own more than 5% of our common stock; (2) each of our directors and each director nominee; (3) each of our NEOs; and (4) all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if such person or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within, or RSUs that will vest on or within, 60 days of April 1, 2026. Securities that can be so acquired within 60 days of April 1, 2026 are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Unless otherwise indicated below, we believe, based on the information furnished to us that the persons named in the table below have sole voting and investment power with respect to all shares of our common stock shown that they beneficially own, subject to community property laws, where applicable. As of April 1, 2026, there were 176,051,409 shares of our common stock outstanding.

Unless otherwise indicated below, the address of each named person is c/o OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Shares
5% Beneficial Owners:
Entities affiliated with Providence Equity Partners L.L.C.(1) 50 Kennedy Plaza Providence, Rhode Island	8,913,813	5.06%
FMR LLC(2) 245 Summer Street Boston, MA 02210	14,711,282	8.36%
The Vanguard Group(3) 100 Vanguard Blvd Malvern, PA 19355	21,648,809	12.30%
Cohen & Steers, Inc.(4) 1166 Avenue of the Americas, 30th Floor New York, NY 10036	22,391,724	12.72%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	22,490,828	12.78%
Directors and Named Executive Officers:(6)
Michael Barrett	—	*
Mark Bonanni	10,819	*
Nicolas Brien	114,681	*
Mark Carleton	—	*
Angela Courtin	67,646	*
Manuel A. Diaz	47,515	*
Michael J. Dominguez	41,199	*
Jeremy J. Male	943,328	*
Peter Mathes	51,398	*
James Norton	—	*
Nicolle Pangis	—	*
Nancy Tostanoski	85,227	*
Richard H. Sauer	91,947	*
Jodi Senese	106,636	*
Matthew Siegel	289,925	*
Susan M. Tolson	68,880	*
All directors and executive officers as a group (15 persons)(7)	784,010	*

*    Less than 1%.
(1)Based on information provided by Providence Equity Partners L.L.C. (“PEP”). As of April 1, 2026, partnerships affiliated with PEP beneficially owned 8,913,813 shares of common stock as follows: Providence Equity Partners VIII-A SPV, L.P. (“PEP VIII-A”) held 2,446,728 shares of common stock, Providence Equity Partners VIII (Scotland) SPV L.P. (“PEP Scotland”) held 36,920 shares of common stock, PEP VIII SPV, L.P. (“PEP 5”) held 3,584,358 shares of common stock, PEP VIII-A AIV SPV, L.P. (“PEP 6”) held 1,225,114 shares of common stock and PEP VIII Co-Invest SPV, L.P. (“PEP Advertising”) held 1,620,693 shares of common stock. Providence Equity GP VIII (Scotland) L.P. (“PEP GP Scotland”) may have indirect beneficial ownership of 36,920 shares of common stock and Providence Equity GP VIII L.P. (“PEP GP VIII”) and PEP VIII International Ltd. (“PEP International”) may have indirect beneficial ownership of 8,913,813 shares of common stock through the following relationships: the general partner of PEP Scotland is PEP GP Scotland and the general partner of each of PEP VIII-A, PEP GP Scotland, PEP 5, PEP 6 and PEP Advertising is PEP GP VIII. The general partner of PEP GP VIII is PEP International. As of April 1, 2026, the PEP Direct Holders held a record of 8,913,813 shares of common stock. Each of the PEP Direct Holders disclaim beneficial ownership of the shares held by the other PEP Direct Holders and each of PEP GP Scotland, PEP GP VIII and PEP International disclaim beneficial ownership of the shares held by the PEP Direct Holders except to the extent of their respective pecuniary interest therein.
(2)Based solely on information contained in a report on Amendment No. 4 to Schedule 13G, filed with the SEC on February 5, 2026 (the “FMR 13G/A”), by FMR LLC (“FMR”), reporting beneficial ownership as of December 31, 2025. The FMR 13G/A reported that FMR has sole voting power over 14,631,765 shares, shared voting power over 0 shares, sole dispositive power of 14,711,282 shares and shared dispositive power of 0 shares. Abigail P. Johnson, as the Director, the Chairman and the Chief Executive Officer of FMR, has sole dispositive power of 14,711,282 shares.

(3)Based solely on information contained in a report on Amendment No. 11 to Schedule 13G, filed with the SEC on January 31, 2025 (the “Vanguard 13G/A”), by The Vanguard Group (“Vanguard”), reporting beneficial ownership as of December 31, 2024. The Vanguard 13G/A reported that Vanguard has sole voting power over 0 shares, shared voting power over 163,165 shares, sole dispositive power of 21,317,184 shares and shared dispositive power of 331,625 shares. The Vanguard Group subsequently reported on Amendment No. 12 to Schedule 13G, filed with the SEC on Mach 27, 2026, that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various Vanguard subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).
(4)Based solely on information contained in a report on Amendment No. 3 to Schedule 13G, filed with the SEC on November 14, 2025 (the “Cohen & Steers 13G/A”), by Cohen & Steers, Inc. (“Cohen & Steer”), reporting beneficial ownership as of September 30, 2025. Cohen & Steers 13G/A reported that: (i) Cohen & Steer has sole voting power over 18,615,987 shares, shared voting power over 0 shares, sole dispositive power over 22,391,724 shares and shared dispositive power over 0 shares; (ii) Cohen & Steers Capital Management, Inc. has sole voting power over 18,550,978 shares, shared voting power over 0 shares, sole dispositive power over 22,238,668 shares and shared dispositive power over 0 shares; (iii) Cohen & Steers UK Limited has sole voting power over 49,989 shares, shared voting power over 0 shares, sole dispositive power over 138,036 shares and shared dispositive power over 0 shares; (iv) Cohen & Steers Asia Limited has sole voting power over 0 shares, shared voting power over 0 shares, sole dispositive power over 0 shares and shared dispositive power over 0 shares; and (v) Cohen & Steers Ireland Limited has sole voting power over 15,020 shares, shared voting power over 0 shares, sole dispositive power over 15,020 shares and shared dispositive power over 0 shares. Cohen & Steers holds a 100% interest in Cohen & Steers Capital Management, Inc., Cohen & Steers UK Limited., Cohen & Steers Asia Limited. and Cohen & Steers Ireland Limited.
(5)Based solely on information contained in a report on Amendment No. 8 to Schedule 13G, filed with the SEC on April 28, 2025 (the “BlackRock 13G/A”), by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of March 31, 2025. The BlackRock 13G/A reported that BlackRock has sole voting power over 24,564,515 shares, shared voting power over 0 shares, sole dispositive power of 25,154,922 shares and shared dispositive power of 0 shares.
(6)For all officers and directors, includes shares acquired due to the settlement of dividend equivalents into shares of our common stock at vesting.
(7)Mr. Male’s and Mses. Senese’s and Tostanoski’s shares are not counted towards the total due to their separation from the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Based solely on our review of the reports filed during 2025 and questionnaires from our directors and executive officers, we determined that, with the exception of a late Form 3 filing by each of Mr. Barrett and Ms. Pangis related to their respective initial Section 16(a) reports, no director, executive officer or beneficial owner of more than 10% of our common stock failed to report on a timely basis during 2025. The late filings referenced above were primarily due to administrative delays in obtaining the necessary filer access codes from the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Based on the information available to us and provided to us by our directors and officers, we do not believe that there were or are any transactions between the Company and any related persons that would be reportable under Item 404 of Regulation S-K as related person transactions since January 1, 2025.

Review, Approval or Ratification of Transactions with Related Persons

The Company has a written policy regarding the review and approval, ratification or other action to be taken with respect to transactions with related persons. Pursuant to this policy, the Nominating and Governance Committee will conduct a reasonable prior review and oversight of all related person transactions required to be disclosed by the Company under Item 404 of Regulation S-K for potential conflicts of interest. In conducting such review, the Nominating and Governance Committee will approve, ratify or take other actions it deems appropriate, including prohibiting any related person transaction if the Nominating and Governance Committee determines it to be inconsistent with the best interests of the Company and its stockholders. In its review, the Nominating and Governance Committee will be provided with the details of a proposed related person transaction, including the terms of the related person transaction, the business purpose of the related person transaction, and the benefits to the Company and to the relevant related persons that are derived from the related person transaction. In determining whether to approve, prohibit, ratify or take any other action it deems appropriate with respect to the related person transaction, the Nominating and Governance Committee will consider, among other factors, the following factors to the extent relevant to the related person transaction: (a) whether the terms of the related person transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person; (b) whether there are business reasons for the Company to enter into the related person transaction; (c) whether the related person transaction would impair the independence of an outside director; and (d) whether the related person transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account several factors. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review will abstain from voting on any action to be taken with respect to the related person transaction but may, if so requested by the chair of the Nominating and Governance Committee, participate in some or all of the discussions with respect to the related person transaction. Under the policy, the Company’s Corporate Secretary, in consultation with legal counsel, is primarily responsible for determining whether a related person has a direct or indirect material interest in a transaction with the Company that is required to be disclosed. The determination will be made after a review of the information obtained from the related person and information available from the Company’s records.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the full Board has considered and nominated the following slate of individuals for election as directors at the Annual Meeting, each to serve until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies: Michael Barrett, Nicolas Brien, Mark Carleton, Angela Courtin, Manuel A. Diaz, Michael J. Dominguez, Peter Mathes, Nicolle Pangis and Susan M. Tolson. Action will be taken at the Annual Meeting for the election of these director nominees.

Unless otherwise instructed, the persons named in the form of proxy card attached to this proxy statement intend to vote the proxies received by them “FOR” the election of each of Michael Barrett, Nicolas Brien, Mark Carleton, Angela Courtin, Manuel A. Diaz, Michael J. Dominguez, Peter Mathes, Nicolle Pangis and Susan M. Tolson. If, for any reason, any of the director nominees become unavailable for election, the persons named in the form of proxy card, or any validly substituted individual, may exercise his or her discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that such director nominee will be able to serve if elected and has agreed to do so.

The relevant experiences, qualifications, attributes or skills of each director nominee that led the Board to recommend the above individuals as nominees for director are described in the section entitled “Directors, Executive Officers and Corporate Governance.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026, subject to stockholder ratification. Although ratification is not required by applicable law, the Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

As part of its engagement process and in order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the Company’s independent registered public accounting firm. In determining whether to reappoint the independent auditor, the Audit Committee considers the independent auditor’s qualifications, its independence and the length of time the firm has been engaged, in addition to considering the quality of the work performed by the independent auditor and an assessment of the past performance of both the lead audit partner and PwC. PwC has served as the Company’s independent registered public accounting firm since and prior to the Company’s IPO. PwC rotates its lead audit engagement partner every five years, at which time, the Audit Committee interviews candidates and selects the lead audit engagement partner. A new lead audit engagement partner was selected for the year ending December 31, 2025. The Audit Committee believes that there are significant benefits to having an independent registered public accounting firm with an extensive history with the Company, including the operational and cost efficiencies of using a firm with institutional knowledge of the Company’s business, operations, accounting policies, financial systems and internal control framework.

Representatives of PwC are expected to be present at the Annual Meeting via webcast and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

Audit and Non-Audit Fees

The following table sets forth fees billed for professional services rendered by PwC to the Company and its subsidiaries for each of the years ended December 31, 2024 and 2025.

	2024	2025
Audit Fees(1)	$3,076,305	$2,894,650
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	$202,000	$2,000
Total	$3,278,305	$2,896,650

(1)    Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including quarterly financial statement reviews, engagements required by Federal or state regulatory agencies and comfort letters.
(2)    All Other Fees consist of the purchase of a software license for a financial statement disclosure application, and operational testing under an agreed-upon procedures engagement related to the Company’s sale of its Canadian business.

All audit and non-audit services provided to the Company by PwC for 2025 were pre-approved by either the full Audit Committee or the Chair of the Audit Committee. Pursuant to the Audit Committee’s pre-approval policies and procedures in effect during 2025, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $100,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $250,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2026, the Audit Committee adopted the same pre-approval policies and procedures that were in effect for 2025, and at the same per engagement and aggregate authorized amounts that were in effect for 2025.

In appointing PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and in recommending that the Company’s stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC’s independence from the Company and has determined that such services do not impair PwC’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of OUTFRONT Media Inc., a Maryland corporation (the “Company”), does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates such information by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee provides that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the consolidated financial statements of the Company. The Company’s management is responsible for the preparation of the Company’s consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The Company’s independent auditor, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting.

During 2025, the Audit Committee met five times and regularly discussed the following with PwC, the Company’s management and/or the Company’s internal auditors:

•The Company’s annual audited financial statements, quarterly financial statements, earnings releases and Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

•The performance of the Company’s internal audit function, including the evaluation of the effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and risk management procedures;

•The Company’s critical accounting policies and its management’s application of these policies as they relate to the Company’s financial results, disclosures and other matters required by generally accepted auditing standards;

•The Company’s compliance with legal, tax, and regulatory requirements and the implications of any changes to applicable laws or regulations;

•The Company’s compliance with the information security and cybersecurity program and compliance program; and

•The performance, independence and qualifications of the independent auditor, including the rotation and engagement of the lead engagement partner.

A brief description of the primary responsibilities of the Audit Committee is included in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders in the section entitled “Directors, Executive Officers and Corporate Governance—Board Committees—Audit Committee.”

As part of its oversight role, the Audit Committee has reviewed and discussed with the Company’s management, the Company’s internal auditors and PwC, the Company’s audited consolidated financial statements for the year ended December 31, 2025, and the Company’s disclosures in the section entitled “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Audit Committee has also discussed with PwC all matters required to be discussed by the applicable requirements of the PCAOB and the U.S. Securities and Exchange Commission regarding “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC the firm’s independence from the Company.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Members of the Audit Committee

Susan M. Tolson, Chair
Peter Mathes
Mark Carleton

PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement in the section entitled “Executive Compensation.” As an advisory vote, this proposal is not binding. However, the Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and expect to consider the outcome of the vote when making future compensation decisions for our named executive officers.

The text of the resolution with respect to Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As more fully discussed in the section entitled “Executive Compensation—Compensation Discussion and Analysis,” the Company’s compensation programs are designed to motivate and reward business success and to increase stockholder value. The core objectives of these programs are to provide compensation arrangements that are stockholder value focused, market-based, performance-based and flexible. In particular, stockholders should note the following:

•A significant portion of our named executive officers’ total compensation is tied to the achievement of the Company’s financial goals and individual accomplishments that contribute to the Company’s success in the short- and long-term.

•Long‑term equity incentive grants, which constitute a key component of our executive compensation, typically have a multi‑year vesting period, include awards that tie directly to our common stock performance, and are designed to motivate our named executive officers to make business decisions that, over the long term, should increase the price of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4—VOTE TO APPROVE THE OUTFRONT MEDIA INC. AMENDED AND RESTATED
OMNIBUS STOCK INCENTIVE PLAN

On April 16, 2026, the Board approved and recommended for approval by the Company’s stockholders the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Amended and Restated Omnibus SIP”). The stockholders are being asked to approve the adoption of the Amended and Restated Omnibus SIP to allow us to continue to effectively provide equity-based compensation to our eligible employees, consultants and non-employee directors. If approved by our stockholders, the Amended and Restated Omnibus SIP would assist the Company in attracting, motivating and retaining eligible employees, consultants and non-employee directors of the Company and its subsidiaries by affording the Board or the Compensation Committee the flexibility to grant equity-based and cash-based awards to such individuals.

The Company’s original Omnibus Stock Incentive Plan (the “Original Omnibus SIP”) was approved by the Board on March 18, 2014 and approved by the Company’s sole stockholder on March 27, 2014 in connection with the IPO. An amendment and restatement of the Original Omnibus SIP (the “2015 Amended and Restated Omnibus SIP”) was approved by the Board on February 19, 2015 and approved by the Company’s stockholders on June 9, 2015. An amendment and restatement of the 2015 Amended and Restated Omnibus SIP was approved by the Board on April 15, 2019 and approved by the Company’s stockholders on June 10, 2019 (the “2019 A&R Omnibus SIP”). An amendment and restatement of the 2019 Amended and Restated Omnibus SIP, which is the Omnibus SIP, our existing stock incentive plan, was approved by the Board on April 20, 2023 and approved by the Company’s stockholders on June 6, 2023.

Our principal reason for adopting the Amended and Restated Omnibus SIP and submitting it to our stockholders at the Annual Meeting for approval is to increase the number of shares of our common stock reserved for issuance under the Omnibus SIP by 3,373,000 shares. If the Amended and Restated Omnibus SIP is approved by our stockholders, the number of shares reserved for issuance under the Amended and Restated Omnibus SIP will be 22,948,000 shares, comprised of the 8,000,000 shares initially reserved for issuance under the Original Omnibus SIP as of the date such plan first became effective on March 27, 2014, the 5,100,000 shares reserved for issuance under the 2019 A&R Omnibus SIP, the 6,475,000 shares reserved for issuance under the Omnibus SIP, plus 3,373,000 new shares. As of March 31, 2026, 2,157,835 shares remained available for issuance under the Omnibus SIP. Accordingly, if the Amended and Restated Omnibus SIP is approved by our stockholders, the number of shares available for future awards under the Amended and Restated Omnibus SIP will be 5,530,835 shares. If our stockholders do not approve the Amended and Restated Omnibus SIP, we will continue to grant awards under the Omnibus SIP until the expiration of the Omnibus SIP or the date that shares authorized for issuance under the Omnibus SIP are completely depleted, whichever occurs first. In addition, if our stockholders do not approve the Amended and Restated Omnibus SIP, we may not have enough shares in the reserve to grant awards to our employees, consultants and non-employee directors in 2027 at the same level at which we have historically granted, which could materially impact our ability to attract, motivate and retain talented individuals, require us to use additional cash to compensate employees and directors in lieu of equity awards and put us at a competitive disadvantage compared to peer companies.

Why We Believe You Should Vote to Approve Proposal No. 4

The Amended and Restated Omnibus SIP authorizes the Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights, restricted shares, RSUs, shares of our common stock, dividend equivalents, performance awards and other awards (including in cash) for the purposes of providing non-employee directors, officers, employees and certain individual consultants and individual advisors providing services to the Company and our subsidiaries incentives and rewards for performance. Some of the key features of the Amended and Restated Omnibus SIP that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success depends in part on our ability to attract, motivate and retain talented individuals and that the ability to provide equity-based compensation under the Amended and Restated Omnibus SIP is critical to achieving this success. The use of shares of our common stock as part of our compensation program is also important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates directors and employees to create stockholder value because the value such individuals realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation, because our equity compensation awards are subject to vesting and/or performance criteria.

Additional Information Regarding Requested Share Increase

In determining the number of new shares to request under the Amended and Restated Omnibus SIP, management, the Board and the Compensation Committee evaluated dilution metrics, including share usage, burn rate and overhang, and the existing terms of outstanding equity awards in consultation with our independent compensation consultant. We believe the increased dilution resulting from the approval of the Amended and Restated Omnibus SIP remains consistent with stockholder interests. We anticipate that the requested share increase would allow us to continue to make awards under the Amended and Restated Omnibus SIP for approximately three to four years, based on estimated annual utilization and closing price on the NYSE for shares of our common stock on March 31, 2026, which was $26.50 per share.

The 3,373,000 share increase requested to be approved by stockholders represents 1.92% of our total shares of common stock outstanding as of March 31, 2026. As of March 31, 2026, there were approximately 176,051,409 shares of our common stock issued and outstanding.

Presented below is information regarding our historic burn rate, as well as the overhang associated with the Amended and Restated Omnibus SIP. We calculate burn rate based upon total shares of common stock outstanding at the end of the fiscal year. Cash-settled awards are not included in the burn rate calculations because these awards have no dilutive effect.

Equity Compensation Plan Key Metrics Summary Table

	Fiscal 2025	Fiscal 2024	Fiscal 2023	Three Year Average (Fiscal 2023-2025)
TRSUs granted	1,176,172	1,652,180	1,109,485	1,312,612
PRSUs vested	548,029	417,637	516,609	494,092
Total shares(1)	1,724,201	2,069,817	1,626,094	1,806,704
PRSUs granted(2)	709,428	796,689	619,687	708,601
Value-adjusted burn rate(3)	1.03%	1.28%	1.01%	1.11%
__________
(1) Reflects the total number of TRSUs granted and PRSUs vested in the applicable year.
(2) Reflects PRSUs granted in the applicable year.
(3) Value-adjusted burn rate is calculated as the total number of TRSUs granted and PRSUs vested in the applicable year, multiplied by the 200-day average stock price as of the end of such year (excluding any shares cancelled or forfeited), divided by the weighted average total shares of common stock outstanding at the end of such year, multiplied by the 200-day average stock price as of the end of the applicable year.

As of March 31, 2026, the total number of shares of common stock subject to outstanding awards (2,817,636 shares), plus the total number of shares available for future awards if the additional share reserve under the Amended and Restated Omnibus SIP is approved by the Company’s stockholders (5,530,835 shares), represents an overhang percentage of 4.53% on a fully-diluted basis based on 176,051,409 shares outstanding as of March 31, 2026 (in other words, the potential dilution of our stockholders represented by the Amended and Restated Omnibus SIP).

The Company grants equity-based awards in the form of TRSUs and PRSUs to approximately 85% of all our employees annually. In fiscal 2025, we granted TRSUs and PRSUs (at target) covering 1,885,600 shares under the Omnibus SIP, of which (i) awards for 743,103 shares, or 39.4%, were granted to our NEOs, representing a grant date fair value of $11,958,376; (ii) awards for 63,937 shares, or 3.4%, were granted to our non-employee directors, representing a grant date fair value of $1,094,173; and (iii) awards for 1,078,560 shares, or 57.2%, were granted to our broad-based employee population, representing a grant date fair value of $19,743,646.

As of March 31, 2026, we had no outstanding stock options under the Omnibus SIP. Please see the section entitled “Executive Compensation—2025 Outstanding Equity Awards at Fiscal Year-End” for additional information about our outstanding awards.

The closing price on the NYSE for our shares of common stock on March 31, 2026 was $26.50 per share, such that the maximum aggregate market value of the 22,948,000 shares that could be issued under the Amended and Restated Omnibus SIP would be approximately $608,122,000 on such date.

As noted below, the Compensation Committee retains full discretion under the Amended and Restated Omnibus SIP to determine the number and amount of awards to be granted under the Amended and Restated Omnibus SIP, subject to the terms of the Amended and Restated Omnibus SIP, and future benefits that may be received by eligible participants under the Amended and Restated Omnibus SIP are not determinable at this time. Therefore, except with respect to grants of RSUs that we expect to award following the Annual Meeting to each non-employee director serving on our Board (as described in more detail under the section “New Plan Benefits” below), it is not possible to determine the future benefits that will be received by these participants under the Amended and Restated Omnibus SIP, or the benefits that would have been received by such participants if the Amended and Restated Omnibus SIP had been in effect in the year ended December 31, 2025. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices and we believe our 2025 share usage has been responsible and mindful of stockholder interests, as described above. Taking into account the Company’s equity grant practices and the foregoing information, the Company believes that the 3,373,000 share increase requested is appropriate.

Summary of Material Terms of the Amended and Restated Omnibus SIP

The Amended and Restated Omnibus SIP is substantially similar to the Omnibus SIP, except that the Amended and Restated Omnibus SIP increases the maximum number of shares reserved for issuance under the plan by 3,373,000 shares.

The summary of the material terms of the Amended and Restated Omnibus SIP provided below does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Omnibus SIP, a copy of which is attached to this proxy statement as Appendix A and is incorporated by reference herein. All defined terms used herein but not otherwise defined shall have the meanings given such terms in the Amended and Restated Omnibus SIP.

Administration

The Amended and Restated Omnibus SIP will be administered by the Board or the Compensation Committee or such other committee as the Board may designate to administer the Amended and Restated Omnibus SIP (the “Committee”). The Committee has broad authority to administer the Amended and Restated Omnibus SIP, including selecting eligible participants, the types of awards to be granted and the number of shares of common stock subject to awards, and the terms and conditions of such awards, including vesting and forfeiture conditions. The Committee generally has the discretion to accelerate the vesting of awards under the Amended and Restated Omnibus SIP. In addition, the Committee generally may amend the terms of outstanding awards and may waive any conditions or restrictions applicable to awards, provided that no such amendment may materially impair the rights of the participant who holds the award without such participant’s consent.

All questions of interpretation, administration and application of the Amended and Restated Omnibus SIP will generally be determined by a majority of the members of the Committee then in office and the determination of such majority will be final and binding as to all matters relating to the Amended and Restated Omnibus SIP. The Committee may from time-to-time delegate all or any part of its authority under the Amended and Restated Omnibus SIP to an administrator consisting of one or more members of the Committee and/or one or more officers of the Company. However, the Committee may not delegate its authority to (1) make awards to eligible persons who are subject to the reporting rules under Section 16(a) of the Exchange Act or to officers of the Company who are delegated authority to administer the Amended and Restated Omnibus SIP, (2) interpret the Amended and Restated Omnibus SIP or any award, or (3) amend or terminate the Amended and Restated Omnibus SIP.

Any awards or formula for granting awards to non-employee directors under the Amended and Restated Omnibus SIP will be approved by the Board or such other committee to which the Board may so delegate (the “Director Grant Committee”). With respect to awards to non-employee directors, all rights, powers and authorities vested in the Committee under the Amended and Restated Omnibus SIP will instead be exercised by the Board or the Director Grant Committee.

Eligibility

Any person who is selected by the Committee to receive an award under the Amended and Restated Omnibus SIP and who is at that time (1) an employee of the Company or any subsidiary or a non-employee director on the Board, (2) certain natural persons providing consulting or advisory services to the Company or any subsidiary, or (3) an individual who is eligible to receive awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity of which all or a portion of the assets or equity is acquired by the Company or with which the Company merges or otherwise combines (“Substitute Awards”), may participate in the Amended and Restated Omnibus SIP.

As of March 31, 2026, there were approximately 1,700 employees and eight non-employee directors of the Company and its subsidiaries eligible to participate in the Amended and Restated Omnibus SIP.

Shares Reserved for Awards under the Amended and Restated Omnibus SIP

Subject to adjustment in connection with certain corporate changes as described in the Amended and Restated Omnibus SIP, the maximum number of shares of our common stock that may be issued or transferred pursuant to awards granted under the Amended and Restated Omnibus SIP may not in the aggregate exceed 22,948,000 shares (the “Aggregate Share Limit”), which includes the 8,000,000 shares initially reserved for issuance under the Original Omnibus SIP as of the date such plan first became effective on March 27, 2014, the 5,100,000 shares reserved for issuance under the 2019 A&R Omnibus SIP, the 6,475,000 shares reserved under the Omnibus SIP, plus 3,373,000 new shares requested in 2026, up to all of which may be issued pursuant to the exercise of Incentive Stock Options (as defined below). The shares that are subject to awards granted under the Amended and Restated Omnibus SIP are made available from authorized but unissued shares of common stock of the Company.

Share Limits Under the Amended and Restated Omnibus SIP

The Amended and Restated Omnibus SIP also provides that, subject to adjustment in connection with certain corporate changes as described in the Amended and Restated Omnibus SIP:

•no participant will be granted stock options or stock appreciation rights (regardless of whether stock appreciation rights are settled in cash, shares of common stock, other Company securities or a combination thereof) covering, in the aggregate, more than 5,000,000 shares of common stock during any calendar year;

•no participant will be granted stock-based awards (other than stock options or stock appreciation rights) in any calendar year covering, in excess of 4,000,000 shares of common stock;

•no participant will be granted cash-based awards in any calendar year having a value in excess of $25 million; and

•no non-employee director of the Company will be granted in any calendar year awards in excess of 50,000 shares of common stock in the non-employee director’s capacity as a Board member.

Share Counting and Recycling

The Aggregate Share Limit will be reduced by the number of shares of our common stock subject to an award and, for awards that are not denominated in shares of common stock, the number of shares that are actually delivered upon payment or settlement of the award. Shares of common stock underlying awards or portions thereof that are settled in cash and shares of common stock that are subject to an award or any portion of an award that expires or is cancelled, forfeited or terminated without having been exercised or paid will be added back to the Aggregate Share Limit and will again be available for issuance as awards.

Shares of common stock delivered to the Company by a participant to purchase shares upon exercise of an award or to satisfy tax withholding obligations (including shares withheld from the award creating the tax withholding obligation) and shares of common stock repurchased by the Company on the open market using the proceeds from the exercise of an award will not be added back to the Aggregate Share Limit. In addition, the number of shares of common stock subject to a stock option or stock appreciation right that is settled in shares of common stock will be counted against the Aggregate Share Limit, regardless of the number of shares of common stock actually delivered upon exercise of the stock option or stock appreciation right (or portion thereof).

Shares of common stock underlying Substitute Awards will not be counted against the Aggregate Share Limit and the lapse, expiration, termination, forfeiture or cancellation of any Substitute Award without the issuance of shares of common stock or payment of cash will not result in an increase in the number of shares of common stock available for issuance under the Amended and Restated Omnibus SIP.

Types of Awards under the Amended and Restated Omnibus SIP

Pursuant to the Amended and Restated Omnibus SIP, the Company may grant stock options, stock appreciation rights, restricted shares, RSUs, unrestricted shares of common stock, dividend equivalents, performance awards and certain other equity-based or equity-related awards or cash payments.

Each grant of an award under the Amended and Restated Omnibus SIP (other than an award of unrestricted shares of common stock) will be evidenced by an award agreement or agreements, or an Agreement, which will contain such terms and provisions as the Committee may determine, including vesting, exercisability, payment and other restrictions, as applicable, consistent with the Amended and Restated Omnibus SIP. A brief description of the types of awards which may be granted under the Amended and Restated Omnibus SIP is set forth below.

Stock Options

A stock option is a right to purchase shares of common stock at a certain price within a certain timeframe. Stock options granted to an employee under the Amended and Restated Omnibus SIP may consist of either an incentive stock option intended to satisfy the requirements of Section 422 of the Internal Revenue Code (an “Incentive Stock Option”) or a non-qualified stock option that does not comply with those requirements, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of common stock on the date of grant. The term of an option may not extend more than ten years after the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of common stock subject to the stock option and the applicable vesting and forfeiture provisions. In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include cash, delivery or attestation of shares of common stock or other securities of the Company, or a combination of cash, shares or such other securities or any other form of valid consideration that is acceptable to the Committee in its discretion. If specified in an Agreement, the exercise price may be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the stock option with a value equal to the exercise price or through a broker-assisted cashless exercise procedure.

Stock Appreciation Rights

The Amended and Restated Omnibus SIP provides for the grant of stock appreciation rights (“SARs”), which may be granted in tandem with stock options or on a stand-alone basis (“Stand-Alone SARs”). A tandem stock appreciation right may be granted either at the time of grant of the stock option or by amendment at any time prior to the exercise, expiration or termination of the stock option. The tandem SARs will be subject to the same terms and conditions as the related stock option and will be exercisable only at such times and to the same extent as the related stock option. A Stand-Alone SAR is granted alone and will be subject to such terms as the Committee establishes and sets forth in the applicable Agreement. The exercise price of an SAR may not be less than 100% of the fair market value of a share of common stock on the date of grant and its term may not extend more than ten years from the date of grant. The exercise price of an SAR may be paid in cash, or in the discretion of the Committee, in shares of common stock or other securities of the Company designated by the Committee, or a combination of cash, shares of common stock or such other securities. Each grant of SARs will be evidenced by an Agreement which specifies the applicable terms and conditions of the award, including any vesting and forfeiture provisions.

Restricted Shares

Restricted shares awarded under the Amended and Restated Omnibus SIP will consist of shares of common stock which are subject to a vesting schedule which will specify the period of time, the increments in which a participant will vest in the restricted shares and/or any applicable performance goals, subject to any restrictions that the Committee will determine and specify in the applicable Agreement. Participants will have all rights of a holder of shares of common stock as to restricted share awards granted under the Amended and Restated Omnibus SIP, including, the right to receive dividends and to vote; provided that, unless the Committee determines otherwise, the participant will not be registered on the books and records of the Company as a stockholder until such shares have vested and none of the restricted shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the shares have vested. Dividends declared or paid on restricted shares will not vest or become payable unless and until the restricted shares to which the dividends apply become vested and nonforfeitable. Each grant of restricted shares will be evidenced by an Agreement which specifies the applicable terms and conditions of the award, including any vesting and forfeiture provisions.

Restricted Share Units

Each RSU awarded under the Amended and Restated Omnibus SIP corresponds to one share of common stock. The Committee will establish the vesting schedules applicable to RSUs, which will specify the period of time and increments in which a participant will vest in the award and/or any applicable performance goals. Upon vesting or at such later date as the Committee may determine (in accordance with the requirements of, or an exemption from, Section 409A of the Code), RSUs will be settled in shares of common stock, in cash equal to the fair market value of the shares subject to such RSUs, other securities of the Company designated by the Committee or in a combination of any of the foregoing. Each grant of an RSU award will be evidenced by an Agreement which specifies the applicable terms and conditions of the award, including any vesting and forfeiture provisions.

Performance Awards

Performance awards granted under the Amended and Restated Omnibus SIP may consist of stock options, stock appreciation rights, restricted shares, RSUs, unrestricted shares of common stock, dividend equivalents or other awards or any combination of the foregoing, the grant, vesting, exercisability, payment and/or settlement of which are conditioned in whole or in part on the attainment of one or more performance goals established by the Committee. The Committee may establish performance goals related to one or more of the performance metrics, including subjective metrics, as the Committee deems appropriate, including, without limitation, the performance metrics set forth in the Amended and Restated Omnibus SIP. The performance goals may be established in terms of objectives that are related to the individual participant or that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index. Each grant of a performance award will be evidenced by an Agreement which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions.

The Committee may make such adjustments or modifications in the calculation of the performance goals as it determines in its discretion to be appropriate to reflect any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, split-up, spin-off, split-off, combination, liquidation, dissolution, sale of assets or similar corporate transaction or event, or to exclude the effect of any items that are either of an “unusual nature” or of a type that indicates “infrequency of occurrence” under GAAP, including, without limitation, any changes in accounting standards, and/or to reflect any other extraordinary events or circumstances that occur and that have the effect, as determined by the Committee, of distorting the applicable performance goals.

The Committee retains the right to reduce, including to zero, any award such that the amount of the award is less than the maximum award that could be paid, based on the degree of attainment of the applicable performance goals.

Dividend Equivalents

The Committee has the authority to specify whether the participant of an award other than a stock option or stock appreciation right is entitled to receive, interest or dividends or dividend equivalents with respect to the shares of common stock covered by such award. The Committee may provide that such amounts, if any, will be deemed to have been reinvested in additional shares of common stock or otherwise reinvested and/or that they will be subject to the same terms and conditions (including vesting and forfeiture) as the related award. However, if there are insufficient shares of common stock available for such reinvestment of dividends or dividend equivalents, such reinvestment or payment will be made in the form of a grant of RSUs equal in number to the shares of our common stock that would have been obtained, the terms of which will provide for settlement in cash and for dividend equivalent reinvestment in further RSUs. Dividends or dividend equivalents credited in respect of an award may not vest or become payable unless and until the award to which the dividends or dividend equivalents apply becomes vested and nonforfeitable.

Other Awards

The Committee may grant other equity-based or equity-related awards or cash payments, which may be based on one or more criteria determined by the Committee. Other awards may be granted in tandem with, or independent of, awards granted under the Amended and Restated Omnibus SIP.

Awards of Common Stock

The Committee may make awards of unrestricted shares of common stock to eligible participants.

Transferability of Awards

The rights of a participant with respect to an award granted under the Amended and Restated Omnibus SIP will be exercisable during the participant’s lifetime only by the participant. Awards are not transferable, except by will or by the laws of descent and distribution; provided, that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its discretion, impose.

Adjustments; Corporate Transactions

In the event of a merger, consolidation, acquisition of property or shares, stock rights or offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership or a subsidiary or affiliate (including by reason of a disaffiliation), or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may, in its discretion, make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares of common stock or other securities reserved for issuance and delivery under the Amended and Restated Omnibus SIP; (2) the Aggregate Share Limit and other award limits under the Amended and Restated Omnibus SIP, (3) the number and kind of shares of common stock or other securities subject to outstanding awards; and (4) the exercise price of outstanding awards.

In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a disaffiliation, separation or spin-off, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, a “Share Change”), the Committee or the Board will make such substitutions or adjustments as it deems appropriate to (1) the aggregate number and kind of shares of common stock or other securities reserved for issuance and delivery under the Amended and Restated Omnibus SIP; (2) the Aggregate Share Limit and other award limits under the Amended and Restated Omnibus SIP, (3) the number and kind of shares of common stock or other securities subject to outstanding awards; and (4) the exercise price of outstanding awards.

In the case of a Corporate Transaction, such adjustments may include, without limitation: (1) the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board in its sole discretion; (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of common stock subject to outstanding awards; and (3) in connection with any disaffiliation, arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such disaffiliation.

Change in Control

Except as otherwise provided in the applicable award agreement or in another agreement with a participant, if the Company experiences a “change in control” (as defined in the Amended and Restated Omnibus SIP) in which awards will not be assumed, continued or substituted for by the surviving entity: (i) immediately before the change in control, except for performance awards, all restricted shares, restricted share units, and dividend equivalents will vest, and all shares of common stock and/or cash subject to such awards will be delivered, and (ii) at the Committee’s discretion, (a) all stock options and stock appreciation rights will become exercisable at least 15 days before the change in control and terminate if unexercised upon the consummation of the change in control, and/or (b) stock options, stock appreciation rights, restricted shares, restricted share units, and dividend equivalents will be terminated and cashed out or redeemed for securities of equivalent value. Performance awards will be treated as though target performance has been achieved. Other awards will be governed by the terms of the applicable award agreement.

Except as otherwise provided in the applicable award agreement or in another agreement with a participant, if the Company experiences a change in control in which awards will be assumed, continued or substituted for by the surviving entity: (i) the awards will adjusted as appropriate as to the number of shares to which the awards relate and, for stock options and stock appreciation rights, as to the exercise price, and (ii) if the participant’s employment is terminated (x) due to his or her death or “permanent disability” (as defined in the Amended and Restated Omnibus SIP) or (y) by the Company (or its successor), other than due to a “termination for cause” (as defined in the Amended and Restated Omnibus SIP), in each case within the eighteen (18)-month period following the consummation of such change in control (or for such longer period as the Committee may determine), the participant’s award will become fully vested as of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee may determine (but in no event later than the original expiration of the award). With respect to each outstanding performance award, if the change in control occurs prior to the end of the applicable performance period, then the performance award will be treated as though target performance has been achieved.

Prohibition on Repricing

Except in connection with certain corporate transactions or changes in the capital structure of the Company, the Committee may not take any of the following actions, or any other action, that has the same effect at a time when the award’s exercise price exceeds the fair market value of a share of common stock: (1) amend a stock option or Stand-Alone SAR to reduce its exercise price, (2) cancel a stock option or Stand-Alone SAR in exchange for a stock option, restricted share or other equity award or cash, or (3) take any other action that is treated as a repricing under GAAP.

Deferral of Awards

The Committee may establish procedures pursuant to which the payment of any award may be deferred. If an award or any deferral of the payment of an award constitutes a deferral of compensation subject to Section 409A of the Code, the Committee will set forth in writing, on or before the date the applicable deferral election is required to be irrevocable in order to comply with Section 409A of the Code, the conditions under which such election may be made. The Company’s obligation to pay deferred awards will be reflected on its books as a general, unsecured and unfunded obligation and the rights of the participant to receive payments from the Company as a result of any such deferral will be solely those of a general, unsecured creditor.

Grants to Non-U.S. Based Participants

To comply with securities, exchange control, labor, tax or other applicable laws, rules or regulations in countries outside of the United States in which the Company and its subsidiaries operate or have eligible participants, the Committee has the authority to (1) amend or modify the terms and conditions of any award granted to a participant; (2) establish, adopt, interpret or revise any rules and procedures to the extent such actions may be necessary or advisable, including the adoption of sub-plans (provided that no such sub-plans or modifications will increase the Aggregate Share Limit or any of the other share limits under the Amended and Restated Omnibus SIP or otherwise require stockholder approval); and (3) take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. The Committee may not take any actions under the Amended and Restated Omnibus SIP, and no awards will be granted, that would violate the Securities Act, the Exchange Act, the Code, any securities law or governing statute.

Withholding

The Company or any subsidiary has the authority and right to deduct or withhold or require a participant to remit to the Company or any subsidiary, an amount sufficient to satisfy applicable taxes and withholding in connection with any payment made or benefit realized by a participant under the Amended and Restated Omnibus SIP. The Company or a subsidiary may take such actions as may be necessary to satisfy withholding obligations, including but not limited to (1) withholding from a participant’s wages or other cash compensation; (2) withholding from the proceeds for the sale of shares of common stock underlying the award either through a voluntary sale or mandatory sale arranged by the Company on the participant’s behalf; (3) withholding taxes through a net share settlement procedure or through a broker-assisted cashless exercise procedure; or (4) in the Committee’s sole discretion and in satisfaction of the foregoing requirement, withhold shares of our common stock otherwise issuable under an award having a fair market value equal to the amounts required to be withheld. To avoid negative accounting treatment, the number of shares of our common stock which may be withheld with respect to the issuance, vesting, exercise or payment of an award or which may be repurchased from the participant to satisfy applicable taxes or withholding may be limited to the number of shares of common stock which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates. No shares of common stock will be delivered to any participant until the participant has made arrangements acceptable to the Company for the satisfaction of applicable taxes and withholdings.

No Right to Awards or Continued Service

The Amended and Restated Omnibus SIP does not confer upon any participant any right to continued service with the Company or any subsidiary or the right to be entitled to any remuneration or benefits not set forth in the Amended and Restated Omnibus SIP or award agreement, including the right to receive any future awards under the Amended and Restated Omnibus SIP.

Governmental Regulations

The Amended and Restated Omnibus SIP and all awards granted under the Amended and Restated Omnibus SIP will be subject to all applicable rules and regulations of governmental or other authorities, including, without limitation, any rules or regulations promulgated under or issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

REIT Status

To the extent that the Company is a REIT, the Amended and Restated Omnibus SIP will be interpreted and construed in a manner consistent with the Company’s status as a REIT and no award will be granted or awarded, and with respect to any award granted under the Amended and Restated Omnibus SIP, such award will not vest, be exercisable or be settled to the extent that the grant, vesting, exercise or settlement could cause the participant or any other person to be in violation of the common stock ownership limit or aggregate stock ownership limit prescribed by the Charter, or, if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

Effective Date of the Amended and Restated Omnibus SIP

The Original Omnibus SIP first became effective on March 27, 2014 (the “Effective Date”). The 2015 Amended and Restated Omnibus SIP first became effective on June 9, 2015. The 2019 A&R Omnibus SIP first became effective on June 10, 2019. The Omnibus SIP first became effective on June 6, 2023. The terms of the Amended and Restated Omnibus SIP were adopted by the Board on April 16, 2026, contingent upon stockholder approval at the Annual Meeting.

Amendment and Termination of the Amended and Restated Omnibus SIP

The Board may alter, amend, suspend or terminate the Amended and Restated Omnibus SIP at any time, in whole or in part; provided, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the NYSE or other principal stock exchange on which our common stock is listed. No alteration, amendment, suspension or termination of the Amended and Restated Omnibus SIP may materially adversely affect the rights of a participant under an award without the participant’s consent. Notwithstanding the foregoing, the Committee has broad authority to amend the Amended and Restated Omnibus SIP or any outstanding award under the Amended and Restated Omnibus SIP without a participant’s approval if the Committee deems such amendment necessary or appropriate to (1) comply with applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (2) avoid adverse tax consequences under Section 409A of the Code with respect to any award, even if such amendment would otherwise be detrimental to such person.

Final Date for Awards

Unless previously terminated, the Amended and Restated Omnibus SIP will expire at midnight on June 5, 2033. No further awards may be granted under the Amended and Restated Omnibus SIP after it expires.

New Plan Benefits

Except with respect to grants of RSUs that we expect to award following the Annual Meeting to each non-employee director serving on our Board (as described in more detail below), it is not possible to determine the specific amounts and types of awards that may be granted or paid in the future under the Amended and Restated Omnibus SIP. The grant of awards under the Amended and Restated Omnibus SIP is subject to the discretion of the Committee (or the Director Grant Committee with respect to non-employee director grants) and the applicable committee has not determined future awards or who might receive them. We expect grants of RSUs with an aggregate dollar value of $1,160,000 be made to the Outside Directors following the Annual Meeting, but the actual number of RSUs to be awarded is not determinable because it will be based on the closing price of shares of our stock on the NYSE on the date of such grant. See the section entitled “Directors, Executive Officers and Corporate Governance—Director Compensation—Equity Compensation” for further information on the Company’s director compensation policy. No individual awards have been granted to any employee, director or consultant under the Omnibus SIP that are contingent on the approval of the Company’s stockholders. Moreover, the Amended and Restated Omnibus SIP does not have set benefits or amounts. For information regarding awards granted to the Company’s named executive officers during 2025, see the section entitled “Executive Compensation—2025 Grants of Plan-Based Awards.”

Federal Income Tax Consequences

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Amended and Restated Omnibus SIP based on U.S. federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended and Restated Omnibus SIP participants, is not intended to be complete and does not describe U.S. federal income taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. In addition, U.S. federal income tax provisions and their interpretations are subject to change, and their application may vary in individual circumstances. We encourage participants to consult their individual tax and financial advisors regarding the specific tax consequences of their awards.

Tax Consequences to Participants

Non-qualified Stock Options

In general, (1) no income will be recognized by a participant at the time a non-qualified stock option is granted, (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the participant in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares, if unrestricted, on the date of exercise, and (3) at the time of sale of shares of common stock acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options

No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares of common stock at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights

No income will be recognized by a participant in connection with the grant of a tandem stock appreciation right or a Stand-Alone SAR. When the stock appreciation right is exercised, the participant generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise in excess of the exercise price.

Restricted Shares

A participant who receives restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Share Units

No income generally will be recognized upon the grant of RSUs. A participant who receives an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares settle (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date. In addition, Federal Insurance Contributions Act (“FICA”) taxes are imposed in the year of vesting (which may occur prior to the year of settlement).

Performance Awards

Performance Awards may consist of stock options, stock appreciation rights, restricted shares, RSUs, unrestricted shares of common stock, dividend equivalents or other awards, or any combination thereof, and their tax consequences will depend on such applicable underlying award type, as described above.

Dividends and Dividend Equivalents

A participant who receives a dividend equivalent right generally will not recognize taxable income at the time of grant. When a dividend equivalent right or dividend is paid, the participant generally will recognize taxable income.

Other Awards

With respect to other awards granted under the Amended and Restated Omnibus SIP, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any common stock or other property received will be ordinary income to the participant.

Section 280G / Section 4999 of the Code

Certain payments made to employees and other service providers in connection with a change in control may constitute “parachute payments” subject to tax penalties imposed on both the Company and the participant under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the Company is denied a tax deduction for the payments. The base amount is generally defined as the employee’s average compensation for the five calendar years prior to the date of the change in control. The value of accelerated vesting of equity awards in connection with a change in control can constitute a parachute payment. The Amended and Restated Omnibus SIP contains a modified form of a “safe harbor cap,” which limits the amount of potential parachute payments that a participant may receive to no more than 299% of the participant’s base amount, but only if such cutback results in larger after-tax payments to the participant.

Tax Consequences to the Company or any Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services generally will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration on Form S-8

We intend to file with the SEC a registration statement on Form S-8 covering the Company’s common stock reserved for issuance under the Amended and Restated Omnibus SIP.

Vote Required

In order to be adopted, the Amended and Restated Omnibus SIP must be approved by the affirmative vote of a majority of the votes cast by holders of record of the Company’s common stock. Stockholders may direct that their votes be cast for or against the proposal, or stockholders may abstain from this proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE OUTFRONT MEDIA INC. AMENDED AND RESTATED OMNIBUS STOCK INCENTIVE PLAN.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder wishes to propose a matter for consideration at our 2027 Annual Meeting of Stockholders, the proposal should be mailed to the Company’s Corporate Secretary at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016. To be eligible under the SEC rules for inclusion in the Company’s proxy statement and form of proxy relating to the 2027 Annual Meeting of Stockholders, a proposal must be received by our Company’s Corporate Secretary on or before December 22, 2026. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, the current Bylaws permit stockholders to nominate directors and present other business for consideration at our 2027 Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2027 Annual Meeting of Stockholders under the advance notice provisions of the Bylaws, you must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be delivered to the Company’s Corporate Secretary, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016 not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2027, such a proposal must be received on or after November 22, 2026, but not later than 5:00 p.m., Eastern Time, on December 22, 2026. In the event that the date of the Annual Meeting of Stockholders to be held in 2027 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, as originally convened, such notice by the stockholder must be so delivered not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

An eligible stockholder or group of stockholders that wants to nominate directors for inclusion in the Company’s proxy statement and form of proxy relating to the 2027 Annual Meeting of Stockholders pursuant to the proxy access provisions in the Bylaws must submit a timely notice in accordance with the procedures described in the Bylaws. To be timely, a stockholder’s notice must be received by the Company’s Corporate Secretary, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016 on or after November 22, 2026, but not later than 5:00 p.m., Eastern Time, on December 22, 2026. In the event that the date of the Annual Meeting of Stockholders to be held in 2027 is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such notice by the stockholder must be so delivered not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Director nominations will be considered only if in compliance with the requirements set forth in the Bylaws, the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Guidelines. See the section entitled “Directors, Executive Officers and Corporate Governance—Board of Directors—Director Nominations Process.” In addition to satisfying the foregoing requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

OTHER MATTERS

As of the date of this proxy statement, the Board does not know of any other matters which are likely to be brought before the Annual Meeting. The proxy card grants to the persons named in the proxy card, or any validly substituted person, the power to vote in his or her discretion on any other matter properly raised at the Annual Meeting.

By Order of the Board of Directors,

LOUIS J. CAPOCASALE
Corporate Secretary
April 21, 2026

We make available, free of charge, on our website all of our filings that are made electronically with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. To access these filings, go to the Investor Relations section of our website, at www.outfront.com. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including the related financial statements and schedules, filed with the SEC, are also available without charge to stockholders upon written request addressed to the Company’s Corporate Secretary, Louis J. Capocasale, at OUTFRONT Media Inc., 90 Park Avenue, 9th Floor, New York, New York 10016. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to any SEC report when such exhibits are requested.

APPENDIX A--OUTFRONT MEDIA INC. AMENDED AND RESTATED OMNIBUS STOCK INCENTIVE PLAN

OUTFRONT MEDIA INC.
OMNIBUS STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF JUNE 3, 2026)

ARTICLE I
GENERAL

Section 1.1 Purpose.

The purpose of the OUTFRONT Media Inc. Omnibus Stock Incentive Plan (as amended and restated as of June 3, 2026) (the “Plan”) is to benefit and advance the interests of OUTFRONT Media Inc., a Maryland corporation (the “Company”), and its Subsidiaries (as defined below) by attracting, retaining and motivating Participants (as defined below) and to compensate Participants for their contributions to the financial success of the Company and its Subsidiaries.

Section 1.2 Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a) “Administrator” shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3 hereof.

(b) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(c) “Agreement” shall mean the written agreement and/or certificate or other documentation governing an Award under the Plan.

(d) “Amendment Date” shall mean June 3, 2026, the date on which the Company’s stockholders approved this amendment and restatement of the Plan.

(e) “Awards” shall mean any Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Common Stock, Dividend Equivalents, Performance Awards or Other Awards or a combination of any of the above awarded under the Plan, including Substitute Awards.

(f) “Benefit Arrangement” shall mean any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant.

(g) “Board” shall mean the Board of Directors of the Company.

(h) “Change in Control” shall mean, subject to Section 10.11, the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the then combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity (the “Voting Power”); provided, however, that the following acquisitions will not be deemed to result in a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (D) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (h)(iii) below;

(ii) individuals who, as of April 16, 2026, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to April 16, 2026, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) will be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the

Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination of the Voting Power, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

(i) “Compensation Committee” shall mean the Compensation Committee of the Board.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(k) “Committee” shall mean the Compensation Committee of the Board or such other committee as may be appointed or designated by the Board to administer the Plan in accordance with Section 1.3(a) hereof.

(l) “Common Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.

(m) “Consultant” shall mean any natural person (other than an Employee or a Director) engaged by the Company or any of its Subsidiaries to render bona fide services to such entity as a consultant or advisor, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s or any of its Subsidiaries’ securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of shares of Common Stock may be registered under Form S-8 promulgated under the Securities Act.

(n) “Corporate Transaction” shall have the meaning set forth in Section 8.1(a) hereof.

(o) “Date of Grant” shall mean the effective date of the grant of an Award under the Plan; provided, however, that in the case of a Substitute Award, the Date of Grant shall be the effective date of the grant of such award under the original plan under which the award was authorized.

(p) “Director” shall mean each member of the Board who is not employed by (i) the Company, (ii) any of the Company’s Subsidiaries or (iii) any entity which directly or indirectly owns an equity or similar interest corresponding to more than 50% of the voting power normally entitled to vote for the election of directors of the Company (or comparable voting power).

(q) “Director Grant Committee” shall have the meaning set forth in Section 1.3(d) hereof.

(r) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

(s) “Disqualified Individual” shall have the meaning set forth in Section 280G(c) of the Code.

(t) “Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Common Stock as set forth in Section 7.1 hereof. Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Common Stock or such other securities.

(u) “Earnings Per Share” shall have the meaning provided by GAAP.

(v) “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization.

(w) “Effective Date” shall have the meaning set forth in Section 14.1 hereof.

(x) “Eligible Person” shall have the meaning set forth in Section 1.4 hereof.

(y) “Employee” shall mean an individual who is employed by the Company or any of its Subsidiaries.

(z) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(aa) “Expiration Date” shall have the meaning set forth in Section 14.2 hereof.

(bb) “Fair Market Value” of a share of Common Stock on a given date shall be, unless the Committee determines otherwise, the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Common Stock is then listed, as reported by The Wall Street Journal or any other authoritative source selected by the Company.

(cc) “Free Cash Flow” shall mean OIBDA, less cash interest, taxes paid, working capital requirements and capital expenditures.

(dd) “GAAP” shall mean generally accepted accounting principles in the United States.

(ee) “Incentive Stock Option” means any Stock Option designated in the applicable Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

(ff) “Net Earnings” shall have the meaning provided by GAAP.

(gg) “Net Earnings from Continuing Operations” shall have the meaning provided by GAAP.

(hh) “Net Revenue” shall have the meaning provided by GAAP.

(ii) “OIBDA” shall mean the Company’s Operating Income before depreciation and amortization.

(jj) “Operating Income” shall have the meaning provided by GAAP.

(kk) “Other Agreement” shall mean any agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G of the Code and/or Section 4999 of the Code.

(ll) “Other Awards” shall mean any form of award authorized under Section 7.2 hereof, other than a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, unrestricted share of Common Stock, or Dividend Equivalent.

(mm) “Outstanding Stock Option” shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(nn) “Parachute Payment” shall mean a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(oo) “Participant” shall mean any Eligible Person to whom an Award has been made under the Plan, including a recipient of a Substitute Award.

(pp) “Performance Award” shall mean an Award (which may consist of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Common Stock, Dividend Equivalents or Other Awards, or any combination thereof) the grant, vesting, exercisability, payment and/or settlement of which is conditioned in whole or in part on the attainment of one or more Performance Goals. In addition to other terms of the Plan applicable to such Award, including, without limitation, Article II, III, IV, V or VII, as applicable, a Performance Award shall be subject to the terms and conditions set forth in Article VI.

(qq) “Performance Goal” shall mean an amount, target or objective that is related to a Performance Metric and the attainment of which is designated as a condition to the award, vesting, exercisability, payment or settlement of a Performance Award.

(rr) “Performance Metrics” shall have the meaning set forth in Section 6.2 hereof.

(ss) “Performance Period” shall mean a period of time over which performance is measured as determined by the Committee in its discretion.

(tt) “Permanent Disability” shall, unless otherwise determined by the Committee, have the same meaning as such term or a similar term has under the long-term disability plan or policy maintained by the Company or a Subsidiary under which the Participant has coverage and which is in effect on the date of the onset of the Participant’s disability; provided, that if the Participant is not covered by a long-term disability plan or policy, “Permanent Disability” shall have the meaning set forth in Section 22(e) of the Code. Notwithstanding the foregoing, in the case of Incentive Stock Options, “Permanent Disability” shall always have the meaning set forth in Section 22(e) of the Code.

(uu) “REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

(vv) “Reprice” shall have the meaning set forth in Section 2.5 with respect to Stock Options and in Section 3.3(e) with respect to Stand-Alone SARs.

(ww) “Restricted Share” shall mean a share of Common Stock granted to a Participant pursuant to Article IV and which is subject to the terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(xx) “Restricted Share Unit” shall mean a contractual right granted to a Participant pursuant to Article V to receive, in the discretion of the Committee, shares of Common Stock, a cash payment equal to the Fair Market Value of Common Stock, or other securities of the Company designated by the Committee or a combination of cash, shares of Common Stock or such other securities, subject to the terms and conditions set forth in the Plan and the applicable Agreement.

(yy) “Retirement” shall, unless the Committee determines otherwise, mean the termination of a Participant’s Service (other than by reason of death or for a Termination for Cause) when the Participant is at least 55 years of age and has completed at least ten years of service (as determined pursuant to the Company’s applicable practices) with the Company and/or its Subsidiaries.

(zz) “Revenue” shall have the meaning provided by GAAP.

(aaa) “Section 409A” shall mean Section 409A of the Code.

(bbb) “Service” shall mean (i) an Employee’s employment with the Company or any of its Subsidiaries, (ii) a Director’s service on the Board or (iii) a Consultant’s provision of services to the Company or any of its Subsidiaries.

(ccc) “Share Change” shall have the meaning set forth in Section 8.1(b) hereof.

(ddd) “Stand-Alone SAR” shall have the meaning set forth in Section 3.3 hereof.

(eee) “Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article III to receive an amount determined in accordance with Section 3.2 or 3.3 hereof, as applicable, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

(fff) “Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Common Stock at such time and price, and subject to such other terms and conditions, as are set forth in the Plan and the applicable Agreement. Stock Options may be Incentive Stock Options or non-qualified stock options, which are not intended to be treated as Incentive Stock Options.

(ggg) “Subsidiary” shall mean a corporation or other entity with respect to which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable voting power), provided, that the Committee may also designate any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest corresponding to 50% or less of such voting power as a Subsidiary for purposes of the Plan.

(hhh) “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity (i) all or a portion of the assets or equity of which is acquired by the Company or (ii) with which the Company merges or otherwise combines.

(iii) “Tax-Related Items” means any federal, national, provincial, state, and/or local tax liability (including, but not limited to, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes, and any other taxes) that may be due or required by law to be withheld, and/or any employer tax liability shifted to a Participant.

(jjj) “Termination for Cause” shall mean a termination of a Participant’s Service by reason of:

(i) “cause” as such term or a similar term is defined in any employment or consulting agreement that is in effect and applicable to the Participant at the time of the Participant’s termination of Service, or

(ii) if there is no such employment or consulting agreement, or if such employment or consulting agreement contains no such term, unless the Committee determines otherwise, the Participant’s: (A) commission of any dishonest or fraudulent act that has caused or may reasonably be expected to cause injury to the interest or business reputation of the Company or any of its Subsidiaries; (B) conduct constituting a felony, a financial crime, embezzlement or fraud, whether or not related to the Participant’s Service; (C) willful unauthorized disclosure of confidential information; (D) failure, neglect of or refusal to substantially perform the duties of the Participant’s Service; (E) commission or omission of any other act which is a material breach of the Company’s policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any Subsidiary; (F) failure to comply with the written policies of the Company, including the Company’s Business Conduct Statement or successor conduct statement as they apply from time to time; (G) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to Service, after being instructed by the Company or the Participant’s employer to participate; (H) willful destruction or failure to preserve documents or other material known to be relevant to an investigation referred to in the preceding clause (G); or (I) willful inducement of others to engage in any of the conduct described in the preceding clauses (A) through (H).

(kkk) “Trading Day” means a day on which the Common Stock is traded on the New York Stock Exchange or other principal stock exchange on which the Common Stock is then listed.

Section 1.3 Administration of the Plan.

(a) Board or Committee to Administer. The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board. In the event that the Board is not also serving as the Committee, the Board, in its discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

(b) Powers of the Committee.

(i) The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan.

(ii) The Committee shall have authority to select Participants from among the Eligible Persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Common Stock subject to an Award or the cash amount payable in connection with an Award, to determine the terms and conditions of each Award in accordance with the terms of the Plan, to establish blackout periods, to determine transfer restrictions, clawback or repayment provisions and determine whether shares of Common Stock issuable under an Award will be subject to such further restrictions or conditions as the Committee may determine, including, but not limited to, conditions on vesting or transferability, forfeiture provisions and tax withholding conditions. The Committee may also determine a Participant’s rights to Awards upon a termination of Service. Except as provided herein, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that, subject to Sections 10.3 and 10.11 and Article XI hereof, no amendment shall materially impair the rights of the holder thereof without the holder’s consent. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 422 of the Code, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction, to the extent that any such restrictions are no longer required, the Committee shall have the discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

(c) Delegation by the Committee. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee and/or one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Persons (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act or (B) who are officers of the Company delegated authority by the Committee hereunder, (ii) to interpret the Plan or any Award, or (iii) under Article XI hereof. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

(d) Grants to Directors. Any Awards or formula for granting Awards under the Plan made to Directors shall be approved by the Board or such other committee to which the Board may so delegate (the “Director Grant Committee”). With respect to awards to Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board or the Director Grant Committee, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board or the Director Grant Committee for such purpose.

(e) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to the persons receiving Awards under the Plan, the terms and provisions of Awards under the Plan and adjustments of Awards under Article VIII hereof.

(f) No Liability. Subject to applicable law: (i) no member of the Committee nor any Administrator shall be liable to any Participant or any other person for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any member of the Committee or any Administrator other than himself; and (iii) in the performance of its functions with respect to the Plan, the Committee and any Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s or the Committee’s counsel and any other party the Committee or such Administrator deems necessary, and no member of the Committee or such Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.

Section 1.4 Eligible Persons.

Individuals eligible to receive Awards under the Plan (each, an “Eligible Person”) include (a) any Employee (including any prospective employee) of the Company or any of its Subsidiaries; provided, however, that Incentive Stock Options may not be granted to Employees of any corporation or other entity in which the Company owns or controls, directly or indirectly, 50% or less of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable voting power); (b) any Director (including any prospective director); (c) to the extent designated by the Committee, any Consultant (including any prospective consultant) to the Company or any of its Subsidiaries; and (d) individuals who are eligible to receive Substitute Awards. Any Award made to a prospective employee, director or consultant shall be conditioned upon, and effective not earlier than, such person’s becoming an Employee, Director or Consultant. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan, subject to the restrictions set forth in Section 1.3(c) hereof.

Section 1.5 Common Stock Subject to the Plan.

(a) Plan Limit. Subject to adjustment under Article VIII hereof, the total number of shares of Common Stock available for delivery pursuant to Awards under the Plan (the “Section 1.5 Limit”) is 22,948,000 shares, which includes (i) the 19,575,000 shares previously reserved for issuance under the Plan and (ii) the additional 3,373,000 shares reserved for issuance under the Plan as of the Amendment Date. The shares of Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. The maximum number of shares of Common Stock that may be issued pursuant to Incentive Stock Options under the Plan shall equal the Section 1.5 Limit.

(b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for delivery pursuant to Awards at any time, the following rules apply:

(i) The Section 1.5 Limit shall be reduced by the number of shares of Common Stock subject to an Award and, in the case of an Award that is not denominated in shares of Common Stock, the number of shares actually delivered upon payment or settlement of the Award.

(ii) The following shall be added back to the Section 1.5 Limit and shall again be available for Awards:

(A) shares underlying Awards or portions thereof that are settled in cash and not in shares of Common Stock; and

(B) any shares of Common Stock that are subject to an Award, or any portion of an Award, which for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid.

(iii) Anything to the contrary in this Plan notwithstanding,

(A) (1) shares of Common Stock delivered to the Company by a Participant to purchase shares of Common Stock upon the exercise of an Award or to satisfy tax withholding obligations (including shares retained from the Award creating the withholding obligation), and (2) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award, in either instance shall not be added back to the Section 1.5 Limit; and

(B) upon the exercise of a Stock Option or Stock Appreciation Right settled in shares of Common Stock, the number of shares subject to the Stock Option or Stock Appreciation Right (or portion thereof) that is then being exercised shall be counted against the Section 1.5 Limit, regardless of the number of shares of Common Stock actually delivered in settlement of the Stock Option or Stock Appreciation Right (or portion thereof) upon exercise.

(iv) Anything to the contrary in this Plan notwithstanding, any shares of Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit, and the lapse, expiration, termination, forfeiture or cancellation of any Substitute Award without the issuance of shares of Common Stock or payment of cash thereunder shall not result in an increase of the number of shares of Common Stock available for issuance under the Plan, provided that shares of Common Stock acquired by exercise of substitute Incentive Stock Options will count against the maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

Section 1.6 Limits on Awards to Participants.

(a) Limits on Certain Stock Options, Stock Appreciation Rights. No Participant shall be granted Awards in the form of Stock Options or Stock Appreciation Rights in any calendar year covering, in the aggregate, in excess of 5,000,000 shares of Common Stock (regardless of whether Stock Appreciation Rights are settled in cash, Common Stock, other Company securities or a combination thereof), subject to adjustment pursuant to Article VIII hereof.

(b) Limits on Other Awards. No Participant shall be granted Awards (other than those Awards set forth in Section 1.6(a)) in any calendar year having a value in excess of $25 million (with respect to Awards denominated in cash) and covering, in the aggregate, in excess of 4,000,000 shares of Common Stock (with respect to Awards denominated in shares of Common Stock), subject to adjustment pursuant to Article VIII hereof.

(c) Substitute Awards. Anything to the contrary in this Plan notwithstanding, any shares of Common Stock underlying Substitute Awards shall not be counted against the limits set forth in this Section 1.6.

Section 1.7 Limits on Awards to Directors.

(a) Limits on Awards to Directors Generally. No Director shall be granted Awards in his or her capacity as a member of the Board in any calendar year covering, in the aggregate, in excess of 50,000 shares of Common Stock, subject to adjustment pursuant to Article VIII hereof.

(b) Substitute Awards. Anything to the contrary in this Plan notwithstanding, any shares of Common Stock underlying Substitute Awards shall not be counted against the limits set forth in this Section 1.7.

Section 1.8 Agreements.

The Committee shall determine and set forth in an Agreement the terms and conditions of each Award (other than an Award of unrestricted Common Stock). The Agreement shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of Service, cancellation of the Award under specified circumstances, restrictions on transfer), and shall be delivered or otherwise made available to the Participant.

ARTICLE II
PROVISIONS APPLICABLE TO STOCK OPTIONS

Section 2.1 Grants of Stock Options.

The Committee may from time to time grant Stock Options to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.

Each Stock Option will be designated in the applicable Agreement as either an Incentive Stock Option or a non-qualified stock option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds one hundred thousand dollars ($100,000), such Stock Options will be treated as non-qualified stock options. For purposes of this Section 2.1, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock will be determined as of the time the Stock Option with respect to such shares of Common Stock is granted.

Section 2.2 Exercise Price.

The Committee shall establish the per share exercise price of each Stock Option; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price per share of Common Stock will be no less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. Notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424 of the Code, as applicable. The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article VIII hereof.

Section 2.3 Exercise of Stock Options.

(a) Exercisability. Unless the Committee has determined or determines otherwise, Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to Stock Options, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Stock Options and/or any applicable Performance Goals, subject to any restrictions that the Committee shall determine. The Committee may, in its discretion, accelerate the time at which a Participant vests in his or her Stock Options.

(b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised; provided, however, that no Stock Option shall be exercisable after the tenth anniversary of the Date of Grant. If the period of a Stock Option’s exercisability determined in accordance with the preceding sentence ends on a day that is not a Trading Day, the Stock Option may be exercised up to and including the last Trading Day before such date. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the applicable Agreement.

(c) Exercise in the Event of Termination of Service – Employees and Consultants.

(i) Termination Other than for Cause; Termination due to Retirement, Death or Permanent Disability. Except as otherwise provided in this Section 2.3(c) or as the Committee has determined or determines otherwise, the following shall apply:

(A) subject to clauses (B), (C), and (D) below, if an Employee’s or a Consultant’s Service ceases by reason of his or her voluntary termination or termination by the Company or any of its Subsidiaries other than for Cause, his or her Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination or the expiration of the term of such Outstanding Stock Options;

(B) if an Employee’s Service ceases by reason of his or her Retirement, his or her Outstanding Stock Options may be exercised to the extent exercisable on the date of Retirement until the expiration of the term of such Outstanding Stock Options;

(C) if an Employee’s or a Consultant’s Service ceases by reason of his or her Permanent Disability, his or her Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of three years after such date or the expiration of the term of such Outstanding Stock Options; or

(D) if an Employee or a Consultant dies, his or her Outstanding Stock Options may be exercised to the extent exercisable at the date of death by (i) his or her beneficiary, if the Company has adopted procedures whereby Participants may designate a beneficiary and the Participant has done so, or (ii) if the Company has not adopted such procedures or the Participant has not designated a beneficiary, by the person or persons who acquired the right to exercise such Outstanding Stock Options by will or the laws of descent and distribution, in either such case until the earlier of two years after the date of death or the expiration of the term of such Outstanding Stock Options.

Except as otherwise provided in this Section 2.3(c) or as the Committee has determined or determines otherwise, upon the occurrence of an event described in clause (A), (B), (C) or (D) of this Section 2.3(c), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

(ii) Termination for Cause. If an Employee’s or a Consultant’s Service ends due to a Termination for Cause then, unless the Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

(d) Exercise in the Event of Termination of Service – Directors.

(i) Termination Other than for Cause; Termination due to Death or Permanent Disability. Except as otherwise provided in this Section 2.3(d) or as the Board or Director Grant Committee has determined or determines otherwise, the following shall apply:

(A) subject to clauses (B) and (C) below, if a Director’s Service ceases by reason of his or her voluntary termination or termination by the Company or any of its Subsidiaries other than for Cause (which, for avoidance of doubt, shall include the Director not being re-elected to the Board), his or her Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination or the expiration of the term of such Outstanding Stock Options;

(B) if a Director’s Service ceases by reason of his or her Permanent Disability, his or her Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of three years after such date or the expiration of the term of such Outstanding Stock Options; or

(C) if a Director dies, his or her Outstanding Stock Options may be exercised to the extent exercisable at the date of death by (i) his or her beneficiary, if the Company has adopted procedures whereby Directors may designate a beneficiary and the Director has done so, or (ii) if the Company has not adopted such procedures or the Director has not designated a beneficiary, by the person or persons who acquired the right to exercise such Outstanding Stock Options by will or the laws of descent and distribution, in either such case until the earlier of two years after the date of death or the expiration of the term of such Outstanding Stock Options.

Except as otherwise provided in this Section 2.3(d) or as the Board or Director Grant Committee has determined or determines otherwise, upon the occurrence of an event described in clause (A), (B) or (C) of this Section 2.3(d), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

(ii) Termination for Cause. If a Director’s Service ends due to a Termination for Cause then, unless the Board or Director Grant Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

Section 2.4 Payment of Purchase Price Upon Exercise.

Shares of Common Stock purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Common Stock delivered pursuant to the exercise of the Stock Option. Payment shall be made in cash or, to the extent permitted in the discretion of the Committee, through delivery or attestation of shares of Common Stock or other securities of the Company designated by the Committee, in a combination of cash, shares or such other securities or in any other form of valid consideration that is acceptable to the Committee in its discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, a Stock Option may also be exercised through a “cashless exercise” procedure, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option.

Section 2.5 No Repricing of Stock Options.

The Committee may not Reprice any Stock Option without stockholder approval. As used in this Section 2.5, “Reprice” means any of the following or any other action that has the same effect at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock: (i) amending a Stock Option to reduce its exercise price, (ii) canceling a Stock Option in exchange for a Stock Option, Restricted Share, other equity award or cash, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article VIII hereof.

ARTICLE III
PROVISIONS APPLICABLE TO STOCK APPRECIATION RIGHTS

Section 3.1 Stock Appreciation Rights.

The Committee may from time to time grant Stock Appreciation Rights to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. The Committee may grant Stock Appreciation Rights alone or in tandem with Stock Options.

Section 3.2 Stock Appreciation Rights Granted In Tandem with Stock Options.

A Stock Appreciation Right granted in tandem with a Stock Option may be granted either at the time of the grant of the Stock Option or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option. A tandem Stock Appreciation Right shall entitle the holder to surrender to the Company all or a portion of the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the aggregate exercise price of the Stock Option (or of the portion of the Stock Option so surrendered). Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Common Stock or other securities of the Company designated by the Committee or in a combination of cash, shares of Common Stock or such other securities.

Section 3.3 Stand-Alone Stock Appreciation Rights.

Stock Appreciation Rights granted alone (that is, not in tandem with Stock Options) (“Stand-Alone SARs”) shall be subject to the provisions of this Section 3.3 and such other terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement.

(a) Exercise Price. The Committee shall establish the per share exercise price of each Stand-Alone SAR; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. Notwithstanding the foregoing, the per share exercise price of a Stand-Alone SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A, as applicable. The exercise price of any Stand-Alone SAR will be subject to adjustment in accordance with the provisions of Article VIII hereof.

(b) Exercisability of Stand-Alone SARs. Unless the Committee has determined or determines otherwise, Stand-Alone SARs shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to Stand-Alone SARs, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Stand-Alone SARs and/or any applicable Performance Goals, subject to any restrictions that the Committee shall determine. The Committee may, in its discretion, accelerate the time at which a Participant vests in his or her Stand-Alone SARs.

(c) Period of Exercise. For each Stand-Alone SAR granted, the Committee shall specify the period during which the Stand-Alone SAR may be exercised; provided, however, that no Stand-Alone SAR shall be exercisable after the tenth anniversary of the Date of Grant. If the period of a Stand-Alone SAR’s exercisability determined in accordance with the preceding sentence ends on a day that is not a Trading Day, the Stand-Alone SAR may be exercised up to and including the last Trading Day before such date.

(d) Exercise in the Event of Termination of Service. Unless the Committee has determined or determines otherwise, in the event that (i) the Participant’s Service ceases by reason of the voluntary termination by the Participant or the termination by the Company or any of its Subsidiaries other than for Cause, (ii) the Participant’s Service ceases by reason of the Participant’s Retirement, (iii) the Permanent Disability of the Participant occurs, (iv) a Participant dies during a period during which his Stand-Alone SARs could have been exercised by him, or (v) the Participant’s Service with the Company or any of its Subsidiaries ends due to a Termination for Cause, then, in each of the foregoing cases (i) through (v), the Participant’s Stand-Alone SARs may be exercised to the extent that, and for the period during which, Stock Options awarded to the Participant would be exercisable pursuant to Section 2.3(c) or 2.3(d), as applicable.

(e) No Repricing of Stand-Alone SARs. The Committee may not Reprice any Stand-Alone SAR without stockholder approval. As used in this Section 3.3(e), “Reprice” means any of the following or any other action that has the same effect at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock: (i) amending a Stand-Alone SAR to reduce its exercise price, (ii) canceling a Stand-Alone SAR in exchange for a Stand-Alone SAR, Restricted Share, other equity award or cash, or (iii) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 3.3(e) shall prevent the Committee from making adjustments pursuant to Article VIII hereof.

ARTICLE IV
PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 4.1 Grants of Restricted Shares.

The Committee may from time to time grant Restricted Shares to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.

Section 4.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Shares and/or any applicable Performance Goals, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 4.3 Rights and Restrictions Governing Restricted Shares.

The Participant shall have all rights of a holder as to Restricted Shares granted hereunder, including, to the extent applicable, the right to receive dividends and to vote; provided, however, that unless the Committee has determined or determines otherwise: (a) the Participant shall not be registered on the books and records of the Company as a stockholder until such shares have vested; and (b) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. The Committee may make any dividend payments subject to vesting, deferral, restrictions on transfer or other conditions; any such terms and conditions applicable to dividend payments will be set forth in the applicable Agreement. Notwithstanding anything herein to the contrary, any dividends declared or paid on Restricted Shares shall not vest or become payable unless and until the Restricted Shares to which the dividends apply become vested and nonforfeitable.

Section 4.4 Acceleration of Vesting and Removal of Restrictions.

Any other provision of the Plan to the contrary notwithstanding, the Committee, in its discretion, may at any time accelerate the date or dates on which Restricted Shares vest. Also, the Committee may, in its discretion, remove any other restrictions on Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 4.5 Delivery of Restricted Shares.

On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse. Restricted Shares awarded hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.6 Termination of Service.

Unless the Committee has determined or determines otherwise, if the Participant’s Service terminates for any reason (including, without limitation, by reason of voluntary termination by the Participant, termination by the Company or any of its Subsidiaries other than for Cause, Termination for Cause, the Participant’s Retirement, or the Participant’s death or Permanent Disability) prior to the date or dates on which Restricted Shares vest, the Participant shall forfeit all unvested Restricted Shares as of the date of such event.

Section 4.7 Grants of Unrestricted Shares.

The Committee may from time to time, in its discretion, make Awards of unrestricted shares of Common Stock to Eligible Persons.

ARTICLE V
PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 5.1 Grants of Restricted Share Units.

The Committee may from time to time grant Restricted Share Units to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Share Unit shall correspond to one share of Common Stock.

Section 5.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time and the increments in which a Participant shall vest in the Restricted Share Units and/or any applicable Performance Goals, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement.

Section 5.3 Acceleration of Vesting.

Any other provision of the Plan to the contrary notwithstanding, the Committee, in its discretion, may at any time accelerate the date or dates on which Restricted Share Units vest.

Section 5.4 Settlement of Restricted Share Units.

Upon vesting or such later date as the Committee may determine (in accordance with the requirements of, or an exemption from, Section 409A), Restricted Share Units will be settled, at the discretion of the Committee, in shares of Common Stock, in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units, in other securities of the Company designated by the Committee or in a combination of cash, shares of Common Stock or such other securities. Shares of Common Stock delivered in settlement of Restricted Share Units may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 5.5 Termination of Service.

Unless the Committee has determined or determines otherwise, if the Participant’s Service terminates for any reason (including without limitation by reason of voluntary termination by the Participant, termination by the Company or any of its Subsidiaries other than for Cause, Termination for Cause, the Participant’s Retirement, or the Participant’s death or Permanent Disability) prior to the date or dates on which Restricted Share Units vest, the Participant shall forfeit all unvested Restricted Share Units as of the date of such event.

ARTICLE VI
PERFORMANCE AWARDS

Section 6.1 Grants of Performance Awards.

The Committee may from time to time grant Awards which constitute Performance Awards to Eligible Persons on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine.

Section 6.2 Performance Metrics.

Unless the Committee has determined or determines otherwise, the grant, vesting, payment, settlement and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of one or more Performance Goals over a Performance Period. The relevant Performance Goals shall be established by the Committee and may relate to specified amounts, targets or objectives related to one or more performance metrics (including subjective metrics) as the Committee deems appropriate (collectively, the “Performance Metrics”), including but not limited to the following: OIBDA; Operating Income; Free Cash Flow; operational cash flow; Net Earnings; Net Earnings from Continuing Operations; Earnings Per Share; EBITDA; Revenue; Net Revenue; net profit; net income; funds from operations; adjusted funds from operations; total shareholder return; share price; return on equity after tax; return on equity before tax; return in excess of cost of capital; profit in excess of cost of capital; return on assets; return on invested capital; return on capital employed; net operating profit after tax; net operating profit before tax; operating margin; profit margin; economic value added; expense or cost levels; bank debt or other long-term or short-term public or private date or other similar financial obligation levels; or any combination thereof. The Performance Goals may be established in terms of objectives that are related to the individual Participant or that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected reference companies or a market index.

Section 6.3 Termination of Service.

Except as otherwise provided in Section 2.3(c) or 2.3(d), 3.3(d), 4.6 or 5.5, as applicable, the treatment of Performance Awards in the event of a Participant’s termination of Service shall be set forth in the Agreement setting forth the terms and conditions of the relevant Performance Awards.

Section 6.4 Discretion to Reduce Compensation.

The Committee retains the right to reduce (including to zero) any Award such that the amount of the Award is less than the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained.

Section 6.5 Adjustment of Calculation of Performance Goals.

With respect to any Performance Award, the Committee may make such adjustments or modifications as it deems appropriate in the calculation of the Performance Goals applicable to such Performance Award in order to reflect any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, split-up, spin-off, split-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or to exclude the effect of any items that are either of an “unusual nature” or of a type that indicates “infrequency of occurrence” under GAAP, including, without limitation, any changes in accounting standards, and/or to reflect any other item or event determined by the Committee in its discretion. The Committee, in its discretion, may also make such other adjustments or modifications as it determines in its discretion to be appropriate to reflect other extraordinary events or circumstances that occur and that have the effect, as determined by the Committee, of distorting the applicable Performance Goals. Adjustments or modifications authorized by this Section 6.5 shall be made as determined by the Committee to the extent necessary to prevent reduction or enlargement of the Participant’s rights with respect to the Participant’s Performance Awards. All determinations that the Committee makes pursuant to this Section 6.5 shall be conclusive and binding on all persons for all purposes.

ARTICLE VII
DIVIDENDS, DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 7.1 Dividends and Dividend Equivalents.

The Committee shall have the authority to specify whether the participant of an Award other than a Stock Option or Stock Appreciation Right (including, without limitation, any Award deferred pursuant to Article IX) is entitled to receive interest or dividends or Dividend Equivalents with respect to the number of shares of Common Stock covered by such Award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award. Notwithstanding the foregoing, reinvestment of dividends or Dividend Equivalents in additional shares of Common Stock shall only be permissible if sufficient shares of Common Stock are available under Section 1.5 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient shares of Common Stock are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Share Units equal in number to the shares of Common Stock that would have been obtained by such payment or reinvestment, the terms of which Restricted Share Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further Restricted Share Units on the terms contemplated by this Section 7.1. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents credited in respect of an Award shall not vest or become payable unless and until the Award to which the dividends or Dividend Equivalents apply becomes vested and nonforfeitable.

Section 7.2 Other Awards.

The Committee shall have the authority to grant other equity-based or equity-related awards or cash payments, which may be based on one or more criteria determined by the Committee, under the Plan that are consistent with the purpose of the Plan and the interests of the Company. Other Awards may be granted in tandem with, or independent of, Awards granted under the Plan.

Section 7.3 Substitute Awards.

Notwithstanding any terms or conditions of the Plan to the contrary, Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of Service, as the awards that they replace, as determined by the Committee in its sole discretion.

ARTICLE VIII
EFFECT OF CERTAIN CORPORATE CHANGES

Section 8.1 Adjustments.

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in

Sections 1.5, 1.6 and 1.7 with respect to certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Awards.

(b) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spin-off, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Sections 1.5, 1.6 and 1.7 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Awards.

(c) In the case of a Corporate Transaction, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) Any adjustments made pursuant to this Article VIII to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to this Article VIII to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that either the Awards, after such adjustments, remain exempt from the application of Section 409A or will not result in the imposition of any penalty taxes under Section 409A in respect of such Awards.

Section 8.2 Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Agreement, in another agreement with the Participant, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent not assumed, continued, or substituted for:

(a) Immediately prior to the occurrence of such Change in Control, in each case with the exception of Performance Awards, all outstanding Restricted Shares, Restricted Share Units, and Dividend Equivalents shall become vested, and all shares of Common Stock and/or cash subject to outstanding Restricted Shares, Restricted Share Units, and Dividend Equivalents shall be delivered; and either or both of the following two (2) actions shall be taken:

(i) At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Stock Options and Stock Appreciation Rights outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of a Stock Option or Stock Appreciation Right during this fifteen (15)-day period shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Stock Options and Stock Appreciation Rights shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (ii) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all persons who hold Stock Options and Stock Appreciation Rights not later than the time at which the Company gives notice thereof to its stockholders; and/or

(ii) The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, and/or Dividend Equivalents and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Restricted Share Units, and Dividend Equivalents (for shares of Common Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Change in Control and, in the case of Stock Options or Stock Appreciation Rights, equal to the product of the number of shares of Common Stock subject to such Stock Options or Stock Appreciation Rights multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such transaction exceeds (y) the exercise price applicable to such Stock Options or Stock Appreciation Rights.

(b) Performance Awards shall be treated as though target performance has been achieved, and such Awards shall be settled under the applicable provision of Section 8.2(a).

(c) Other Awards shall be governed by the terms of the applicable Agreement.

Section 8.3 Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Agreement, in another agreement with the Participant, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed, continued, or substituted for, the following provisions shall apply to such Award, to the extent assumed, continued, or substituted for:

(a) The Plan and the Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Awards, or for the substitution for such Awards of new stock options, stock appreciation rights, restricted shares, restricted share units, dividend equivalent rights, or other awards relating to the securities of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights. With respect to each outstanding Performance Award, if the Change in Control occurs prior to the end of the applicable Performance Period, then the Performance Award shall be treated as though target performance has been achieved.

(b) In the event a Participant’s Award is assumed, continued, or substituted upon the consummation of any Change in Control and the Participant’s employment is terminated (i) due to the Participant’s death or Permanent Disability or (ii) by the Company (or its successor), other than due to a Termination for Cause, in each case within the eighteen (18)-month period following the consummation of such Change in Control (or such longer period as the Committee shall determine), the Participant’s Award will become fully vested as of such termination and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee shall determine (but in no event later than the original expiration date of the Award).

ARTICLE IX
DEFERRAL PROVISIONS

The Committee may establish procedures pursuant to which the payment of any Award may be deferred. To the extent an Award or any deferral of the payment of any Award constitutes a deferral of compensation subject to Section 409A, the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made. The Company’s obligation to pay deferred Awards pursuant to this Article IX shall be reflected on its books as a general, unsecured and unfunded obligation, and the rights of a Participant or his or her designated beneficiary to receive payments from the Company as a result of a deferral made pursuant to this Article IX are solely those of a general, unsecured creditor. The Company shall not be required to create a trust or otherwise set aside assets in respect of its obligations hereunder, and a Participant or designated beneficiary shall have no interest whatsoever, vested or contingent, in any particular assets of the Company.

ARTICLE X
MISCELLANEOUS

Section 10.1 No Rights to Awards or Continued Service.

Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed or engaged by or to continue in the Service of the Company or any Subsidiary, or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Subsidiary or interfere with or limit the right of the Company or any Subsidiary to modify the terms of or terminate such individual’s Service at any time for any reason.

Section 10.2 Restriction on Transfer.

The rights of a Participant with respect to any Award shall be exercisable during the Participant’s lifetime only by the Participant and shall not be transferable by the Participant to whom such Award is granted, except by will or the laws of descent and distribution, provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its discretion, impose.

Section 10.3 Foreign Awards and Rights.

Notwithstanding any provision of the Plan to the contrary, to comply with securities, exchange control, labor, tax or other applicable laws, rules or regulations in countries outside of the United States in which the Company and its Subsidiaries operate or have Employees, Consultants or directors, and/or for the purpose of taking advantage of tax favorable treatment for Awards granted to Participants in such countries, the Committee, in its sole discretion, shall have the power and authority to (i) amend or modify the terms and conditions of any Award granted to a Participant; (ii) establish, adopt, interpret, or revise any rules and procedures to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Sections 1.5, 1.6 and 1.7 hereof or otherwise require stockholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on termination of Service, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, tax withholding procedures, restrictions on the sale of shares of Common Stock of the Company, and on the handling of any stock certificates or other indicia of ownership. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction and, as part of such sub-plan, may modify Article VIII of the Plan to the extent necessary to comply with the tax requirements of the jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the Code, any securities law or governing statute.

Section 10.4 Taxes.

The Company or any Subsidiary shall have the authority and right to deduct or withhold or require a Participant to remit to the Company or any Subsidiary, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of the Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of shares of Common Stock of the Company underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; (iii) withholding taxes through a net share settlement procedure or through a “cashless exercise” procedure as described in Section 2.4; or (iv) in the Committee’s sole discretion and in satisfaction of the foregoing requirement withhold shares of Common Stock of the Company otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the number of shares of Common Stock of the Company which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant’s Tax-Related Items liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of shares of Common Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates. No shares of Common Stock of the Company shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholding obligations with respect to any taxable event concerning the Participant or such other person arising as a result of the Plan. To the extent permitted by the Committee, any Participant who makes an election under Section 83(b) of the Code to have his or her Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 10.5 Stockholder Rights.

No Award under the Plan shall entitle a Participant or a Participant’s beneficiary, estate or permitted transferee to any rights of a holder of the shares of Common Stock of the Company subject to any Award until the Participant, the Participant’s beneficiary or estate or the permitted transferee is registered on the books and records of the Company as a stockholder with respect to such shares (or, where shares are permitted to be held in “street” name by a broker designated by a Participant or a Participant’s beneficiary, estate or permitted transferee, until such broker has been so registered).

Section 10.6 No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any delivery of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 10.7 Source of Payments.

It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. Accordingly, the general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor. Notwithstanding the foregoing, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of this Plan.

Section 10.8 Exercise Periods Following Termination of Service.

For the purposes of determining the dates on which Awards may be exercised following a termination of Service or following death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last Trading Day falling within the exercise period. Thus, if the last day of the exercise period is not a Trading Day, the last date an Award may be exercised is the last Trading Day before the end of the exercise period.

Section 10.9 Breach of Agreements.

The Committee may include in any Agreement a provision authorizing the Company to recover from a Participant Awards and/or amounts realized upon exercise, payment or settlement, as the case may be, of Awards made under the Plan in such circumstances as the Committee may prescribe in its discretion.

Section 10.10 Service with Subsidiary.

Unless the Committee has determined or determines otherwise, the Service of a Participant who works for a Subsidiary shall terminate, for Plan purposes, on the date on which the Participant’s employing company ceases to be a Subsidiary.

Section 10.11 Section 409A.

The intent of the parties is that payments and the settlement of Awards under the Plan comply with Section 409A and, accordingly, to the maximum extent permitted, the Plan shall be interpreted to be in compliance therewith. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A shall be treated as a separate payment for purposes of Section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A except in accordance with Section 409A.

Notwithstanding anything herein to the contrary, if a Participant is deemed on the date of his or her “separation from service” (as determined by the Company pursuant to Section 409A) to be one of the Company’s “specified employees” (as determined by the Company pursuant to Section 409A), and any portion of the Participant’s Awards that constitutes deferred compensation within the meaning of Section 409A is scheduled to be paid or settled, as the case may be, upon the Participant’s separation from service or during the six-month period thereafter, then such payment or settlement, as the case may be, shall not occur prior to the earlier of (i) the six-month anniversary of the date of the Participant’s separation from service or (ii) the date of the Participant’s death (the “Delay Period”). All payments and settlements delayed pursuant to this Section 10.11 shall be paid or settled, as the case may be, within 30 days following the end of the Delay Period, less any applicable withholdings, and any remaining payments and settlements regularly scheduled to occur after the end of the Delay Period shall be paid or distributed in accordance with the payment or settlement schedule specified for them. In no event shall the Company or any of its Subsidiaries be liable for any tax, interest or penalties that may be imposed on a Participant by Section 409A or any damages for failing to comply with Section 409A.

Notwithstanding anything herein to the contrary, in the case of an Award that is characterized as deferred compensation under Section 409A, and pursuant to which settlement and delivery of the cash or shares of Common Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Common Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Section 409A.

Section 10.12 Non-Exempt Employees.

Unless otherwise determined by the Committee, no Option or SAR shall be granted to any Employee who is a “non-exempt employee” for purposes of the Fair Labor Standards Act of 1938, as amended, which is first exercisable for any shares of Stock within six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay, and the provisions of this Section 10.12 will apply to all such applicable Awards and are hereby incorporated by reference into such Agreements.

Section 10.13 Electronic Delivery.

Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) and/or posted on a website specified by the Company that the Participant is permitted to access.

Section 10.14 Exchange Rates.

Neither the Company nor any Subsidiary shall be liable to a Participant for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Participant’s Award or of any amounts due to the Participant pursuant to the settlement of the Award or, if applicable, the subsequent sale of any shares of Common Stock acquired upon settlement.

Section 10.15 Third-Party Administration.

In connection with a Participant’s participation in the Plan, the Company may use the services of a third-party administrator, including a brokerage firm administrator, and the Company may provide this third-party administrator with personal information about a Participant, including his or her name, social security or other tax identification number and address, as well as the details of each Award, and this third-party administrator may provide information to the Company and its Subsidiaries concerning the exercise of a Participant’s rights and account data as it relates to the administration of Awards granted under the Plan.

Section 10.16 Registration Restrictions.

A Stock Option or Stand-Alone SAR shall not be exercisable, no transfer of shares of Common Stock shall be made to any Participant with respect to any Award, and any attempt to exercise a Stock Option or Stand-Alone SAR to transfer any such shares with respect to any Award shall be void and of no effect, unless and until (i) a registration statement under the Securities Act, has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Award, and the shares of Common Stock subject to such Award have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee that such registration or qualification is not required. Without limiting the foregoing, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Award is required under any federal or state law or on any securities exchange or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares pursuant to the exercise of an Award, such Award shall not be exercised or settled in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

ARTICLE XI
AMENDMENT AND TERMINATION

The Board may alter, amend, suspend or terminate the Plan at any time, in whole or in part; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the New York Stock Exchange or other principal stock exchange on which the Common Stock is listed. No alteration, amendment, suspension or termination of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award.

Notwithstanding the foregoing or any provision herein to the contrary, the Committee shall have broad authority to amend the Plan or any outstanding Award under the Plan without the approval of the Participant to the extent the Committee deems necessary or appropriate (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations; or (ii) to avoid adverse tax consequences to any person under Section 409A with respect to any Award, even if such amendment would otherwise be detrimental to such person.

ARTICLE XII
PARACHUTE LIMITATIONS

If any Participant is a Disqualified Individual, then, notwithstanding any other provision of the Plan or of any Other Agreement to the contrary and notwithstanding any Benefit Arrangement, any right of the Participant to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Participant under the Plan to be considered a Parachute Payment; and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Section 409A or to the extent that Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Section 409A, in order to comply with Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments, then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Stock Options or Stock Appreciation Rights, then by reducing or eliminating any accelerated vesting of Restricted Shares or Restricted Shares Units, then by reducing or eliminating any other remaining Parachute Payments, in each case with the payments to be made furthest in the future being reduced first.

ARTICLE XIII
INTERPRETATION

Section 13.1 Governmental Regulations.

The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities, including, without limitation, any rules or regulations promulgated under or issued pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 13.2 Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 13.3 REIT Status.

To the extent that the Company is a REIT, (a) the Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT; and (b) no award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the common stock ownership limit or aggregate stock ownership limit prescribed by the Company’s Articles of Incorporation, as amended, restated, supplemented or corrected from time to time, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

Section 13.4 Clawback.

All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law.

Section 13.5 Governing Law.

The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Maryland.

ARTICLE XIV
EFFECTIVE DATE AND EXPIRATION DATE

Section 14.1 Effective Date.

The Plan first became effective as of March 27, 2014 (the “Effective Date”), and was previously amended and restated effective on each of June 9, 2015, June 10, 2019, and June 6, 2023. The terms of the Plan as hereby amended and restated were adopted by the Board on April 16, 2026, contingent upon approval by the Company’s stockholders on June 3, 2026, the date of the Company’s 2026 Annual Meeting of Stockholders.

Section 14.2 Final Date for Awards.

Unless previously terminated pursuant to Article XI, the Plan shall expire at midnight on June 5, 2033 (the “Expiration Date”), and no further Awards may be granted under the Plan on or after such date. The Expiration Date will not affect the operation of the terms of the Plan or the Company’s and Participants’ rights and obligations with respect to Awards granted on or prior to the Expiration Date.

OUTFRONT MEDIA INC.
C/O EQ SHAREOWNER SERVICES
1110 CENTRE POINT CURVE
SUITE 101
MENDOTA HEIGHTS, MN 55120-4100

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OUT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92764-P49796

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OUTFRONT MEDIA INC.

The Board of Directors recommends you vote "FOR" the following:

1. Election of Director Nominees

Nominees:	For	Against	Abstain
1a. Michael Barrett	☐	☐	☐
1b. Nicolas Brien	☐	☐	☐
1c. Mark Carleton	☐	☐	☐
1d. Angela Courtin	☐	☐	☐
1e. Manuel A. Diaz	☐	☐	☐
1f. Michael J. Dominguez	☐	☐	☐
1g. Peter Mathes	☐	☐	☐
1h. Nicolle Pangis	☐	☐	☐
1i. Susan M. Tolson	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4.	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as OUTFRONT Media Inc.'s independent registered public accounting firm for fiscal year 2026.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of OUTFRONT Media Inc.'s named executive officers, as disclosed in the Proxy Statement.	☐	☐	☐
4. Approval of the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors of OUTFRONT Media Inc. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the election of each of the nominees named in proposal 1 for director and "FOR" proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V92765-P49796

OUTFRONT MEDIA INC.
Annual Meeting of Stockholders
June 3, 2026, 10:00 AM, ET
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of OUTFRONT Media Inc., a Maryland corporation, hereby appoint(s) Nicolas Brien and Louis J. Capocasale, or either of them, as proxies for the undersigned with the full power of substitution in each of them, and hereby authorize(s) them to attend the Annual Meeting of Stockholders to be held at 10:00 AM, ET on June 3, 2026, via live webcast at www.virtualshareholdermeeting.com/OUT2026, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is/are entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement, each of which are incorporated herein by reference, and hereby revoke(s) any proxy heretofore given with respect to the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR DIRECTOR AND "FOR" PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side